UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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ANNTAYLOR STORES CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7 TIMES SQUARE

NEW YORK, NEW YORK 10036

To Our Stockholders:

We are pleased to invite you to attend the Annual Meeting of Stockholders of AnnTaylor Stores Corporation to be held on Wednesday, May 19, 2010 at 8:00 A.M., local time, at our offices at 7 Times Square, 5th Floor, New York, New York 10036.

The following pages include a formal notice of the meeting and the proxy statement. The proxy statement describes various matters on the agenda for the meeting. Please read these materials so that you will know what we plan to do at the meeting. It is important that your shares be represented at the Annual Meeting, regardless of whether you plan to attend the meeting in person. Please vote your shares as soon as possible through any of the voting options available to you as described in this proxy statement.

On behalf of management and our Board of Directors, we thank you for your continued support of AnnTaylor Stores Corporation.

Sincerely,

Kay Krill

President and Chief Executive Officer

New York, New York

April 13, 2010

7 TIMES SQUARE

NEW YORK, NEW YORK 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2010

To the Stockholders of AnnTaylor Stores Corporation:

The 2010 Annual Meeting of Stockholders of AnnTaylor Stores Corporation (the “Company”) will be held at 8:00 A.M., local time, on Wednesday, May 19, 2010, at the Company’s offices at 7 Times Square, 5th Floor, New York, New York 10036, for the following purposes:

1.	To elect to the Board of Directors of the Company the three Class I directors named in the attached proxy statement, each to serve for a term of three years;

2.	To approve amendments to the Company’s 2003 Equity Incentive Plan;

3.	To approve an amendment to the Company’s Associate Discount Stock Purchase Plan; and

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

5.	Such other business as may properly come before the meeting.

Stockholders who hold our common stock at the close of business on March 25, 2010 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Barbara K. Eisenberg

Secretary

New York, New York

April 13, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2010:

This proxy statement and the AnnTaylor Stores Corporation 2009 Annual Report to stockholders are available at www.proxyvote.com.

Your vote is important. In the past, the election of directors (Proposal 1 in this proxy statement) was deemed a routine matter, and accordingly, if you held your shares in the name of a brokerage firm and did not provide your broker with voting instructions, the firm was allowed to vote those shares on your behalf in the election of directors as it felt appropriate. Due to recent changes in regulation, the brokerage firm is now unable to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in the name of a brokerage firm and do not instruct the broker on how to vote in the election of directors, no votes will be cast on your behalf. For this reason, it is critical that you cast your vote if you want it to count in the election of directors.

Whether or not you attend the meeting in person, please follow the instructions you received to vote your shares as soon as possible to ensure that your shares are represented at the meeting. If you wish to attend the Annual Meeting, please see the instructions on page 2 of this proxy statement.

Help us preserve and protect the environment by eliminating paper proxy mailings to your home or business: with your consent, we will provide all future proxy voting materials and annual reports to you electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until cancelled.

7 TIMES SQUARE

NEW YORK, NEW YORK 10036

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2010

We are furnishing this proxy statement and the accompanying proxy to the stockholders of AnnTaylor Stores Corporation, a Delaware corporation (the “Company”), in connection with solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Stockholders of the Company and at any and all adjournments or postponements of that meeting. The Annual Meeting will be held at 8:00 A.M., local time, on Wednesday, May 19, 2010, at our offices located at 7 Times Square, 5th Floor, New York, New York 10036.

This proxy statement and the proxies solicited by this proxy statement will be made available to stockholders on or about April 13, 2010.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting. In addition, the Company’s management will report on the Company’s performance during 2009 and respond to questions from stockholders.

What is a proxy?

A proxy is a document, also referred to as a proxy card, on which you authorize someone else to vote for you at the upcoming Annual Meeting in the way that you want to vote. You may also choose to abstain from voting. The Board is soliciting your vote as indicated in this proxy statement.

Who is entitled to vote?

You can vote if you were a holder of our common stock at the close of business on March 25, 2010 (the “Record Date”). At the close of business on the Record Date, there were 58,679,074 shares of common stock outstanding. Each common share has one vote.

How do I vote?

If you are a shareholder on the Record Date and hold your shares in your own name, you have three ways to vote and submit your proxy before the Annual Meeting:

•	By mail—If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

•

By Internet—We encourage you to vote and submit your proxy over the Internet at www.proxyvote.com. Even though you may have received paper copies of the proxy materials, you may vote by Internet by going to www.proxyvote.com and entering your control number, which is a 12-digit number located in a box on your proxy card that is included with your proxy materials.

•

By telephone—You may vote and submit your proxy by calling 1 (800) 690-6903 and providing your control number, which is a 12-digit number located in a box on your proxy card that is included with your proxy materials.

If you hold your shares through an account with a brokerage firm or bank, your ability to vote over the Internet or by telephone depends on the voting procedures of the broker or bank. Please follow the directions provided to you by your broker or bank.

All shares that are represented by properly executed proxies and received in time for voting at the Annual Meeting (and that have not been revoked) will be voted as instructed on the proxy. Where specific choices are not indicated, the shares represented by your properly completed and executed proxy will be voted FOR the election of the Board nominees for Class I directors (Proposal 1) and in favor of Proposals 2, 3 and 4, unless your shares are held through a brokerage firm or bank, in which case your broker may not vote on Proposals 1, 2 and 3, the non-routine matters, without your instructions, as explained on page 3 of this proxy statement. Should any matter not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment as permitted.

If you choose to vote your shares at the Annual Meeting and your AnnTaylor shares are held for you in a brokerage or bank account, you must obtain a legal proxy from that entity and bring it with you to hand in with your ballot in order to be able to vote your shares at the meeting.

If you sign and submit the proxy card or vote through the Internet or by telephone before the Annual Meeting, you may still attend the meeting.

The meeting is being held at the Company’s corporate headquarters located at 7 Times Square, 5th Floor, New York, New York 10036 at 8:00 A.M., local time, on Wednesday, May 19, 2010. To attend the meeting, if you own your AnnTaylor shares through a brokerage firm or bank, you must bring proof of ownership of your shares as of the Record Date, such as a statement from the broker or bank. If you hold your AnnTaylor shares in your own name, you must bring the Admissions Ticket section of the proxy card that you received with your proxy materials. All shareholders must bring government-issued picture identification to enter the meeting. You may obtain directions to attend the meeting and vote in person by contacting the Corporate Secretary at corporate_secretary@anntaylor.com or (212) 536-4229. In addition, if due to a disability, you need an accommodation to attend, please contact the Corporate Secretary at the same email address or phone number by April 30, 2010.

Who votes for me if I own my shares through the Company’s Associate Discount Stock Purchase Plan or the 401(k) Savings Plan?

The plan custodian or trustee, as the case may be, votes in accordance with your instructions. If you own shares through the Associate Discount Stock Purchase Plan and the custodian does not receive your properly completed and executed proxy with your voting instructions by 11:59 p.m. on May 17, 2010, the custodian will not vote your shares.

If you own shares through the 401(k) Savings Plan and the trustee does not receive your properly completed and executed proxy with your voting instructions by 11:59 p.m. on May 17, 2010, the trustee will vote your shares in the same proportion as it voted shares for which it received instructions.

What can I vote on?

At the Annual Meeting, you will be able to vote on the:

•	election of the three Class I directors to the Board;

•	approval of amendments to the Company’s 2003 Equity Incentive Plan;

•	approval of an amendment to the Company’s amended and restated Associate Discount Stock Purchase Plan;

•	ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year; and

•	transaction of any other business as may properly come before the meeting, or any adjournments, continuations or postponements of the meeting.

We do not expect any other matters requiring a vote of the stockholders to be presented at the Annual Meeting, but if another matter is properly submitted, the individuals named in the proxy intend to vote on those matters in accordance with their best judgment.

How does the Board recommend I vote?

The Board recommends a vote:

•	FOR each of the three nominees for the Board of Directors;

•	FOR approval of amendments to the Company’s 2003 Equity Incentive Plan;

•	FOR approval of an amendment to the Company’s amended and restated Associate Discount Stock Purchase Plan; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

How many shares must be present to conduct a meeting?

A quorum is necessary to hold a valid meeting of the stockholders. The presence, either in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting.

What is a “broker non-vote”?

If your shares are held in the name of a brokerage firm, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. When a proposal is not a “routine” matter under New York Stock Exchange rules and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote”.

Proposal 4, the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year, is a routine matter for which the brokerage firm who holds your shares can vote your shares even if it has not received instructions from you. All the other proposals in this proxy statement are non-routine matters and accordingly the brokerage firm cannot vote your shares on those proposals without your instructions.

How are broker non-votes counted?

Shares represented by broker non-votes will be counted in determining whether there is a quorum. Shares represented by broker non-votes will not be counted as shares present and voting on a specific proposal, thus having no effect on the outcome of such proposal, except as noted below for Proposal 2.

How many votes are required to pass a proposal?

For Proposal 1, in order for a director nominee to be elected, the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee. For Proposal 2, the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval, and the total votes cast must represent over 50% of all shares entitled to vote on the proposal. For purposes of such 50% requirement, broker non-votes will be treated as shares entitled to vote as to which no vote is cast. For each of Proposals 3 and 4 the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval.

What happens if I abstain?

A share voted “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Accordingly, for Proposal 1, abstentions will have no effect on the outcome of the proposal. For Proposals 2, 3 and 4, however, because the affirmative vote of the holders of a majority of the shares present and entitled to vote is required to pass, abstentions will be counted as votes against such proposal.

Can I change my vote after I have voted?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. A later vote by any means will cancel an earlier vote. The last vote we receive before the Annual Meeting will be the vote counted. You may change your vote in any of the following ways:

•	You may revoke your proxy by sending written notice before the Annual Meeting to the Company’s Corporate Secretary at AnnTaylor Stores Corporation, 7 Times Square, New York, NY 10036;

•	You may send the Company’s Corporate Secretary (to the address indicated above) a later-dated, signed proxy before the Annual Meeting;

•

If you voted through the Internet or by telephone, you may vote again over the Internet or by telephone by 11:59 P.M., Eastern Time on May 18, 2010, and if you are voting shares held through the Company’s Associate Discount Stock Purchase Plan or 401(k) Savings Plan, by 11:59 P.M., Eastern Time on May 17, 2010;

•	You may attend the Annual Meeting in person and vote. However, attending the Annual Meeting, in and of itself, will not change an earlier vote; or

•

If your shares are held in an account at a brokerage firm or bank, you may contact your brokerage firm or bank to change your vote or obtain a legal proxy to vote your shares if you wish to cast your votes in person at the Annual Meeting.

Who pays for soliciting the proxies?

The Company pays the cost of soliciting the proxies. We have retained Morrow & Co., Inc., a professional soliciting organization, to assist in soliciting the proxies from brokerage firms, custodians and other fiduciaries. The Company expects the fees for Morrow to be approximately $8,500. In addition, the Company’s directors, officers and employees may, without additional compensation, also solicit proxies by mail, telephone, Internet, personal contact, facsimile, or through similar methods.

CORPORATE GOVERNANCE

Board Committees

The Board of Directors has established the following committees to assist the Board in discharging its responsibilities: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee is composed entirely of independent directors, as defined by the New York Stock Exchange listing standards and applicable law. The committees on which the independent directors serve as of the date of this proxy statement are set forth below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James J. Burke, Jr.	*		*
Michelle Gass		*
Dale W. Hilpert		**
Ronald W. Hovsepian	*	*	**
Linda A. Huett			*
Kay Krill
Michael W. Trapp	**
Daniel W. Yih	*

*	Member

**	Chair

Independence

Under our Corporate Governance Guidelines, at least a majority of our Board must meet the independence requirements of the New York Stock Exchange’s listed company rules and applicable law. With seven independent, non-employee directors out of eight current Board members, we have satisfied this requirement. As required by the New York Stock Exchange rules, the Board annually evaluates the independence of our directors by determining whether a director or any member of his or her immediate family has, either directly or indirectly, any material relationship with the Company.

In accordance with the New York Stock Exchange rules, a director is not independent if:

•	The director is or has been within the last three years an employee of the Company.

•	An immediate family member of the director is or has been within the last three years an executive officer of the Company.

•

The director has received more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years. This excludes director and committee fees or other forms of deferred compensation for prior service.

•	An immediate family member of the director of the Company has received more than $120,000 in direct compensation from the Company during any twelve-month period within the last three years.

•	The director or an immediate family member of the director is a current partner of the Company’s external auditor.

•	The director is a current employee of the Company’s external auditor.

•	An immediate family member of the director is a current employee of the Company’s external auditor and personally works on the Company’s audit.

•

Within the last three years, the director or immediate family member of the director was a partner or employee of the Company’s external auditor and personally worked on the Company’s audit during that time.

•

The director or immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on the other company’s compensation committee.

•

The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

In making its independence determinations, the Board considers and broadly evaluates all information provided by each director in response to a detailed questionnaire concerning his or her independence and any direct or indirect business, family, employment, transaction, or other relationship or affiliation of such director with the Company.

As part of its analysis to determine director independence during fiscal year 2009, the Board reviewed the Company’s arrangement with International Integrated Solutions (“IIS”), a reseller from which it purchased software produced by Novell, Inc. (“Novell”). Mr. Hovsepian is the Non-Executive Chairman of our Board of Directors and is also a director, President and Chief Executive Officer of Novell. The Board has determined that it is in the best interests of the Company to purchase that software from IIS, and that given the monetary amount involved (less than $8,850 for fiscal year 2009), the benefit to Mr. Hovsepian is remote and the transaction does not impair his independence.

The independent directors during fiscal year 2009 were:

•	James J. Burke, Jr.;

•	Michelle Gass;

•	Dale W. Hilpert;

•	Ronald W. Hovsepian;

•	Linda A. Huett;

•	Michael W. Trapp; and

•	Daniel W. Yih.

Ms. Krill is a non-independent director.

As stated above, Mr. Hovsepian is the Chairman of the Board while Ms. Krill is the Company’s Chief Executive Officer. In the challenging environment in which the Company is operating, the Board believes that at this time, there is benefit to separating the positions of the Chairman and the principal executive officer. In the current circumstances, such separation permits for the more effective governance of the Company.

The Board exercises risk oversight through its interactions with management and through extensive discussions among the Board members. The Board meets regularly with management to discuss and consider potential risks that the Company may be facing. The Audit Committee of the Board evaluates the Company’s financial risks with input from management and the Company’s independent registered public accounting firm, Deloitte & Touche LLP, and reports any such risk matters to the entire Board for discussion and decision-making. The full Board considers operational risks of the Company. In addition, as discussed in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee also considers risks associated with the Company’s compensation programs, and Mr. Hovsepian, a member of both the Audit and Compensation Committees, is able to share with each Committee any risks the other Committee is evaluating.

Board Committee Functions

The functions of the standing committees are as follows:

Audit Committee

The purpose of the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is to assist the Board of Directors in fulfilling its obligations regarding the accounting, auditing, financial reporting, internal control over financial reporting, financial risk and legal compliance functions of the Company and its subsidiaries. The Audit Committee’s principal functions include assisting the Board of Directors in its oversight of the:

•	integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•

adequacy and effectiveness of the Company’s procedures to indentify and assess major financial, legal compliance, technology and business continuity risk exposures and management’s strategies to minimize those risks;

•	qualifications, independence and performance of the Company’s independent registered public accounting firm; and

•	performance of the Company’s internal audit function.

The Audit Committee also prepares the Audit Committee Report for inclusion in the proxy statement. The members all meet the Audit Committee independence and other requirements of the New York Stock Exchange and applicable law. In addition, the Board of Directors has determined that Messrs. Trapp and Yih each qualifies as an “audit committee financial expert” within the meaning of the applicable rules of the U.S. Securities and Exchange Commission (the “SEC”).

See “Audit Committee Report” for further information regarding the Audit Committee and its activities.

Compensation Committee

The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation for the Company’s Chief Executive Officer, senior management and such other key management employees as the Compensation Committee may determine to ensure that management’s interests are aligned with the interests of stockholders of the Company. The Compensation Committee is also responsible for determining compensation for non-employee directors. The Committee’s principal functions include:

•	establishing compensation philosophy and practices;

•	reviewing and approving compensation of key executives to ensure that it is tied to performance;

•	reviewing and approving compensation of non-employee directors;

•	reviewing the Company’s compensation programs to determine whether they incent executives to take unnecessary and excessive risks;

•	reviewing and approving appropriate performance metrics under the Company’s incentive compensation plans and determining amounts to be paid to key executives based on performance levels achieved;

•	making recommendations to the Board of Directors with respect to proposed employee benefits plans, incentive compensation plans and equity-based plans; and

•

reviewing and participating with management in the preparation of the Compensation Discussion and Analysis (“CD&A”) and preparing the Compensation Committee Report for inclusion in the proxy statement in accordance with the rules and regulations of the SEC.

During fiscal year 2009, the Compensation Committee retained Frederic W. Cook & Co., Inc., a nationally recognized compensation consultant, to advise it on executive compensation. See the CD&A for further information regarding processes and procedures for the determination of executive compensation. The Compensation Committee reviews and determines non-employee director compensation annually. See the “Director Compensation” section of this proxy statement for further information regarding non-employee director compensation.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to provide assistance to the Board of Directors in corporate governance matters and in determining the proper size and composition of the Board. The Nominating and Corporate Governance Committee’s principal functions include:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors nominees for directors for each annual meeting of stockholders and nominees for election to fill any vacancies on the Board of Directors;

•	developing and recommending to the Board of Directors corporate governance principles applicable to the Company; and

•	leading the annual review of the Board’s performance.

The Nominating and Corporate Governance Committee will consider (in consultation with the Chairman of the Board) and recruit candidates to fill positions on the Board, including vacancies resulting from the removal, resignation or retirement of any director, an increase in the size of the Board of Directors or otherwise. In considering potential nominees to the Board, the Nominating and Corporate Governance Committee evaluates each potential candidate against its then-current criteria for selecting new directors. Such criteria include, at a minimum, any requirements of applicable law or listing standards, as well as consideration of a candidate’s strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board (including its size and structure) and principles of diversity. In addition, the Nominating and Corporate Governance Committee will consider each potential candidate in light of the core competencies that the Committee believes should be represented on the Board of Directors and will also consider the mix of directors and their individual skills, experiences and diverse perspectives to ensure that the composition of the Board is appropriate to carry out its purposes.

Diversity of the Company’s Board members is one of the principal factors that the Nominating and Corporate Governance Committee takes into account when considering potential Board nominees. Since the Company is in the women’s apparel business, the Nominating and Corporate Governance Committee as well as the other Board members consider that a woman’s perspective is important to the business and should be reflected in the Board composition. Currently, three out of our eight Board members are women.

The Company’s Nominating and Corporate Governance Committee is also authorized, at the Company’s expense, to retain search firms to identify candidates, including for purposes of performing background reviews of potential candidates. The Committee provides guidance to search firms it retains about the particular qualifications the Board is then seeking.

Stockholders may recommend candidates for nomination to the Board of Directors for consideration by the Nominating and Corporate Governance Committee by submitting in writing to the following address the information required by our bylaws for director nominees: Corporate Secretary, AnnTaylor Stores Corporation,

7 Times Square, New York, NY 10036. All the director candidates, including those recommended by stockholders, are evaluated on the same basis. The Nominating and Corporate Governance Committee will review any candidate recommended by a stockholder of the Company in light of the Committee’s criteria for selection of new directors.

Committee Charters

The charters for the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available free of charge on the Company’s website at http://investor.anntaylor.com.

Executive Sessions of Non-Management Directors

The Company’s independent directors meet separately in executive session without the Chief Executive Officer or other representatives of management. These meetings occur at each regularly scheduled Board meeting in accordance with the Company’s Corporate Governance Guidelines. Mr. Hovsepian, the Non-Executive Chairman of the Board, presides at the executive sessions.

Director Attendance

The Company’s Board of Directors held seven meetings in fiscal year 2009. The Audit Committee and the Compensation Committee each held five meetings, and the Nominating and Corporate Governance Committee held three meetings in fiscal year 2009. Each current director attended at least 85% of the Board meetings and 100% of meetings of the Board Committees on which he or she served.

It is the Company’s policy that all directors attend the Company’s Annual Meeting of Stockholders. All then-current directors attended the 2009 Annual Meeting of Stockholders, and it is anticipated that all directors will attend the 2010 Annual Meeting of Stockholders.

Corporate Governance Guidelines

The Board adopted the Corporate Governance Guidelines to assist it in the exercise of its responsibilities. The Company’s Corporate Governance Guidelines are available free of charge on the Company’s website at http://investor.anntaylor.com.

Related Person Transactions Policy and Procedures

It is the policy of the Board of Directors to approve or ratify, based upon the recommendation of the Audit Committee, any related person transaction which is required to be disclosed under the rules of the SEC. For purposes of this policy, the terms “transaction” and “related person” have the meanings contained in Item 404 of Regulation S-K. In determining whether the transaction should be approved or ratified by the Board, the Audit Committee and the Board considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the significance of the transaction to the related person;

•	the significance of the transaction to the Company;

•	whether the transaction would impair the judgment of a Board member or an executive officer to act in the best interest of the Company; and

•	any other matters the Audit Committee or Board deems appropriate.

Any Audit Committee or Board member who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification, provided, however, that such director may be counted in determining the presence of a quorum at the Audit Committee or Board meeting at which the transaction is being considered.

Related Person Transactions

During fiscal year 2009, the Company was not a participant in any related person transaction(s) requiring disclosure under Item 404 of Regulation S-K.

Business Conduct Guidelines

The Company has Business Conduct Guidelines that apply to all Company associates, including its Chief Executive Officer, Chief Financial Officer and Controller, as well as members of the Board of Directors. The Business Conduct Guidelines are available free of charge on the Company’s website at http://investor.anntaylor.com. Any updates or amendments to the Business Conduct Guidelines, as well as any waiver of such Guidelines granted to an executive officer (including the Company’s Chief Executive Officer or Chief Financial Officer) or the Company’s Controller, will also be posted on the website.

Communications with the Board of Directors

Stockholders and other interested parties may write to the Non-Executive Chairman of the Board or the non-management directors as a group at the following address:

Ronald W. Hovsepian, Non-Executive Chairman

AnnTaylor Stores Corporation

7 Times Square

New York, NY 10036

Or

Non-Management Directors

AnnTaylor Stores Corporation

7 Times Square

New York, NY 10036

You can also report issues regarding accounting, internal accounting controls or auditing matters to the Company’s Board of Directors by writing to the above address or by calling the AnnTaylor Financial Integrity Reporting Line at (877) 846-8915. A call to this telephone line is anonymous, free and available 24 hours per day. Information about how to contact the Board and the Financial Integrity Reporting Line is also available on the Company’s website at http://investor.anntaylor.com.

Information on the Company’s website is not incorporated by reference into this proxy statement.

Rights Agreement

The Company has an Amended and Restated Rights Agreement dated May 1, 2001 (the “Rights Agreement”) that provides shareholders of the Company the right to buy new shares in the Company in the event a person or entity (with certain exceptions) acquires beneficial ownership of 15% or more of the common stock of the Company. The Rights Agreement will expire on May 18, 2010, unless such date is extended by the Board. The Board does not currently intend to extend the expiration date of the Rights Agreement.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

The Board of Directors of the Company is presently composed of eight members and the directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms.

The Board of Directors has nominated for re-election Michelle Gass, Michael W. Trapp and Daniel W. Yih (the “Nominees”) as Class I directors to serve three-year terms ending at the Annual Meeting to be held in 2013, or until their respective successors are elected and qualified. Ms. Gass and Messrs. Trapp and Yih have consented to serve as directors if elected at the Annual Meeting. If for any reason, any of these Nominees become unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies in the proxy will have the authority to vote for substitute nominees. The Company does not anticipate that any of the Nominees will be unable or unwilling to serve.

Under the Board’s Corporate Governance Guidelines, directors who have joined the Board after February of 2002 are subject to a mandatory retirement age of 70 years. Recognizing Mr. Trapp’s contributions to the Company and his extensive accounting experience and expertise, the Board determined that it would be in the best interest of the Company’s shareholders to permit Mr. Trapp to continue as a director and accordingly waived the mandatory retirement age to permit him to stand for re-election at this meeting.

The Board of Directors has determined that Ms. Gass and Messrs. Trapp and Yih are “independent” under the New York Stock Exchange listed company rules and applicable law.

The Board of Directors recommends that stockholders vote

“FOR” the Company’s Nominees for Class I Directors.

Set forth below is a brief biography of each Nominee for election as a Class I director and of all other members of the Board of Directors who will continue in office, which illustrates the value they bring as directors. In addition, each of our directors has a prominent professional reputation, leadership skills and extensive business expertise. They also each possess other key attributes necessary for an effective director: integrity, analytical skills and a strong commitment to the Company and its shareholders.

Nominees for Election as Class I Directors

Term Expiring 2013

Michelle Gass, age 42. Ms. Gass has been a director of the Company since November 2008. Since September 2009, she has been President of Seattle’s Best Coffee, a division of Starbucks Coffee Company (“Starbucks”). From December 2008 until then, she was Executive Vice President, Marketing and Category, at Starbucks and prior to that had been Senior Vice President, Marketing and Category since August 2008. From January 2008 to July 2008, Ms. Gass was Senior Vice President, Global Strategy and from 2004 until then, Senior Vice President, Category Management of Starbucks.

Ms. Gass brings extensive marketing and consumer branding experience to AnnTaylor through her various roles at Starbucks and previously through her experience at Procter & Gamble where she worked in marketing and product development. Throughout her career, Ms. Gass has acquired expertise in product innovation and in leading the brand, creative and marketing functions of a business. In addition, through her leadership roles at Starbucks, Ms. Gass has acquired extensive managerial and operational knowledge in the retail industry.

Michael W. Trapp, age 70. Mr. Trapp has been a director of the Company since 2003. He was a partner at Ernst & Young LLP, from 1973 until his retirement in 2000, where he held various executive positions including Managing Partner for the Southeast Area. He was also a member of Ernst & Young’s Partner Advisory Council. Mr. Trapp is currently a private investor and a director of Global Payments, Inc. where he is chairman of its audit committee.

During his experience as the Managing Partner of the Southeast Area for Ernst & Young, Mr. Trapp served diverse companies, including Coca-Cola Enterprises, Lanier Business Products and Genuine Parts Company. Mr. Trapp brings to AnnTaylor extensive expertise and knowledge regarding finance and accounting matters. He qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to AnnTaylor’s Board his understanding of generally accepted accounting principles and his skills in auditing as well as in analyzing and evaluating financial statements.

Daniel W. Yih, age 51. Mr. Yih has been a director of the Company since 2007. He has been Chief Operating Officer of Starwood Capital Group, a private investment firm, since 2007 and previously was Chief Operating Officer and a Portfolio Principal of GTCR Golder Rauner, LLC, a private equity firm, from 2000 to 2007. Mr. Yih was also a member of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. from 1995 to 2007.

Mr. Yih’s experience as Chief Operating Officer of Starwood Capital Group and as an executive at other companies as well as other investment companies, gives him extensive business and financial expertise. Like Mr. Trapp, Mr. Yih qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly also brings significant knowledge regarding financial statements.

Incumbent Class II Directors

Term Expiring 2011

Dale W. Hilpert, age 67. Mr. Hilpert has been a director of the Company since 2004. From 2004 to 2006, he was Chairman, Chief Executive Officer and President of Footstar, Inc., a footwear retailer that filed under Chapter 11 of the Bankruptcy Code in 2004. Prior to joining Footstar, he was Chief Executive Officer of Williams-Sonoma, Inc., a specialty retailer of home furnishings, from 2001 to 2003. Mr. Hilpert was Chairman and Chief Executive Officer of Foot Locker, Inc., a retailer of athletic footwear and apparel, from 1999 to 2001. He is also a director of Signet Group PLC (doing business as Kay Jewelers in the United States).

Mr. Hilpert brings to the Company his significant experience in management and operations of businesses in the retail industry. As a former Chief Executive Officer of Williams-Sonoma, he led the company in significantly improving sales and profitability, while as Chairman and Chief Executive Officer of Foot Locker, he managed the business and operations of the worldwide athletic shoe retailer. Previously to Foot Locker, he spent 17 years at May Department Stores, serving in a variety of senior management positions, including Chairman and Chief Executive Officer of its Payless Shoe Source division.

Ronald W. Hovsepian, age 49. Mr. Hovsepian has been Non-Executive Chairman of the Company’s Board since 2005 and a director of the Company since 1998. Since 2006, Mr. Hovsepian has been a director, President and Chief Executive Officer of Novell, Inc., a technology company. From 2005 to 2006, he was President and Chief Operating Officer of Novell and from 2005 until then, Executive Vice President and President, Global Field Operations. From 2003 to 2005, Mr. Hovsepian was President, North America of Novell.

As the current Chief Executive Officer of Novell and previously Chief Operating Officer of that company, Mr. Hovsepian brings to AnnTaylor significant knowledge and experience in the management and operations of a large business. Prior to Novell, Mr. Hovsepian held various management and executive positions at IBM Corporation over a 17-year period, and accordingly also brings to the AnnTaylor Board his skills and expertise in information technology.

Linda A. Huett, age 65. Ms. Huett has been a director of the Company since 2005. From 2000 to 2006, she was Chief Executive Officer of Weight Watchers International, Inc., a global branded consumer company and provider of weight-loss services. Ms. Huett was also a director of Weight Watchers from 1999 to 2006 and is currently a director of RC2 Corporation, a producer of children’s and collectible products.

Through her experience as Chief Executive Officer and a director of Weight Watchers, Ms. Huett brings to AnnTaylor significant experience in global sales and consumer marketing. Ms. Huett also contributes to AnnTaylor her experience in managing and operating a large public company.

Incumbent Class III Directors

Term Expiring 2012

James J. Burke, Jr., age 58. Mr. Burke has been a director of the Company since 1989. He has been a partner and director of Stonington Partners, Inc., a private investment firm, since 1993. Mr. Burke is also a director of Lincoln Educational Services Corporation.

Mr. Burke brings to AnnTaylor extensive financial and business knowledge through his engagement in private equity investing since 1981. Prior to Stonington Partners, Mr. Burke served as co-founder and investment professional with Merrill Lynch Capital Partners, Inc, for which he was President and Chief Executive Officer from 1987 until 1994, when he left to start Stonington Partners. Throughout his career, he has been responsible for sourcing and analyzing investment opportunities, where he has developed expertise and significant knowledge regarding the managerial, operational and financial aspects of a business.

Kay Krill, age 55. Ms. Krill has been Chief Executive Officer of the Company since 2005 and President of the Company and a member of the Board of Directors since 2004. She was President of LOFT from 2001 until 2004.

Ms. Krill has had an extensive career in the apparel industry. Prior to joining AnnTaylor in 1994 as vice president of merchandising, Ms. Krill held various management positions at several retailers including The Talbots, Inc. and Hartmarx Corporation. At AnnTaylor, Ms. Krill created and spearheaded the growth of the LOFT division from a start-up to over a $1 billion business. She brings to AnnTaylor significant leadership skills, a depth of experience in the apparel industry and a talent for shaping and building brands.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE COMPANY’S 2003 EQUITY INCENTIVE PLAN

The Board of Directors of the Company has unanimously approved, subject to stockholder approval, amendments to the AnnTaylor Stores Corporation’s 2003 Equity Incentive Plan (the “2003 Plan”) which would (1) increase the overall number of shares available for awards under the 2003 Plan by 3,000,000 shares of Common Stock to a total of 11,750,000 shares authorized for issuance under the 2003 Plan since its inception, (2) include stock appreciation rights (“SARs”) in the current individual limit of stock options that may be granted to an individual in any fiscal year so that such awards may be considered performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”), and (3) extend the term of the 2003 Plan by five years.

The Board believes that maintaining an adequate number of shares in the 2003 Plan for future awards is critical to helping the Company achieve its objectives of attracting, motivating and retaining executives and other key employees with experience and ability and strengthening their identity of interest with the interests of the Company’s stockholders. The Board of Directors also recognizes that the availability of stock options, SARs, restricted stock and restricted units (collectively, “Equity”) is essential for the Company to compete with other companies offering similar plans in attracting and retaining experienced and qualified employees.

The Board believes that the current number of shares available for grants will not be sufficient to meet the Company’s anticipated needs going forward. Therefore, with the intent to provide the Company with sufficient Equity and a longer term during which it may award such Equity, the Board approved amendments to the 2003 Plan, subject to stockholder approval.

The description in this proxy statement of the 2003 Plan is qualified in its entirety by reference to the text of the 2003 Plan attached to this proxy statement as Exhibit A. Capitalized terms not otherwise defined herein will have the meanings assigned to such terms in the 2003 Plan.

Key Corporate Governance Features

The 2003 Plan contains a number of provisions that the Board of Directors believes are consistent with the interests of stockholders and sound corporate governance practices. Some of the key features of the 2003 Plan that reflect the Board’s commitment to effective management of incentive compensation are set forth below and are described more fully under the heading “Description of Principal Features of the 2003 Plan.”

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No Discount Stock Options. The 2003 Plan prohibits the granting of stock options or SARs with an exercise price of less than the Fair Market Value of the Company’s Common Stock at the time of grant (the closing price on the last business day preceding the day the stock option or SAR is granted).

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No Stock Option or SAR Repricing. The 2003 Plan prohibits the repricing of stock options or SARs without the approval of stockholders. This provision applies to both direct repricings—lowering the exercise price of a stock option or SAR—as well as indirect repricings—canceling an outstanding stock option or SAR and granting a replacement stock option or SAR with a lower exercise price.

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An Independent Compensation Committee. The 2003 Plan will be administered by the Compensation Committee, which consists solely of two or more members of the Board, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “independent director” as such term is defined in the New York Stock Exchange Listed Company Manual.

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Minimum Vesting Periods. The 2003 Plan provides that the exercise schedule applicable to time-vesting options or SARs granted to employees of the Company and the rate at which time-vesting restricted stock and restricted unit awards will vest will be no more rapid than one-third per year from the date of grant, subject to an annual exception of 5% of the authorized shares under the Plan and earlier vesting upon certain events involving a change in control or certain terminations of employment.

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No Liberal Recycling Provisions. Under the 2003 Plan, the following shares will not be added back to the aggregate plan limit: (1) shares tendered by the option holder in payment of the option price; and (2) shares tendered or withheld in respect of tax withholding obligations. Only shares covering awards that are forfeited, canceled, exchanged or surrendered (or that otherwise terminate or expire without distribution of shares) will again be available for issuance under the 2003 Plan.

Amendments Requiring Stockholder Approval

Increase in Authorized Shares Available for Equity Awards

As of March 18, 2010, 492,385 shares remained available for grants under the 2003 Plan, of which only 7,562 shares remain available for grants of restricted stock and restricted unit awards. The amendment would increase the overall number of shares of Common Stock available for issuance of Equity awards under the 2003 Plan by 3,000,000 shares.

Include SARs in the Current Annual Limit for Awards of Stock Options

Under the 2003 Plan as currently in effect, there is an annual limit of 800,000 stock options, and 400,000 shares of restricted stock or restricted units (which are intended to be performance-based compensation within the meaning of Section 162(m) of the Code) that may be awarded to an individual in any fiscal year. Section 162(m) of the Code generally limits the deductibility of certain compensation in excess of $1,000,000 per year paid by a publicly traded corporation to the following individuals who are employed as of the end of such corporation’s tax year: the chief executive officer and the three other most highly compensated executive officers (excluding the chief financial officer) who are named in the summary compensation table of the corporation’s proxy statement. Compensation that qualifies as “performance-based” compensation is, however, exempt from the $1,000,000 deductibility limitation. In order for SARs to so qualify, certain conditions must be met, one of which is that the stockholders of the Company must approve the maximum number of shares that may be granted subject to SARs to any such individual in a given year. Consequently, we are amending the annual limit of 800,000 stock options to include SARs, so that the annual limit applies to both stock options and SARs in the aggregate. In addition, for purposes of applying the limitation on the total number of authorized shares available for grants under the 2003 Plan to SARs, only shares delivered upon exercise of a SAR will be counted against such share limit. This amendment is subject to stockholder approval in order to satisfy the requirements of Section 162(m) and other applicable requirements. Although the Company intends to rely on the exemption for performance-based compensation, the Company may make grants that do not qualify for such exemption if it believes it is in the stockholders’ best interest to do so.

Extend the Term of the Plan

The term of the 2003 Plan currently terminates on May 1, 2013. Because the Company believes that awarding Equity under the 2003 Plan has been and continues to be an important factor in recruiting, retaining and motivating employees, the Board amended the 2003 Plan, subject to stockholder approval, to extend the term of the Plan through May 1, 2018.

Performance Goals

Section 2(l) of the 2003 Plan sets forth performance goals that apply to performance-based Equity awarded under the Plan. Under 162(m) of the Code, such performance goals need to be approved by the Company’s stockholders. Therefore, in accordance with the requirements of Section 162(m), the Board recommends and this proposal also encompasses approval of the performance goals set forth in Section 2(l) of the 2003 Plan attached hereto.

Description of Principal Features of the 2003 Plan

Administration

The 2003 Plan is administered by the Compensation Committee of the Company’s Board of Directors, which has the authority to, among other things, grant options and SARs and make awards of restricted stock and restricted units (i.e., rights to acquire shares or cash in the future, subject to the attainment of vesting conditions). The Compensation Committee also determines the other terms and conditions of awards (subject to the terms of the 2003 Plan), including exercise price and vesting schedule or conditions.

Eligibility

Awards under the 2003 Plan may be granted to key employees of the Company and its subsidiaries (including officers) and to non-employee directors of the Company. Approximately 261 employees and directors are currently eligible to participate in the 2003 Plan.

Stock Available for Awards; Individual Limitations

If the amendments to the 2003 Plan are approved by stockholders, an additional 3,000,000 shares will be available for grants of any Equity awards under the 2003 Plan. A maximum of 800,000 stock options and SARs, in the aggregate, and 400,000 shares of restricted stock and restricted units in the aggregate intended to be performance-based compensation for purposes of Section 162(m) of the Code may be granted to a participant in any fiscal year. All of these share limitations are subject to equitable adjustment in the event of corporate transactions or certain changes in the capital structure of the Company. Shares that are tendered to satisfy an award’s exercise price and shares that are withheld in satisfaction of tax obligations will not become available for grants under the 2003 Plan. However, if any awards are forfeited, cancelled or surrendered, the shares which had been subject to the award will again be available for grants under the 2003 Plan.

Terms and Conditions of Options and SARs

Options granted under the 2003 Plan may be either incentive stock options (options with special tax attributes, discussed below) or options which are not incentive stock options (called nonstatutory stock options). SARs granted under the 2003 Plan may be either cash-settled or stock-settled. Options and SARs are generally subject to vesting conditions (typically requiring continued employment or the achievement of performance goals), which are determined by the Compensation Committee. Options or SARs which vest based on continued employment will become exercisable at a rate no more rapid than one-third per year from the date of grant, subject to an annual exception of up to 5% of the authorized shares under the Plan and earlier vesting upon certain events involving a change in control or certain terminations of employment. The Compensation Committee also has the authority to accelerate the exercisability of options and SARs granted under the 2003 Plan. The maximum exercise period of options and SARs is ten years from the date of grant. The exercise price of options and SARs must be at least 100 percent of the Fair Market Value of the underlying shares on the date of grant. Unvested options and SARs generally terminate when the option holder’s employment terminates. Depending on the circumstances of the termination, vested options or SARs may remain exercisable for between three months and three years following termination. The Compensation Committee may, subject to applicable law, also extend the period for exercise of options or SARs, but not beyond the date on which the option or SAR would otherwise expire. If an Acceleration Event occurs, unvested options and SARs will become fully vested and exercisable. In connection with an Acceleration Event, the Compensation Committee may also determine to make a payment in cancellation of outstanding options and SARs, such payment for each option or SAR to be equal to the excess of the Fair Market Value of the shares on the Acceleration Date over the exercise price of the option or SAR.

Terms and Conditions of Restricted Stock Awards and Restricted Unit Awards

The 2003 Plan provides for the grant of restricted stock and restricted units. In general, restricted stock is stock which cannot be transferred, and remains subject to a risk of forfeiture, until the applicable vesting conditions (set by the Compensation Committee) are attained. Restricted unit grants are awards which entitle the holder to receive cash or shares in the future, if the vesting conditions are attained. Grants of restricted stock and restricted units which vest based on continued employment will vest at a rate no more rapid than one-third per year from the date of grant, subject to an annual exception of up to 5% of the authorized shares under the Plan and earlier vesting upon certain events involving a change in control or certain terminations of employment. Grants of restricted stock and restricted units may also vest based upon the attainment of performance goals set forth in the 2003 Plan, as determined by the Compensation Committee. The Compensation Committee also has the authority to cancel or waive the vesting conditions applicable to restricted stock and restricted units granted under the 2003 Plan. Upon the occurrence of an Acceleration Event, all restrictions outstanding with respect to restricted stock and restricted units will automatically expire. Unvested restricted stock and restricted units typically are forfeited if an award holder’s employment terminates prior to the attainment of vesting conditions. Holders of restricted stock awards are entitled to dividends paid on the underlying stock, although such dividends may be subject to the same vesting conditions as the restricted stock to which they are attributable. It is expected that holders of restricted units would be credited with dividend equivalents on such terms as the Compensation Committee may approve.

Amendment and Termination

The Board of Directors may generally suspend, terminate, modify or amend the 2003 Plan at any time, subject to stockholder approval if required under applicable law or stock exchange requirements. In addition, stockholder approval would be required to increase the total number of shares reserved for the purpose of the

2003 Plan or reduce the exercise price for options or SARs by repricing or replacing such grants, whether or not such approval was required under applicable law or pursuant to stock exchange requirements. The Board of Directors may also amend awards without a participant’s consent if necessary to prevent a violation of Section 409A of the Code, which pertains to deferred compensation.

New Plan Benefits under the 2003 Equity Incentive Plan

In March of 2010, in accordance with the Company’s customary practice of making annual equity grants to executives and key employees, the Compensation Committee granted the awards set forth in the table below. The restricted unit awards awarded will be settled in shares, subject to shareholder approval of the amendments to the 2003 Plan. If such amendments are not approved, then the restricted unit awards will be settled in cash. The exercise price for the options set forth in the table below is $19.58, which was determined in accordance with the Compensation Committee’s equity grant policy described in the CD&A of this proxy statement. For each of the Named Executive Officers, 50% of the restricted units granted in March of 2010 are performance-based. Awards of restricted stock to the Company’s non-employee directors are described in the “Director Compensation” section of this proxy statement.

Name or Position	Number of Option Shares	Number of Restricted Units
Kay Krill	130,000	130,000
Michael Nicholson	20,000	20,000
Christine Beauchamp	43,000	43,000
Brian Lynch	43,000	43,000
Gary Muto	43,000	43,000
Executive Officers as a group	299,000	299,000
Officers (excluding Executive Officers)	162,000	163,500

Certain Federal Income Tax Effects

The following discussion of certain relevant federal income tax effects applicable to Equity granted under the 2003 Plan is a brief summary only, and reference should be made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax provisions.

Nonstatutory Stock Options

In the case of a nonstatutory stock option, an employee generally will not be taxed upon the grant of the option. Rather, at the time of exercise of the nonstatutory stock option, the employee will generally recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then fair market value of the shares purchased over the option exercise price. The Company will generally be entitled to a tax deduction at the time, and in the amount, that the employee recognizes ordinary income.

An employee who pays the option price upon exercise of an option, in whole or in part, by delivering shares of the Company’s Common Stock already owned, will generally not recognize gain or loss on the shares surrendered at the time of such delivery. Rather, such gain or loss recognition will generally occur upon disposition of the shares acquired in substitution for the shares surrendered.

Incentive Stock Options

In general, no taxable income is realized by an employee upon the grant of an incentive stock option. If the employee does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such shares by the employee (an earlier disposition is a “disqualifying disposition”), then, generally upon sale of such shares, any amount realized in excess of the exercise price paid for the shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the shares on the exercise date of an incentive stock option exceeds the purchase price generally will constitute an item which increases the employee’s “alternative minimum taxable income”.

If shares acquired upon the exercise of an incentive stock option are disposed of in a disqualifying disposition, the employee generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares.

SARs

An employee generally will not be taxed upon the grant of a SAR. Rather, at the time of exercise of the SAR, the employee will generally recognize ordinary income for federal income tax purposes in an amount equal to the amount to be paid (either in cash or in shares of the Company’s Common Stock) to the employee upon exercise, which is the excess of the then fair market value of the underlying shares over the SAR exercise price. The Company will generally be entitled to a tax deduction at the time and in the amount that the employee recognizes ordinary income.

Restricted Stock and Restricted Units

In the case of restricted stock or restricted units, an employee generally will not be taxed upon the grant of the award. Rather, at the time of vesting of a restricted stock award (or payment in settlement of a restricted unit award), the employee will generally recognize ordinary income for federal income tax purposes in an amount equal to the then fair market value of the shares subject to the portion of the restricted stock award becoming vested (or, in the case of a restricted unit award, the fair market value of the shares and/or the amount of cash delivered to the recipient). Recipients of restricted stock awards may also elect to be taxed at ordinary income rates at the time of grant (notwithstanding that the restricted shares are not vested), in which case future changes in the value of the shares are eligible to be taxed as capital gain or loss when the shares are ultimately sold. The Company will generally be entitled to a tax deduction at the time, and in the amount, that the employee recognizes ordinary income.

The Board of Directors recommends that stockholders vote “FOR” this proposal.

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO THE COMPANY’S

ASSOCIATE DISCOUNT STOCK PURCHASE PLAN

General

At the Annual Meeting, the Company’s stockholders will be asked to consider a proposal to approve an amendment to the Company’s Associate Discount Stock Purchase Plan (the “ADSPP”) to increase the number of shares authorized for issuance under the ADSPP by an additional 1,500,000 shares.

Plan Overview

In 1999, the Company adopted the ADSPP to provide employees of the Company and participating subsidiaries with an opportunity to purchase shares of the Company’s Common Stock through payroll deductions. The ADSPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Proposed Amendments to the ADSPP

The Company believes the ADSPP has been and continues to be an important factor in recruiting, retaining and motivating employees. As of March 18, 2010, there were 263,454 shares of Common Stock available for issuance under the ADSPP. The Board believes that this number will not be sufficient to meet the Company’s anticipated future needs and, with the intent to provide the Company with a sufficient number of shares for the ADSPP, the Board amended the ADSPP, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance under the ADSPP by an additional 1,500,000 shares.

If this proposal is approved by the stockholders of the Company, the maximum aggregate number of shares of Common Stock that could be issued under the ADSPP will be increased by 1,500,000 shares. The Committee approved by the Board to administer the ADSPP will make certain adjustments, as it deems appropriate, to the number, kind and purchase price of the shares available for purchase under the ADSPP (and in the maximum number of shares subject to any option under the ADSPP) in the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company (any such event, an “Adjustment Event”).

If this proposal is not approved by stockholders, the number of shares available for issuance under the ADSPP will not be increased.

Description of the ADSPP

The following description of the ADSPP is not intended to be complete and is qualified in its entirety by the specific language of the ADSPP, a copy of which is attached as Exhibit B to this proxy statement. Capitalized terms that are not defined herein have the meanings set forth in the ADSPP.

Eligibility

All employees of the Company and of any Subsidiary that the Board designates as a participating Subsidiary under the ADSPP (other than employees who are employed by the Company for less than 5 months in the any calendar year and employees who are citizens of a foreign country the laws of which prohibit the granting of options to its citizens), are eligible to participate in the ADSPP as of the first enrollment date following their employment. Currently, approximately 13,483 employees are eligible to participate in the ADSPP.

Offering Periods

There are four three-month Offering Periods under the ADSPP each year, commencing each January 1, April 1, July 1 and October 1, with the last Offering Period commencing on January 1, 2018. Participants in the ADSPP may elect to make contributions of up to a maximum of 15% of their compensation. As soon as practicable following the end of each Offering Period, the Company applies the funds then in each Participant’s Account to the purchase of shares of Common Stock. The price paid for each share purchased is intended to be 85% of the lower of the closing price for the Common Stock on the New York Stock Exchange on the Trading Day immediately preceding (i) the first day of the Offering Period for which the purchase is made and (ii) the last day of the Offering Period for which the purchase is made. A Participant may not purchase more than $25,000 of Common Stock (based on its Fair Market Value determined as of the first business day in an Offering Period) in any calendar year, nor may a Participant purchase more than 10,000 shares of Common Stock with respect to any Offering Period (subject to adjustment resulting from an Adjustment Event). In addition, a Participant may not acquire shares under the ADSPP if, after such purchase, such Participant would own shares, or options to purchase shares, representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

ADSPP Administration

A Committee appointed by the Board administers the ADSPP. The Committee has the authority to delegate any or all of its authority under the ADSPP to Company management. The Board of Directors may amend or terminate the ADSPP at any time. The Committee will also provide for an adjustment in the purchase price and the number and kind of securities available under the ADSPP in the event of an Adjustment Event. Amendments that would increase the number of shares of Common Stock reserved for purchase, materially increase benefits to Participants, or materially modify the requirements for participation under the ADSPP, also require stockholder approval. Shares available under the ADSPP may be either outstanding treasury shares held by the Company or newly issued shares.

Federal Income Tax

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the ADSPP, based on federal income tax laws currently in effect. This summary is not intended to provide or to supplement tax advice to eligible employees.

Tax Consequences Associated with Payroll Deductions

The compensation paid to a Participant from whom payroll deductions are taken for purposes of purchasing Common Stock under the ADSPP is taxable to the Participant as ordinary income in the year paid and deductible in such year by the Company.

Tax Consequences to Participants with Respect to the Purchase and Disposition of Shares

In general, Participants who are citizens of the United States will not have taxable income or loss under the ADSPP until they sell or otherwise dispose of shares acquired under the ADSPP (or die while holding such shares in their accounts). If the shares are held, as of the date of sale or disposition, for longer than both (i) two years after the beginning of the enrollment period for which they were purchased, and (ii) one year following purchase, the sale is considered a “qualifying disposition”. For qualifying dispositions, the Participant will be treated as having taxable ordinary income equal to the lesser of (i) the excess of the Fair Market Value of the shares at the time of disposition over the amount paid for the shares under the Plan or (ii) 15% of the Fair Market Value of the shares on the first day of the enrollment period. Any amount realized in excess of such ordinary income will be taxed as long-term capital gain. If the shares are sold at less than the purchase price, the Participant will have a capital loss equal to the difference between the sale price and the purchase price.

If a disposition does not meet the foregoing criteria, it is a disqualifying disposition, and the Participant will have taxable ordinary income equal to the excess of the Fair Market Value of the shares on the purchase date over the purchase price. In addition, the Participant will have taxable capital gain (or loss) equal to the difference between the sale price and the purchase price plus the amount of ordinary income recognized.

Tax Consequences to the Company with Respect to the Purchase and Disposition of Shares

The Company is not entitled to any federal tax deduction when shares of Common Stock are purchased pursuant to the ADSPP. The Company will be entitled to a deduction only if the Participant makes a disqualifying disposition of shares purchased under the ADSPP. In such case, the Company can generally deduct as compensation expense an amount equal to the amount of ordinary income taxable to the Participant as a result of the disqualifying disposition. The Company is not entitled to an income tax deduction with respect to qualifying dispositions.

The Board of Directors recommends that stockholders vote “FOR” this proposal.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to make an examination of the accounts of the Company for fiscal year 2010.

Independent Auditor Fees and Services

The following table presents fees billed for professional services rendered by Deloitte for fiscal years 2009 and 2008.

	2009	2008
Audit Fees	$1,254,799	$1,456,480
Audit-Related Fees (1)	367,751	309,950
Tax Fees (2)	214,844	151,469
All Other Fees	0	0

Deloitte Total Fees	$1,837,394	$1,917,899

(1)	Audit-Related Fees include fees billed in 2009 and 2008 for audits and other services related to the Company’s employee benefit plans. In addition, in fiscal years 2009 and 2008, fees were billed for review of information systems and technical accounting updates.

(2)	Tax Fees represent fees billed for professional services rendered by Deloitte to the Company for tax compliance (including federal, state, local and international) and related matters such as local tax planning.

Auditor Independence

The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from Deloitte, that the provision of such services has not adversely affected Deloitte’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures regarding pre-approval of audit, audit-related, tax, and permitted non-audit services that the independent registered public accounting firm may perform for the Company. Under the policy, predictable and recurring services are generally approved by the Audit Committee on an annual basis. The Audit Committee must pre-approve on an individual basis any requests for audit, audit-related, tax, and permitted non-audit services not covered by the services that are pre-approved annually, subject to certain de minimis exceptions permitted under the Exchange Act for services other than audit, review or attest services. In fiscal year 2009, the Audit Committee delegated pre-approval authority to the Chair of the Audit Committee, provided that the aggregate estimated fees for all current and future periods for which the services are to be rendered are not expected to exceed a designated amount. Any such pre-approval must be reported at the next scheduled meeting of the Audit Committee. The Audit Committee may prohibit services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent registered public accounting firm. The Audit Committee also periodically reviews a schedule of fees paid and payable to the independent registered public accounting firm by type of service being or expected to be provided.

In fiscal year 2009, all fees for audit, audit-related, tax and permitted non-audit services performed by Deloitte were pre-approved by the Audit Committee.

While not required by law, the Board of Directors is asking the stockholders to ratify the selection of Deloitte as a matter of good corporate practice. If the appointment of Deloitte is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote “FOR” this proposal.

AUDIT COMMITTEE REPORT

Introduction

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its obligations regarding the accounting, auditing, financial reporting, internal control over financial reporting, financial risk management and legal compliance functions of the Company and its subsidiaries. The Audit Committee is governed by a written charter, a copy of which is available on the Company’s website at http://investor.anntaylor.com. In carrying out its oversight responsibilities, the Audit Committee is not responsible for planning or conducting audits or for determining that the Company’s financial statements are complete and accurate or prepared in accordance with generally accepted accounting principles. The Company’s management is responsible for the Company’s financial statements, and the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for auditing such financial statements in accordance with generally accepted auditing standards.

Membership

The Audit Committee consists of four directors, each of whom meets the independence requirements of the New York Stock Exchange and applicable law. In the judgment of the Board, each member of the Audit Committee is financially literate and has accounting or related financial management expertise. In addition, the Board has determined that Messrs. Trapp and Yih each qualifies as an “audit committee financial expert.”

Audit Committee Activities

The Audit Committee generally meets five times annually. The Committee Chair reports periodically to the Board of Directors regarding its activities and recommendations. The Audit Committee meets periodically in separate executive sessions with each of the representatives of Deloitte, the Chief Financial Officer, the General Counsel and the Vice President of Internal Audit.

In discharging its oversight responsibilities for fiscal year 2009, the Audit Committee:

•

reviewed and discussed the Company’s audited financial statements and critical accounting policies with management and Deloitte, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

•

reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte any relationships that may affect Deloitte’s objectivity and independence;

•

discussed with management, including the Vice President of Internal Audit, and Deloitte, the Company’s enterprise risk management program, the major financial, legal compliance, technology and business continuity risk exposures and management’s strategies to monitor and mitigate these exposures;

•	reviewed with the Company’s General Counsel material legal affairs of the Company and the Company’s compliance with applicable law, including its Compliance and Ethics Program;

•	engaged, approved the fees paid to, and evaluated the performance of Deloitte;

•	evaluated the performance of the internal audit function;

•	reviewed with management the Company’s disclosure controls and procedures;

•

reviewed with management and Deloitte management’s annual report on internal control over financial reporting and Deloitte’s opinion on the effectiveness of the Company’s internal control over financial reporting; and

•	reviewed significant developments in accounting rules with Deloitte and management.

The Audit Committee has also received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB that it is independent. Deloitte also disclosed to the Audit Committee in writing all relationships between Deloitte and the Company and its subsidiaries that, in Deloitte’s professional judgment, may reasonably be thought to bear on its independence and also confirmed that it is independent of the Company within the meaning of the rules and standards of the PCAOB and securities laws.

The Audit Committee conferred periodically with the Company’s Vice President of Internal Audit regarding the scope and results of audits performed by the Company’s internal audit department. It also reviewed the findings of the Company’s internal audit department and Deloitte on the adequacy and effectiveness of the Company’s internal accounting and financial controls. Additionally, the Audit Committee held discussions with management, including the Vice President of Internal Audit, to review the status of the Company’s compliance with the rules on internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended January 30, 2010 and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” be included in the Company’s Annual Report on Form 10-K for that fiscal year for filing with the SEC.

Michael W. Trapp (Chairperson)

James J. Burke, Jr.

Ronald W. Hovsepian

Daniel W. Yih

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this proxy statement. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Dale W. Hilpert (Chairperson)

Michelle Gass

Ronald W. Hovsepian

Compensation Committee Interlocks and Insider Participation

As of the Record Date, there were no Compensation Committee interlocks.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This year we have again divided the Compensation Discussion and Analysis (the “CD&A”) in two sections. The first, entitled “Analysis of Compensation Programs for 2009 and 2010” describes how (i) in 2009 the Compensation Committee applied its long-term, pay-for-performance compensation philosophy while navigating through the severe economic downturn that began in the Fall of 2008 and persisted throughout 2009; and (ii) the Compensation Committee has continued to apply that compensation philosophy in 2010 as the Company continues to operate in a difficult macroeconomic environment.

The second part of the CD&A, entitled “Compensation Program Framework”, discusses in greater detail the principal elements of our compensation philosophy and practices. This CD&A addresses compensation for the following named executive officers: Ms. Krill, Mr. Nicholson, Ms. Beauchamp and Messrs. Lynch and Muto (collectively, the “Named Executive Officers”).

I.  Analysis of Compensation Programs for 2009 and 2010

Fiscal Year 2009 Compensation

During 2009, the Company continued to face the very difficult macroeconomic conditions that negatively impacted the retail industry and particularly sales in the women’s apparel sector beginning in the Fall of 2008. As the Company was weathering the challenging macroeconomic environment, our senior executives focused on two primary business goals: protecting the Company’s cash position and reducing costs, including streamlining operating processes and infrastructure. To this end, the Company continued to develop and implement the restructuring efforts begun during the fourth quarter of fiscal year 2007. The Committee believes the Company’s executives managed the business effectively through the impact of the recession and met the goals that the Company had established for the year, as shown by the following:

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A substantial decrease in expenses. During fiscal year 2009, the Company’s executives decreased selling, general and administrative expenses (“SG&A”) by approximately $84 million. The primary driver of this improvement was the Company’s strategic restructuring program, under which the Company is expected to achieve total ongoing annualized savings of approximately $125 million over the 2008-2010 period;

•

A strong cash position. At the end of fiscal year 2009, the Company had approximately $204.5 million in cash as compared to $112.3 million at the end of fiscal year 2008, thereby exceeding significantly its targeted cash level goal for 2009. During the early part of 2009, the Company drew down on its revolving credit facility as a precautionary measure given the ongoing uncertainty in the financial markets. However, the Company did not need to use any of those funds and later in 2009 paid back the total amount that it drew down because of management’s successful ability to manage cash during the difficult economic environment;

•

A higher stock price. The executives’ management of the business helped drive the dramatic increase in the Company’s stock price from $4.92 per share at the end of fiscal year 2008 to $12.56 per share at the end of fiscal year 2009, which represented more than a 155% increase in the Company’s share price. The Company’s stock value continues to rise as on April 1, 2010, the Company’s stock closed at $21.52 per share. In addition, as compared to the stock performance of the companies in our peer group (as such group is described in this CD&A), the Company’s stock performance from December 31, 2008 to December 31, 2009 was significantly above the median. In addition, when compared to companies within the retailing Global Industry Classification Standard peer group (which is a broader peer group consisting of 133 retail companies) our stock performance from December 31, 2008 to December 31, 2009 also significantly exceeded the median and nearly reached the 75th percentile. The ability of the Company’s executives to manage the business effectively through the recession and keep the Company strong during the unprecedented economic crisis has translated into an increase in the Company’s stock price; and

•

A brand evolution. In 2009, our senior executives also focused on repositioning the AnnTaylor brand and leading the AnnTaylor division through the introduction of its new collection in the Fall of 2009. Accordingly, our executives led the Company through its first step forward in a multi-season evolution of the AnnTaylor brand to revitalize and rebuild the brand for today’s consumer. This contributed to the better than expected bottom-line performance of the Company for the fourth quarter of fiscal year 2009.

Given these accomplishments, it is clear that our executives maintained their focus on achieving the business goals that had been established for the year. The Committee believes that the compensation programs for 2009 were designed to incentivize and pay for performance, and to help drive the Company’s achievement of its business goals. The Committee also considered the importance of associate retention, which became paramount particularly during the time the Company was executing its restructuring program. The following are the key compensation decisions made in March of 2009 that shaped our compensation programs for 2009:

•

Salaries Frozen. In an effort to protect the Company’s cash position and place more emphasis on performance-based compensation, Ms. Krill and the other Named Executive Officers as well as all other associates did not receive an annual salary increase in 2009;

•

More performance-based equity awarded. 50% of all restricted stock awarded to Ms. Krill and the other Named Executive Officers in 2009 was performance-based and would only be earned if the Company achieves the respective performance goals for 2009, 2010 and/or 2011. Consistent with the Company’s business goal of maintaining a strong cash position, the performance metric applied to these performance shares for 2009 was the level of cash on the Company’s balance sheet (excluding any funds drawn under the Company’s revolving credit facility). In 2009, the Committee also broadened the range of senior executives who received a portion of their award in performance-vesting restricted stock instead of only time-vesting shares. As compared to the companies in our peer group listed below in this CD&A, the Company falls above the 75th percentile in terms of performance-based equity granted as a percentage of total equity awarded. This is the case whether stock options are excluded or included in performance-based equity;

•

Lower value in equity compensation awarded than in previous year. The equity awards granted to the Named Executive Officers in March 2009 constituted a lower overall value and percentage of total compensation than in 2008. To address the impact of the significantly lower price of the Company’s stock on the March 2009 grant date, in determining the number of stock options and restricted shares to be awarded, the Committee valued the equity at a price almost three times higher than the market price on the grant date. This action dramatically reduced the number of options and restricted shares that would have been granted if the grant date value had been used;

•

Annual option grant made over various grant dates. The Committee also decided in March 2009 to spread the annual option award to the Named Executive Officers over three grant dates during 2009 (in March, June and September) instead of all in March. This was done to promote employee retention and to ensure that the exercise prices associated with these awards reflected the market price at which the Company’s shares were trading on more than one day during a particularly volatile trading period. The exercise prices for the March, June and September option grants were $2.82, $7.32 and $14.08, respectively;

•

Compensation program structured to include short-term and long-term bonuses. As in prior years and consistent with the compensation structure of the majority of the businesses of the companies in our peer group, in 2009 the Committee structured the Company’s compensation program to include short-term, seasonal bonuses under the Performance Compensation Plan. In addition, the Committee also awarded long-term cash bonuses under the Restricted Cash Program. The bonus under the Restricted Cash Program, which is further explained in the “Compensation Program Framework” section of this

CD&A, is also earned seasonally, but unlike the short-term bonus, is banked and adjusted upwards or downwards depending on the Company’s performance, and is not paid to the recipient until the end of the third fiscal year following the year in which it was earned. The Committee maintained the seasonal aspect of these awards in order to ensure that the compensation structure remained aligned with the Company’s business. The Company sets business goals for each season and accordingly we believe our associates should be incentivized to achieve such goals and should be compensated accordingly.

•

Long-term compensation awarded represented a higher percentage of total compensation than that of our peer group. The Committee awarded long-term compensation in the form of cash under the Restricted Cash Program. This bonus, along with the equity granted to our executives in 2009, represents over 60% of total compensation awarded to our executives, which is a much higher percentage of total compensation than that experienced by most of our peers as shown in the latest, publicly available information for our peer group; and

•

Performance–based compensation awarded represented a higher percentage of total compensation than that of our peer group. The Committee also awarded performance-based compensation in the form of performance-based equity awards in addition to incentive cash awards under the Company’s Management Performance Compensation Plan (“Performance Compensation Plan”). These performance-based awards collectively represented in 2009 a higher percentage of total compensation as compared to the median percentage of performance-based compensation to total compensation granted in our peer group, as shown in the latest, publicly available information for our peer group.

The compensation programs for 2009 were successful in driving the performance of our executives as they reflected the Committee’s long-term compensation goals of tying executive compensation to the Company’s performance, in alignment with the best interests of the Company’s stockholders.

Compensation Strategy for Fiscal Year 2010

The Compensation Committee met in March of 2010 and made its compensation decisions with respect to the Named Executive Officers for fiscal year 2010. The Committee made its decisions taking into account the successful performance of the executives during a difficult year in 2009, as well as the business goals that the Company had established for 2010: profitable top-line sales growth and positive comparable sales performance throughout the Company’s brands and sales channels, while still maintaining a strong cash position. Key decisions made for 2010 are as follows:

•	Continuation of salary freeze. Ms. Krill and the other Named Executive Officers, as well as all Executive Vice Presidents will not receive a salary increase for 2010;

•

Performance-based compensation continuing to comprise more than majority of total compensation. The Named Executive Officers were granted cash incentive awards under our Performance Compensation Plan as well as performance-based restricted unit awards that will be settled in shares, subject to shareholder approval of amendments to the Company’s 2003 Equity Incentive Plan. As in 2009, performance-based compensation granted to our Named Executive Officers in 2010 represents more than the majority of total compensation awarded to the Company’s executives; and

•

Performance-vesting restricted unit awards tied to EPS performance in addition to cash balance. In order to ensure that the Company still maintains a strong cash position while also driving top-line profitability, the Committee established two goals that must be met in 2010 in order for performance-vesting restricted unit awards to be earned by the Company’s executives: an earnings per share goal in addition to a minimum cash level goal.

We believe these compensation decisions for 2010 reflect the Committee’s consistent commitment to implementing pay-for-performance principles that are aligned with the interests of the Company’s shareholders in these challenging economic times, while also recognizing the need to retain and reward our key executives and meet our business goals.

II.  Compensation Program Framework

Compensation Philosophy

General Discussion

The compensation philosophy underlying our compensation program is to drive the achievement of the Company’s long-term key business objectives: consistent sales growth accompanied by consistent net income growth. In 2009, the Company, as well as many other companies, faced very difficult macroeconomic conditions and the Compensation Committee fine-tuned its philosophy to put more emphasis on driving shorter term goals of maintaining a strong cash position and reducing the Company’s cost structure.

We designed the compensation programs using performance metrics closely tied to the achievement of these goals. We balanced our need to attract and retain highly talented executives with our desire to reward executives primarily for achieving performance targets. To accomplish this, we structured a competitive compensation program with a fixed component of total compensation and a significant, incentive-based component designed to motivate and reward executives for contributions to the advancement of our key business objectives. As stated earlier in this CD&A, we believe the performance-based portion of total compensation to our executives exceeds that of the median of our peer group.

We generally target the annual base salaries of our executives at the median (50th percentile) for our peer group (as described below), and we design our compensation programs so that if targeted objectives are achieved, total compensation to the executive falls between the 50th and 75th percentile of our comparator group, based on the latest, publicly-available compensation information for that group. “Total compensation” includes the sum of base salary, short-term cash incentive compensation, long-term cash incentive compensation and equity incentive compensation. Recognizing the importance of implementing pay-for-performance practices, we also structure our compensation programs so that if the Company’s performance exceeds target levels, total compensation to the executive may exceed the 75th percentile. In fiscal year 2009, the Company exceeded its targeted objectives for the Spring and Fall seasons. If the Company, however, fails to achieve its targeted objectives, total compensation will fall below the 50th percentile of our comparator group to a range generally between the 25th and 50th percentile. We may set target compensation above the 75th percentile on an ad hoc basis when we believe that it is important to attract or retain key executive officers, especially during the difficult economic climate. We also use tally sheets, as described below, to assist us in measuring our compensation programs against our design objectives. We are assisted in these matters by a compensation consultant, as described below.

We use both equity and cash in our incentive-based compensation. We designed our short-term incentive compensation to reward executives for the Company’s achievement of seasonal goals and our long-term incentive compensation to reward them based on longer term corporate performance. Our short-term incentive compensation is paid in cash and our long-term incentive compensation is comprised of both cash and equity components. The components of long-term equity incentive compensation for fiscal 2009 included:

•	Time-vesting stock options: to retain our key executives and compensate them through the appreciation in the Company’s stock price;

•	Time-vesting restricted stock: to also encourage retention of our key executives and to provide them with value directly tied to our share price; and

•

Performance-vesting restricted stock and restricted units: to incent our key executives to achieve the Company’s performance goals, recognize them for their contribution to the achievement of such goals, and, in the case of restricted stock and restricted units settled in shares, to provide them with value tied to our share price.

The Compensation Committee annually reviews the allocation between the short- and long-term and cash and equity elements of compensation and determines the distribution based on the Company’s current business goals and competitive market practices.

We have an employment agreement with Ms. Krill and individual Confidentiality, Non-Solicitation of Associates and Non-Competition Agreements with our other Named Executive Officers, which are more fully described below. We have a special severance plan, which we describe below, in which our Named Executive Officers, other than Ms. Krill, participate. We offer minimal perquisites to our Named Executive Officers. While the Company does not offer any supplemental pension plans to its Named Executive Officers, effective January 1, 2008, it implemented a supplemental savings plan that permits its Vice Presidents and above to defer compensation earned by them in excess of the deferrals permitted under the Company’s broad-based, tax-qualified 401(k) plan and to receive matching contributions that they are prohibited from receiving under the 401(k) plan because of certain tax limitations. Matching of contributions has been currently suspended under both plans. The supplemental savings plan is further described under the “Nonqualified Deferred Compensation” section of this proxy statement.

The Compensation Committee has also reviewed the Company’s compensation programs and the allocation between short- and long-term compensation to ensure that our programs do not incentivize our executives to take unnecessary and excessive risks that could jeopardize the future of the Company and would be adverse to the best interests of its shareholders. After such review, the Committee has determined that our compensation programs are designed to incentivize value creation and an appropriate level of risk.

Processes for Determining Compensation for our Named Executive Officers

Compensation Committee—Working with our Compensation Consultant and Management

During fiscal year 2009, the Compensation Committee reviewed its compensation practices and programs to ensure they were designed to drive the attainment of the Company’s key business objectives. As part of this process, the Compensation Committee retained Frederic W. Cook & Co., Inc., a nationally recognized compensation consultant, to provide the Committee with information regarding industry compensation practices and developments and comparative data necessary to evaluate executive compensation.

The compensation consultant provides its views and makes recommendations to the Compensation Committee regarding executive compensation, including that of the Chief Executive Officer. Certain of our human resources executives meet regularly with the compensation consultant to ensure that it has the compensation information it needs to advise the Compensation Committee. During fiscal year 2009, the compensation consultant provided only executive compensation advice to the Compensation Committee. The compensation consultant provides compensation advice to the Company only with the Committee’s prior authorization and specification.

Management regularly meets with the Compensation Committee to assist the Committee in making compensation decisions regarding our Named Executive Officers and also discusses with the Compensation Committee its recommendations for other executives. We believe that since our management has extensive knowledge regarding our business, they are in a position to provide valuable input. For example, our Chief Financial Officer provides input relevant to setting performance goals and certifies to the Compensation Committee the level of achievement of our performance targets under our Performance Compensation Plan, the Restricted Cash Program and under awards of performance-vesting equity granted to our executives. Our Chief Executive Officer makes recommendations to the Committee regarding the compensation of her direct reports.

Benchmarking—Our Comparator Group

In determining the appropriate level of compensation for our executive officers, including our Named Executive Officers, we compare the compensation of our executives to that of similarly-positioned executives in a comparator group of certain companies in the apparel and retail industries. The Company falls at approximately the median in terms of revenue among the companies comprising the peer group, based on the latest, publicly available information.

We benchmark against this group to remain competitive in our compensation practices, thereby permitting us to attract and retain key executives. While the Compensation Committee finds benchmarking to be very useful in its compensation determinations, it considers it just one element among the various factors it takes into account when making compensation decisions. The Compensation Committee periodically reviews the comparator group to determine whether it continues to consist of companies against which it is appropriate to benchmark our compensation practices. Currently, our peer group consists of the following companies:

Peer Group Companies

Abercrombie & Fitch Co.	Chico’s FAS, Inc.	J Crew Group, Inc.	Polo Ralph Lauren Corporation

Aeropostale Inc.	The Children’s Place Retail Stores, Inc.	Limited Brands Inc.	The Talbots, Inc.

American Eagle Outfitters, Inc.	Coach Inc.	Liz Claiborne Inc.	Urban Outfitters Inc.

Charming Shoppes Inc.	Gap, Inc.	New York & Company, Inc.

The Committee decided in 2009 to eliminate Pacific Sunwear of California Inc. from the Company’s peer group as, upon further evaluation, it determined that this company was no longer viewed as a competitor based on various criteria, including product type, recruitment of employees and client profile.

Tally Sheets

As part of the Compensation Committee’s annual evaluation of compensation to our Named Executive Officers, the Committee reviews tally sheets setting out each component of the executive’s compensation, the aggregate amount of his or her total compensation, and projected and historical compensation earned by such person. The specific elements of compensation considered in the tally sheets currently used by the Committee include:

•	base salary;

•	cash incentive awards and any other bonuses, if applicable;

•	equity and long-term cash incentive compensation;

•	amounts realized upon the vesting of restricted stock and exercise of stock options;

•	the value of the Company’s unvested restricted stock and unexercisable stock options held by such executive officer;

•	perquisites and other personal benefits;

•	potential payments upon various termination scenarios, including change in control; and

•	any earnings under the Company’s deferred compensation plan, if the executive participates.

The Compensation Committee’s review of tally sheets provides the Committee with a formal mechanism through which the Committee is able to ensure the Company’s compensation programs and practices are consistent with the Company’s compensation philosophy and its overall business objectives. Tally sheets are one, but not the only, factor the Committee takes into account when making executive compensation decisions. Tally sheets permit the Committee to determine annually whether the elements of compensation and individual decisions made by the Committee during the year with respect to an executive, when considered in the aggregate, amount to a compensation package that is consistent with our pay philosophy.

The Elements of Compensation

Base Salary

The annual base salary of our Named Executive Officers represents the fixed component of compensation and is reviewed annually by the Compensation Committee. In determining the appropriate level of base salary, the Committee considers the Named Executive Officer’s performance, his or her position, level of responsibility at the Company and market data. The Committee also takes into account that increases in a Named Executive Officer’s base salary also raise the amount of potential cash earnings under our short- and long-term cash incentive awards, because compensation under these awards is calculated based on a percentage of the individual’s base salary. During fiscal year 2009, none of our Named Executive Officers received salary increases and will not in 2010.

Short-Term Cash Incentive Compensation—Performance Compensation Plan

We provide our executives with short-term incentive compensation in the form of a Spring and a Fall season cash bonus under the Performance Compensation Plan. The Compensation Committee established two metrics to drive our business objectives under that Plan: a pre-tax corporate operating profit target for overall corporate performance and divisional contribution margin targets for the performance of divisions of the Company (AnnTaylor, LOFT, AnnTaylor Factory and LOFT Outlet). The divisional contribution margin targets were selected to further align pay levels to divisional results for those executives who primarily have divisional responsibility. In 2009, the divisional target was changed to contribution margin from operating profit because the Committee determined that contribution margin was a financial metric that was more directly tied to the business and better reflected the executive’s performance in managing the business.

The payment structure of the Performance Compensation Plan provides that all eligible associates earn amounts for seasonal results of the Company. As discussed earlier in this CD&A, we believe that this payment structure aligns the compensation of the Company’s associates with our business, which is based on two separate seasons. The weighting of the performance measure(s) applicable to each Named Executive Officer under the bonuses of the Performance Management Plan for fiscal year 2009 are as follows: Ms. Krill and Messrs. Nicholson and Lynch are each subject to only the corporate operating profit goal, while Ms. Beauchamp and Mr. Muto, who have divisional responsibility, are subject to a combination of corporate operating profit and divisional contribution margin goals. For each of Ms. Beauchamp and Mr. Muto, corporate operating profit consists of 30% and divisional contribution margin consists of 70% of their total goal.

In order to ensure that the Company’s associates remained motivated and focused on the Company’s operating goals during an extraordinarily difficult period for the Company and the women’s apparel industry, the Committee set the targets for fiscal year 2009 at levels it considered appropriate within the current macroeconomic environment in which the Company was operating. Accordingly, in March of 2009, the Committee set the Spring 2009 pre-tax corporate operating profit target under the Performance Compensation Plan at approximately $60 million higher than the Company’s Fall 2008 actual pre-tax corporate operating performance (excluding restructuring and asset impairment charges set forth in the Company’s financials), and the Fall 2009 pre-tax corporate operating profit target at approximately $95 million higher than the Company’s Fall 2008 actual pre-tax corporate operating profit performance (also excluding restructuring and asset impairment charges set forth in the Company’s financials).

We have established an incentive compensation matrix that sets out varying levels of payment to be made to an executive based on the percentage of the corporate operating profit and divisional contribution margin targets achieved. For the corporate operating profit target and the divisional contribution margin targets for the AnnTaylor and LOFT divisions of the Company, the matrix ranges from a minimum threshold goal, at which the executive is eligible to begin earning a payout based on his or her “individual target payout” (as defined below), to a maximum goal, at which the executive is entitled to receive 200% of his or her individual target payout. During fiscal year 2009, the seasonal “individual target payout” for Ms. Krill was 55% of her base salary. For Ms. Beauchamp and Messrs. Lynch and Muto, it was 35% of their base salary, and for Mr. Nicholson, 30% of his base salary.

As noted above, we used divisional contribution margin as a performance metric under our Performance Compensation Plan for the first time in 2009. In setting the incentive compensation matrix, we considered historic levels of performance for each division, but also took into account the unusually uncertain business environment existing in 2009. Furthermore, in establishing the intended degree of difficulty of the payout formula for each division, we took into account circumstances specific to each division, including business cycle issues, recruitment and retention needs, and historical pay levels. In each case, we set targets at a level that required successful implementation of corporate operating objectives in order for meaningful payouts to occur.

A retention feature is embedded in the Performance Compensation Plan whereby if in the Spring season the Company or the respective divisions exceed their performance targets, the excess amounts earned are banked by the Company for the respective executives and paid out after the end of the Fall season, provided that the associate is still employed at the end of the year. In addition, if during a certain season the Company exceeds its performance target, our executives are capped at 200% of their “individual target payout” and are not entitled to any carryover benefits in a subsequent season for amounts exceeding such cap.

For Spring 2009, we exceeded our corporate operating profit target. The AnnTaylor division met its minimum threshold divisional contribution margin target and LOFT exceeded its divisional contribution margin target. For Fall 2009, the Company exceeded its corporate operating profit target and both the AnnTaylor and LOFT divisions exceeded their contribution margin targets. Accordingly, each of our Named Executive Officers earned a payout for Spring and Fall performance. Amounts earned for fiscal year 2009 by our Named Executive Officers are set forth in the Summary Compensation Table of this proxy statement.

Long-Term Cash Incentive Compensation—Restricted Cash Program

In 2008, the Compensation Committee established, for Vice-Presidents and above, a long-term cash incentive program, the Restricted Cash Program (“RCP”). For fiscal year 2009, there were two performance metrics under the RCP: corporate operating profit and corporate net income. Seasonal corporate operating profit targets were set at the same levels as those under the short-term cash incentive feature of the Performance Compensation Plan. However, any amounts earned for a season have been banked and are deferred until the end of the third fiscal year following that season. Consistent with our long-term key business objective of driving consistent net income growth, amounts banked during the three-year deferral period are adjusted upwards or downwards by the average percentage increase or decrease, as the case may be, of the Company’s corporate net income performance over the three-year deferral period (“Corporate Net Income Adjustment”). Such corporate net income performance may be adjusted for certain unusual or infrequently occurring events to avoid distorting operating fundamentals and penalizing management for the consequences of such unusual or infrequent events.

The Committee believes that the deferral feature under the RCP is essential to align executive interests with the long-term performance of the Company. Another key feature of the RCP is the retention aspect of the award as the executive must be employed by the Company at the end of the three-year deferral period in order to receive any cash bonus under the RCP, unless he or she was involuntarily terminated without cause pursuant to the terms of his or her Confidentiality, Non-Solicitation and Non-Competition Agreement further described below.

The Company exceeded its corporate operating profit targets under the RCP for the Spring and Fall seasons of 2009. Accordingly each of the Named Executive Officers earned and banked amounts for those seasons. During fiscal year 2009, the seasonal “individual target payout” for Ms. Krill under the RCP was 81.7% of her base salary, for Ms. Beauchamp and Messrs. Lynch and Muto, 75% of their base salary and for Mr. Nicholson, 42.5% of his base salary.

Strategic Restructuring Program

In 2009, certain of our Named Executives Officers who had key responsibility for achieving savings for the Company in connection with its strategic restructuring program were awarded conditional performance-based restricted units, which would be earned if certain cost savings targets were met. Under the terms of the awards, which were established in fiscal year 2008, in the event that over fiscal years 2008 and 2009 a minimum of $41 million in cumulative, ongoing annualized “net savings” (defined as total restructuring program savings minus applicable one-time restructuring costs approved by the Compensation Committee) were achieved by the Company, each of Ms. Krill and Messrs. Nicholson and Lynch would earn their respective restricted unit awards. During fiscal year 2009, the Company exceeded its net savings goal by a significant amount as it achieved cumulative, ongoing annualized net savings in 2009 of approximately $104 million. Due to constraints on the number of shares available under the Company’s equity plans, other than a portion of Ms. Krill’s award, the restricted unit awards were settled fully in cash. Accordingly, Ms. Krill received 100,000 shares and $1,166,459 in cash and each of Messrs. Nicholson and Lynch received $1,562,230 in cash.

Long-Term Equity Incentive Compensation

In addition to long-term cash incentive compensation, the Compensation Committee also awards equity to its key executives. In March of 2009, the Named Executive Officers were awarded their annual equity grant of stock options, time-vesting restricted stock and performance-vesting restricted stock. As explained earlier, the stock option award was granted in three installments throughout 2009 in order to promote retention and to ensure that the exercise prices associated with such award reflected the market price at which the Company’s shares were trading on more than one day during a particularly volatile trading period.

The Committee believes that equity awards further align executives’ interests with those of the Company’s stockholders and incentivize management to focus on building long-term stockholder value. The Compensation Committee as well as the Board believes that maintaining an adequate number of shares in the Company’s 2003 Equity Incentive Plan (the “2003 Plan”) for future awards is a critical tool in helping the Company achieve its objectives. Recognizing that the current number of shares available for grants under the 2003 Plan will not be sufficient to meet the Company’s anticipated needs going forward, the Board is recommending that shareholders approve Proposal 2 of this proxy statement.

Performance-Based Restricted Stock

During fiscal year 2009, consistent with our performance-based compensation practices, in addition to granting time-based restricted stock and stock options to our Named Executive Officers, we also granted performance-based restricted stock to each of our Named Executive Officers. Consistent with its pay for performance philosophy, the Compensation Committee made these performance-based equity grants to link more closely the compensation of these executives to the performance of the Company. The performance goal applicable to these equity grants for fiscal year 2009 was cash on the Company’s balance sheet. This target goal was set at $100 million for the Spring and $145 million for the Fall of 2009, and these amounts excluded any funds drawn under the Company’s revolving credit facility.

For the performance restricted shares granted in fiscal year 2009, the Compensation Committee established a matrix with minimum and maximum thresholds for cash balance performance and vesting of restricted stock with varying amounts in between. This matrix for performance shares was implemented to better align executive compensation to the performance of the Company as it provided that if the target cash balance was exceeded, the executive would be appropriately compensated for above-target performance but capped at a maximum amount of shares that may be earned. Similarly, if the target cash balance was missed by a relatively small amount, the executive still earned a portion of the shares. For the Spring and Fall of fiscal year 2009, the Company exceeded its cash goals and accordingly performance shares that were subject to 2009 performance goals were earned and vested in March of 2010 for all of our Named Executive Officers.

Equity Grant Policy

We generally make our annual equity grants to our Named Executive Officers at the regularly scheduled Compensation Committee meeting held in March of each year after the final results of the prior year’s performance are determined. We also make grants during other times of the year when required for new hires, promotions and other business reasons. In determining the timing of equity grants, the Committee only considers valid business purposes.

The grant date of an equity award is determined as described below:

(i)	if the award was approved at the regularly scheduled Compensation Committee meeting held in March, the later of the (a) second business day following the public release of the Company’s fiscal year-end results, and (b) March Compensation Committee meeting;

(ii)	if the award was approved at another regularly scheduled or special meeting of the Compensation Committee, the date of that meeting;

(iii)	if the award was approved by having each Compensation Committee member sign a document containing the terms of the award, the date the last signature is received by the Company;

(iv)	if the award was made by the Chief Executive Officer under authority delegated to her by the Compensation Committee, the date that she signs a writing containing the key terms of the grant; and

(v)	if the award is of performance-vesting awards where the performance goals are set at a date later than the regularly scheduled March Compensation Committee meeting, the date of the Compensation Committee meeting at which the performance goals for the first tranche of such awards are set.

Notwithstanding the foregoing, if the award was made in connection with a new hire, the grant date is the start date of employment of such person. In addition, if a grant date in any of clauses (ii)-(v) above falls during a “Blackout Period” established under the Company’s trading policy, then the grant date will be the second business day following the end of the Blackout Period during which the award was made.

The exercise price for stock options is the fair market value of the Company’s common stock on the grant date, which is set as the closing price per share of the common stock on the New York Stock Exchange for the trading day immediately preceding the grant date. As a result, the options do not have any intrinsic value to the executive unless the market price of the common stock rises.

Change in Control and other Termination Events

Under the terms of the Company’s equity plans, special severance plan and employment agreements, certain of our Named Executive Officers are entitled to compensation and benefits upon the occurrence of specific events, including a Change in Control and termination of the executive’s employment without Cause (as such terms are defined in the applicable document). The terms of these arrangements, as well as an estimate of the payments that would have been made to the executive if such events would have occurred at the end of the Company’s fiscal year 2009, are described in detail in the section entitled “Executive Compensation—Payments and Entitlements Upon Change in Control and Other Termination Events.”

Severance

The Company has an employment agreement with Ms. Krill, which was entered into in connection with her becoming Chief Executive Officer in 2005. The employment agreement with Ms. Krill provides for payments to be made to her upon certain termination events, including a Change in Control of the Company (as defined under her employment agreement).

The Company has Confidentiality, Non-Solicitation of Associates and Non-Competition Agreements (“Non-Compete Agreements”) with each of Mr. Nicholson, Ms. Beauchamp and Messrs. Lynch and Muto. Under the

Non-Compete Agreements, if the executive is terminated without Cause (and in the cases of Ms. Beauchamp and Messrs. Lynch and Muto, if they were to terminate their employment for Good Reason), he / she is entitled to receive severance in the amount of 18 months’ base salary payable over 12 months, continued health and welfare benefits for 12 months (“base severance compensation”), as well as the bonuses payable under the Performance Compensation Plan based upon actual performance for the season (and in the case of Mr. Nicholson, based on targeted performance for the season) in which he or she was terminated. The executive is also entitled to receive any banked amounts under the RCP, in addition to any earned in the season in which he or she is terminated, such amounts to be adjusted over the deferral period based on the change in the Company’s corporate net income (as explained earlier in this CD&A). Amounts earned under the RCP, as adjusted, are payable in accordance with the payment schedule of such feature of the RCP. In exchange for these benefits, the executive agrees to comply with certain non-competition, non-solicitation and confidentiality obligations. If Ms. Beauchamp and Messrs. Lynch and Muto were to resign other than for Good Reason, they would only be entitled to receive base severance compensation. If Mr. Nicholson were to resign, the Company could elect whether to enforce the non-competition provision for the full period and accordingly pay base severance compensation to him for the time period, if any, it chooses to enforce such provision. These agreements are further described in the “Payments and Entitlements Upon Change in Control and Other Termination Events” section of this proxy statement.

The Named Executive Officers, other than Ms. Krill, are also eligible to receive benefits under the Company’s Special Severance Plan. Under this Plan, a participant is eligible to receive benefits if within two years after a Change in Control of the Company (as defined in the Special Severance Plan) there is a Qualifying Termination of their employment. A “Qualifying Termination” is either a termination of the executive’s employment by the Company without Cause or a termination by the executive of his or her employment for Good Reason. A description of Ms. Krill’s employment agreement and the Special Severance Plan is also provided in the “Payments and Entitlements Upon Change in Control and Other Termination Events” section of this proxy statement.

A key difference between Ms. Krill’s arrangement under her employment agreement and that of the other current Named Executive Officers under the Special Severance Plan is the requirement under the Special Severance Plan that a Change in Control occur prior to the occurrence of a Qualifying Termination before severance is paid to the executive under the Plan. Under Ms. Krill’s arrangement, one year after a Change in Control and without the occurrence of an additional event, Ms. Krill has the right to terminate her employment (with or without any reason) and receive severance. We believe that the provision permitting Ms. Krill to receive severance benefits upon her voluntary resignation following a Change in Control is important in order to ensure that her economic interests would not be inconsistent with those of our shareholders in the period preceding a Change in Control and to ensure that she has a strong incentive not to voluntarily resign during the one-year period after a Change in Control.

Equity

In the case of equity granted in fiscal year 2009 to our Named Executive Officers, other than Ms. Krill, treatment of such awards upon a change in control of the Company or other termination events is subject to the terms of the 2003 Plan. Under the Plan, if the Named Executive Officer’s employment is terminated by reason of death, Disability or Retirement (as such terms are defined under the Plan), vested stock options remain exercisable for a period of three years following the termination event (or sooner if the options expire before then). All unvested stock options are forfeited. If the Named Executive Officer is terminated for Cause (as defined under the Plan) or the executive voluntarily leaves his or her employment, all stock options granted to such executive terminate on the day following termination. If the Named Executive Officer’s employment is terminated for any reason other than those provided above, only the stock options that are exercisable on the date of such termination may be exercised for a period of up to three months following the termination event. For restricted stock, if the Named Executive Officer’s employment is terminated for any reason, all restricted stock granted to such executive that has not vested by the date of termination is forfeited by the executive. Upon a change in control of the Company, all stock options and restricted stock granted to the Named Executive Officer automatically vest.

Under Ms. Krill’s employment agreement, if Ms. Krill’s employment is terminated by the Company without Cause, by her for Good Reason, due to Disability (as defined in her employment agreement) or if her employment agreement expires as a result of the Company not renewing her employment agreement at the end of the term, all time-vesting stock options and restricted stock granted to Ms. Krill on or after October 1, 2005 will fully vest, and Ms. Krill will be entitled to exercise such stock options for a period of up to three years following any such event, provided that such options have not expired before the end of that period. However, while Ms. Krill’s previous employment agreement with the Company provided that performance-based equity awards would fully vest upon similar termination events (except in the case of Disability), the Compensation Committee decided that it would be in the Company’s and shareholders’ best interests to limit accelerated vesting of future awards under her current employment agreement. As a result, under her current agreement, only that portion of the performance-based restricted stock that is eligible to vest in March following the end of the fiscal year of termination will vest (and then only on a pro rata basis), other than in the case of a Change in Control. All equity awards granted to Ms. Krill under her employment agreement will vest upon a Change in Control and will become exercisable in accordance with the equity plans and award agreements under which such awards were granted.

Different meanings are assigned to the various terms giving rise to benefits and entitlements under Ms. Krill’s employment agreement, the 2003 Plan and the Special Severance Plan. One difference among the documents is the definition of “Change in Control”. For example, under Ms. Krill’s employment agreement, “Change in Control” is defined as set forth in the 2003 Plan, except that if Ms. Krill’s termination occurs prior to a Change in Control but during the pendency of a Potential Change in Control, the date of termination will be deemed as having occurred after a Change in Control. A Potential Change in Control (as defined in the “Payments and Entitlements Upon Change in Control and Other Termination Events” section of this proxy statement) may be triggered by an entity’s acquisition of 15% of the Company’s common stock. Under the Special Severance Plan, the trigger for a Change in Control would occur by an acquisition of 30% of the Company’s common stock. Under the 2003 Plan, a merger in which the Company represents 80% or less of the common stock of the surviving entity would trigger a change in control, while under the Special Severance Plan, the Company would need to represent less than 50%. These differences, among others, occur as a result of historical circumstances and individual negotiations with our Chief Executive Officer.

Tax and Accounting Considerations

In making its compensation decisions, the Compensation Committee considers the accounting and income tax impact on the Company of its decisions, including the potential non-deductibility of certain compensation. In doing so, the Committee strives to strike an appropriate balance between designing appropriate and competitive compensation packages for its executives while also maximizing the deductibility of such compensation and ensuring that any accounting consequences to the Company are appropriately reflected in its financial statements.

Section 162(m) of the Internal Revenue Code generally disallows deductions to publicly traded companies for compensation paid to its Named Executive Officers (excluding the chief financial officer) in excess of $1.0 million in a taxable year, with certain exceptions for qualified “performance-based compensation.” Time-vesting shares of restricted stock granted to our Named Executive Officers during fiscal year 2009 did not qualify as performance-based compensation under Section 162(m). For those types of compensation that could qualify as performance-based compensation, the Company attempted to meet the qualification requirements.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2009

The table below sets forth the total compensation paid or earned during the fiscal year ended January 30, 2010 by (i) the Company’s Chief Executive Officer and Chief Financial Officer, and (ii) the Company’s three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers as of January 30, 2010 (each such executive officer, a “Named Executive Officer”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Option Awards ($) (a)	Non-Equity Incentive Plan Compensation ($) (b)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (c)	All Other Compensation ($) (d)	Total ($)
Kay Krill	2009	$1,200,000	—	$1,686,908	$1,733,738	$4,346,000	$44,336	$101,310	9,112,292
President, Chief Executive Officer and Director	2008	1,183,333	—	3,512,474	1,261,002	1,888,961	—	164,077	8,009,847
	2007	1,083,333	—	4,717,024	2,171,795	82,500	23,569	100,493	8,178,714

Michael Nicholson	2009	600,000	—	508,841	350,250	1,152,750	—	36,082	2,647,923
Executive Vice President and Chief Financial Officer (e)	2008	570,292	—	324,124	393,300	468,338	—	8,775	1,764,829
	2007	196,875	150,000	291,240	301,050	8,978	—	105	948,248

Christine Beauchamp	2009	800,000	—	300,910	700,500	2,038,000	—	2,333	3,841,743
President, AnnTaylor Stores (f)	2008	378,974	—	650,000	531,000	266,154	—	750,000	2,576,128
	2007	—	—	—	—	—	—	—	—

Brian Lynch	2009	700,000	—	750,150	700,500	2,040,500	10,486	10,529	4,212,165
President, Corporate Operations	2008	657,084	—	724,689	785,700	683,030	—	39,494	2,889,997
	2007	545,417	—	430,320	331,125	301,788	14,915	4,713	1,628,278

Gary Muto	2009	900,000	—	300,910	700,500	2,623,500	—	2,625	4,527,535
President, LOFT (g)	2008	201,346	1,000,000	439,450	195,000	141,923	—	—	1,977,719
	2007	—	—	—	—	—	—	—	—

(a)	The amounts in these columns reflect the grant date fair value of awards pursuant to the Company’s equity incentive plans in accordance with Accounting Standards Codification (“ASC”) 718-10, Compensation—Stock Compensation. Assumptions used in the calculation of these amounts for fiscal years ended January 30, 2010, January 31, 2009 and February 2, 2008 are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended January 30, 2010 in the Company’s Annual Report on Form 10-K. The grant date fair value of performance-based restricted stock awards and restricted unit awards for the Named Executive Officers is reflected in the table above at target. The grant date fair value associated with all performance-based restricted stock awards granted in 2009 and valued at maximum performance is as follows: for Ms. Krill, $765,596, for Mr. Nicholson, $119,933, for Ms. Beauchamp, $199,888, for Mr. Lynch, $308,623, and for Mr. Muto, $199,888. In addition, the grant date fair value at maximum performance of the performance-based restricted unit awards granted to Ms. Krill, Mr. Nicholson and Mr. Lynch in connection with the fiscal year 2009 strategic restructuring program bonus granted under the Performance Compensation Plan is as follows: for Ms. Krill, $450,000, for Mr. Nicholson, $225,000, and for Mr. Lynch, $225,000. These performance-based restricted unit awards were settled on March 16, 2010 at the market value of such awards on that date. Accordingly, Ms. Krill who received partial payment in shares, received 100,000 shares of common stock having a fair market value of $19.58 per share and a cash payment of $1,166,459, while Messrs. Nicholson and Lynch each received $1,562,230 in cash, representing the fair market value of their restricted unit awards on March 16, 2010. See the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement for a description of these performance-based awards and the strategic restructuring program bonus.

(b)	Reflects amounts earned by the Named Executive Officers under the Company’s Performance Compensation Plan and the Restricted Cash Program (“RCP”). For fiscal year 2009, the amount for Ms. Krill includes $1,749,000 for the Performance Compensation Plan bonus and $2,597,000 for the RCP bonus. For Mr. Nicholson, the amount reflects $477,000 for the Performance Compensation Plan bonus and $675,750 for the RCP bonus. For Ms. Beauchamp, the amount reflects $448,000 for the Performance Compensation Plan bonus and $1,590,000 for the RCP bonus. For Mr. Lynch, the amount reflects $649,250 for the Performance Compensation Plan bonus and $1,391,250 for the RCP bonus. For Mr. Muto, the amount reflects $834,750 for the Performance Compensation Plan bonus and $1,788,750 for the RCP bonus. See the CD&A for a description of the Performance Compensation Plan and the RCP.

(c)	The amounts set forth in this column for 2009 represent only changes in pension earnings.

(d)

For Ms. Krill, this represents $36,211 for car service, $28,925 for reimbursement of taxes in connection with car service, $15,100 in life insurance premiums paid by the Company on her behalf, and $6,525 and $12,474 in contributions made by the Company under its 401(k) savings and non-qualified deferred compensation plans, respectively, on her behalf. The remaining amounts for Ms. Krill represent compensation in the form of executive wellness and group personal liability insurance. For Mr. Nicholson, the amount represents $8,905 and $27,177 in contributions made by the Company on his behalf to the Company’s 401(k) savings and non-qualified deferred compensation plans, respectively. For Ms. Beauchamp, the amount represents $2,333 in contributions made by the Company on her behalf to the Company’s 401(k) savings plan. For Mr. Lynch, the amount

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represents $8,983 and $1,546 in contributions made by the Company on his behalf to the Company’s 401(k) savings and non-qualified deferred compensation plans, respectively. For Mr. Muto, the amount represents $2,625 in contributions made by the Company on his behalf to the Company’s 401(k) savings plan.

(e)	Mr. Nicholson joined the Company in September 2007.

(f)	Ms. Beauchamp joined the Company in August 2008.

(g)	Mr. Muto joined the Company in November 2008.

The table below provides information on cash incentives, stock options, restricted stock and restricted unit awards granted in fiscal year 2009 to each of the Company’s Named Executive Officers. See the CD&A for a description of the formula and criteria for determining amounts payable to our Named Executive Officers under the Performance Compensation Plan, the strategic restructuring program bonus and the Restricted Cash Program.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2009

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (b)	All other Option Awards: Number of Securities Underlying Options (#) (c)	Exer- cise or Base Price of Option Awards ($/Sh) (d)	Stock Price at Close of Market on Date of Grant ($/Sh) (d)	Grant Date Fair Value of Stock and Option Awards ($) (e)
	Plan Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#) (a)	Target (#) (a)	Maxi- mum (#) (a)
Kay Krill	2003 Equity	3/10/09	—	—	—	—	—	—	268,950	—	—	—	758,439
	Incentive Plan	3/10/09	—	—	—	—	—	—	—	247,500	2.82	3.01	329,175
		3/10/09	—	—	—	—	106,382	159,574	—	—	—	—	300,000
		3/16/09	—	—	—	24,561	32,749	39,894	—	—	—	—	112,329
		6/1/09	—	—	—	—	—	—	—	123,750	7.32	7.75	497,475
		9/1/09	—	—	—	—	—	—	—	123,750	14.08	13.45	907,088
		9/14/09	—	—	—	24,562	32,750	39,895	—	—	—	—	516,140
	Performance Compensation Plan
	•Bonus •Restricted Cash Program		13,200	1,320,000	2,640,000	—	—	—	—	—	—	—	—
			19,600	1,960,000	3,920,000	—	—	—	—	—	—	—	—

Michael Nicholson	2003 Equity	3/10/09	—	—	—	—	—	—	93,225	—	—	—	262,895
	Incentive Plan	3/10/09	—	—	—	—	—	—	—	50,000	2.82	3.01	66,500
		3/10/09	—	—	—	—	53,191	79,787	—	—	—	—	150,000
		3/16/09	—	—	—	3,748	4,999	6,248	—	—	—	—	17,146
		6/1/09	—	—	—	—	—	—	—	25,000	7.32	7.75	100,500
		9/1/09	—	—	—	—	—	—	—	25,000	14.08	13.45	183,250
		9/14/09	—	—	—	3,749	5,000	6,249	—	—	—	—	78,800
	Performance Compensation Plan
	•Bonus •Restricted Cash Program		3,600	360,000	720,000	—	—	—	—	—	—	—	—
			5,100	510,000	1,020,000	—	—	—	—	—	—	—	—

Christine Beauchamp	2003 Equity	3/10/09	—	—	—	—	—	—	50,000	—	—	—	141,000
	Incentive Plan	3/10/09	—	—	—	—	—	—	—	100,000	2.82	3.01	133,000
		3/16/09	—	—	—	6,249	8,333	10,416	—	—	—	—	28,582
		6/1/09	—	—	—	—	—	—	—	50,000	7.32	7.75	201,000
		9/1/09	—	—	—	—	—	—	—	50,000	14.08	13.45	366,500
		9/14/09	—	—	—	6,249	8,333	10,416	—	—	—	—	131,328
	Performance Compensation Plan
	•Bonus •Restricted Cash Program		5,600	560,000	1,120,000	—	—	—	—	—	—	—	—
			12,000	1,200,000	2,400,000	—	—	—	—	—	—	—	—

Brian Lynch	2003 Equity	3/10/09	—	—	—	—	—	—	123,225	—	—	—	347,495
	Incentive Plan	3/10/09	—	—	—	—	—	—	—	100,000	2.82	3.01	133,000
		3/10/09	—	—	—	—	53,191	79,787	—	—	—	—	150,000
		3/16/09	—	—	—	9,873	13,166	16,082	—	—	—	—	45,159
		6/1/09	—	—	—	—	—	—	—	50,000	7.32	7.75	201,000
		9/1/09	—	—	—	—	—	—	—	50,000	14.08	13.45	366,500
		9/14/09	—	—	—	9,873	13,166	16,082	—	—	—	—	207,496
	Performance Compensation Plan
	•Bonus •Restricted Cash Program		4,900	490,000	980,000	—	—	—	—	—	—	—	—
			10,500	1,050,000	2,100,000	—	—	—	—	—	—	—	—

(footnotes on next page)

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(b)	All other Option Awards: Number of Securities Underlying Options (#)(c)	Exer- cise or Base Price of Option Awards ($/Sh)(d)	Stock Price at Close of Market on Date of Grant ($/Sh)(d)	Grant Date Fair Value of Stock and Option Awards ($)(e)
	Plan Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)(a)	Target (#)(a)	Maxi- mum (#)(a)

Gary Muto	2003 Equity	3/10/09	—	—	—	—	—	—	50,000	—	—	—	141,000
	Incentive Plan	3/10/09	—	—	—	—	—	—	—	100,000	2.82	3.01	133,000
		3/16/09	—	—	—	6,249	8,333	10,416	—	—	—	—	28,582
		6/1/09	—	—	—	—	—	—	—	50,000	7.32	7.75	201,000
		9/1/09	—	—	—	—	—	—	—	50,000	14.08	13.45	366,500
		9/14/09	—	—	—	6,249	8,333	10,416	—	—	—	—	131,328
	Performance Compensation Plan
	•Bonus •Restricted Cash Program		6,300	630,000	1,260,000	—	—	—	—	—	—	—	—
			13,500	1,350,000	2,700,000	—	—	—	—	—	—	—	—

(a)	Represents performance-based restricted units awarded on March 10, 2009 in connection with the strategic restructuring bonus and performance-based restricted shares whose performance goals were established on March 16, 2009 and September 14, 2009, respectively. The restricted shares will vest and the restricted units will be settled in March 2010 because the Company met the performance targets associated with those restricted units and restricted shares.

(b)	These awards vest in equal installments on each of the first three anniversaries of the respective grant date, except for 146,450 shares of restricted stock awarded to Ms. Krill, 73,225 shares to Mr. Nicholson and 73,225 shares to Mr. Lynch, all of which vest one year after the date of grant and were awarded in connection with the fiscal year 2008 strategic restructuring program.

(c)	These awards vest in equal installments on each of the first three anniversaries of the respective grant date.

(d)	Under the Company’s equity incentive plans, the exercise price for stock options is the fair market value on the grant date, determined as the closing price per share of the Company’s common stock on the New York Stock Exchange for the trading day immediately preceding the grant date.

(e)	Amounts set forth in the stock and option award column represent the aggregate grant date fair value computed in accordance with ASC 718-10 based on the assumptions set forth in the Company’s financial statements and footnotes for fiscal year 2009.

For a description of employment agreements between the Company and its Named Executive Officers, see the CD&A and the “Payments and Entitlements Upon Change in Control and Other Termination Events” section of this proxy statement.

The following table shows the number of shares of the Company’s common stock covered by exercisable and unexercisable options and unvested time-vesting and performance-vesting restricted stock held by the Company’s Named Executive Officers on January 30, 2010.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (t)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (t)
Kay Krill	22,500	—		—	$12.01	March 14, 2011	—		$—	—		$—
	33,750	—		—	13.27	May 3, 2011	—		—	—		—
	28,125	—		—	16.87	January 29, 2012	—		—	—		—
	52,500	—		—	12.71	March 11, 2013	—		—	—		—
	150,000	—		—	26.45	January 29, 2014	—		—	—		—
	52,500	—		—	30.12	March 8, 2014	—		—	—		—
	150,000	—		—	22.27	November 4, 2014	—		—	—		—
	48,750	—		—	25.58	March 15, 2015	—		—	—		—
	200,000	—		—	28.49	November 17, 2015	—		—	—		—
	75,000	25,000	(a)	—	35.49	March 8, 2016	—		—	—		—
	90,000	90,000	(b)	—	35.28	March 15, 2017	—		—	—		—
	35,783	107,350	(c)	—	24.19	March 13, 2018	—		—	—		—
	—	247,500	(d)	—	2.82	March 10, 2019	—		—	—		—
	—	123,750	(e)	—	7.32	June 1, 2019	—		—	—		—
	—	123,750	(f)	—	14.08	September 1, 2019	—		—	—		—
	—	—		—	—	—	10,000	(a)	125,600	—		—
	—	—		—	—	—	12,500	(b)	157,000	—		—
	—	—		—	—	—	36,750	(c)	461,580	—		—
	—	—		—	—	—	122,500	(d)	1,538,600	—		—
	—	—		—	—	—	15,957	(g)	200,420	—		—
	—	—		—	—	—	130,493	(g)	1,638,992	—		—
	—	—		—	—	—	8,334	(h)	104,675	—		—
	—	—		—	—	—	19,600	(i)	246,176	16,334	(j)	205,155
	—	—		—	—	—	48,998	(k)	615,415	81,668	(l)	1,025,750
	—	—		—	—	—	159,574	(m)	2,004,249	—		—

Michael Nicholson	13,500	13,500	(n)	—	32.36	September 17, 2017	—		—	—		—
	7,500	22,500	(o)	—	23.92	March 12, 2018	—		—	—		—
	3,750	11,250	(p)	—	23.22	July 10, 2018	—		—	—		—
	—	50,000	(d)	—	2.82	March 10, 2019	—		—	—		—
	—	25,000	(e)	—	7.32	June 1, 2019	—		—	—		—
	—	25,000	(f)	—	14.08	September 1, 2019	—		—	—		—
	—	—		—	—	—	20,000	(d)	251,200	—		—
	—	—		—	—	—	7,979	(g)	100,216	—		—
	—	—		—	—	—	65,246	(g)	819,490	—		—
	—	—		—	—	—	4,500	(n)	56,520	—		—
	—	—		—	—	—	7,500	(o)	94,200	—		—
	—	—		—	—	—	4,000	(i)	50,240	3,334	(j)	41,875
	—	—		—	—	—	7,999	(k)	100,467	13,334	(l)	167,475
	—	—		—	—	—	79,787	(m)	1,002,125	—		—

(footnotes on next page)

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (t)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (t)

Christine Beauchamp	16,666	33,334	(q)	—	$26.00	August 12, 2018	—		$—	—		$—
	—	100,000	(d)	—	2.82	March 10, 2019	—		—	—		—
	—	50,000	(e)	—	7.32	June 1, 2019	—		—	—		—
	—	50,000	(f)	—	14.08	September 1, 2019	—		—	—		—
	—	—		—	—	—	50,000	(d)	628,000	—		—
	—	—		—	—	—	16,667	(q)	209,338	—		—
	—	—		—	—	—	19,999	(k)	251,187	33,334	(l)	418,675

Brian Lynch	18,750	—		—	27.09	May 24, 2014	—		—	—		—
	7,500	—		—	25.58	March 15, 2015	—		—	—		—
	11,250	3,750	(a)	—	35.49	March 8, 2016	—		—	—		—
	13,500	13,500	(r)	—	35.86	March 14, 2017	—		—	—		—
	17,500	52,500	(o)	—	23.92	March 12, 2018	—		—	—		—
	5,000	15,000	(p)	—	23.22	July 10, 2018	—		—	—		—
	—	100,000	(d)	—	2.82	March 10, 2019	—		—	—		—
	—	50,000	(e)	—	7.32	June 1, 2019	—		—	—		—
	—	50,000	(f)	—	14.08	September 1, 2019	—		—	—		—
	—	—		—	—	—	1,500	(a)	18,840	—		—
	—	—		—	—	—	50,000	(d)	628,000	—		—
	—	—		—	—	—	65,246	(g)	819,490	—		—
	—	—		—	—	—	7,979	(g)	100,216	—		—
	—	—		—	—	—	3,000	(h)	37,680	—		—
	—	—		—	—	—	15,000	(o)	188,400	—		—
	—	—		—	—	—	4,500	(r)	56,520	—		—
	—	—		—	—	—	8,000	(i)	100,480	6,668	(j)	83,750
	—	—		—	—	—	19,999	(k)	251,187	33,334	(l)	418,675
	—	—		—	—	—	79,787	(m)	1,002,125	—		—

Gary Muto	16,250	48,750	(s)	—	7.99	November 11, 2018	—		—	—		—
	—	100,000	(d)	—	2.82	March 10, 2019	—		—	—		—
	—	50,000	(e)	—	7.32	June 1, 2019	—		—	—		—
	—	50,000	(f)	—	14.08	September 1, 2019	—		—	—		—
	—	—		—	—	—	50,000	(d)	628,000	—		—
	—	—		—	—	—	41,250	(s)	518,100	—		—
	—	—		—	—	—	19,999	(k)	251,187	33,334	(l)	418,675

(a)	This award vests on March 8, 2010.

(b)	This award vests in two equal installments on each of March 15, 2010 and 2011.

(c)	This award vests in three equal installments on each of March 13, 2010, 2011 and 2012.

(d)	This award vests in three equal installments on each of March 10, 2010, 2011 and 2012.

(e)	This award vests in three equal installments on each of June 1, 2010, 2011 and 2012.

(f)	This award vests in three equal installments on each of September 1, 2010, 2011 and 2012.

(g)	This award vests on March 10, 2010.

(h)	This award vests on March 15, 2010.

(footnotes continued on next page)

(footnotes continued from previous page)

(i)	This award vests on April 25, 2010.

(j)	This award vests on April 25, 2011 if the Company meets the performance target associated with such shares.

(k)	This award vests on March 16, 2010.

(l)	This award vests in two equal installments on each of March 16, 2011 and 2012 if the Company meets the performance target associated with such shares.

(m)	This represents a restricted unit award granted in connection with the 2009 strategic restructuring program, which was to be settled in cash and/or shares on March 16, 2010. Ms. Krill’s award was settled partially in shares and partially in cash, while the awards for Messrs. Nicholson and Lynch were settled in cash only.

(n)	This award vests in two equal installments on each of September 17, 2010 and 2011.

(o)	This award vests in three equal installments on each of March 12, 2010, 2011 and 2012.

(p)	This award vests in three equal installments on each of July 10, 2010, 2011 and 2012.

(q)	This award vests in two equal installments on each of August 12, 2010 and 2011.

(r)	This award vests in two equal installments on each of March 14, 2010 and 2011.

(s)	This award vests in three equal installments on each of November 11, 2010, 2011 and 2012.

(t)	The amounts in this column represent the number of shares of outstanding for the Named Executive Officer at the Company’s 2009 fiscal year end multiplied by the Company’s 2009 fiscal year end stock price of $12.56.

The table below shows the number of shares of the Company’s common stock acquired by each Named Executive Officer during fiscal year 2009 upon the exercise of stock options, if applicable, and vesting of restricted stock.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2009

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kay Krill	—	—	32,625	105,824
Michael Nicholson	—	—	4,750	46,515
Christine Beauchamp	—	—	8,333	98,663
Brian Lynch	—	—	10,000	32,570
Gary Muto	—	—	13,750	192,225

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers and the number of years of service credited to each such Named Executive Officer under the AnnTaylor Inc. Pension Plan (“Pension Plan”) determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements.

PENSION BENEFITS FOR FISCAL YEAR 2009

Name	PLAN NAME	Number of Years of Credited Service at end of Fiscal Year 2009	Present Value of Accumulated Benefits at end of Fiscal Year 2009 ($)	Payments during Fiscal Year 2009 ($)
Kay Krill	AnnTaylor Inc. Pension Plan	12.25	$236,263	$ —
Michael Nicholson	AnnTaylor Inc. Pension Plan	—	—	—
Christine Beauchamp	AnnTaylor Inc. Pension Plan	—	—	—
Brian Lynch	AnnTaylor Inc. Pension Plan	2.34	52,681	—
Gary Muto	AnnTaylor Inc. Pension Plan	—	—	—

The Pension Plan is a tax-qualified retirement plan that was generally available to all eligible employees upon completion of a 12-month period during which the employee completed 1,000 hours of service. Effective October 1, 2007, the Pension Plan was amended to eliminate future benefit accruals for all employees and to freeze participation. Prior to October 1, 2007, the following provisions applied:

Benefits under the Pension Plan are determined as follows:

(a)	For participants with ten years or less of service with the Company:

(i)	1.25% of Compensation (as defined below) for the calendar year up to the Social Security Wage Base (which for 2007 was $97,500), plus

(ii)	1.60% of Compensation for the calendar year in excess of the Social Security Wage Base.

(b)	For participants with more than ten years of service, the sum of (i) and (ii) below:

(i)	For the first ten years of service with the Company:

1)	1.25% of Compensation for the calendar year up to the Social Security Wage Base, plus

2)	1.60% of Compensation for the calendar year in excess of the Social Security Wage Base, plus

(ii)	For years of service in excess of ten years:

1)	1.60% of Compensation for the calendar year up to the Social Security Wage Base, plus

2)	1.95% of Compensation for the calendar year in excess of the Social Security Wage Base.

Participants do not accrue benefits under the Pension Plan for any years of service in excess of 35 years of service with the Company or for service after September 30, 2007.

Credited service under the Pension Plan is different from the participant’s actual years of service with the Company. Credited service for benefit accruals under the Pension Plan began the first of the month following the completion of one year of service with the Company. Credited service was frozen as of September 30, 2007.

“Compensation” is defined as W-2 earnings reported for a calendar year, excluding any severance pay, equity grants, moving allowance, car allowance, certain imputed income, or other similar payments, but including pre-tax contributions to a cafeteria plan, a transportation fringe benefit plan or a 401(k) plan. The maximum amount taken into account was $225,000, the Internal Revenue Code (“IRC”) limit for 2007.

Benefits under the Pension Plan are payable as a lifetime annuity or under a variety of other payment forms, including a lump sum distribution. Benefits are payable, at the election of the vested participant:

•	at the normal retirement age of 65;

•	upon early retirement after age 55; or

•	upon termination of employment.

For a participant under the Pension Plan to receive any benefits, he or she must have been employed for at least five years by the Company. Full benefits are payable at the normal retirement age of 65. If the participant retires between the ages of 55 and 65, the amount of benefits is reduced to reflect the additional years of pension payments. If the participant retires at age 55, he or she will be entitled to 60% of the accrued benefits. If the participant elects to commence payments upon termination of his or her employment with the Company prior to age 55, the benefit will be payable in a lump sum (or as an annuity, at the election of the participant) and will be reduced to the actuarial equivalent of the benefit payable at age 65.

The present value of accumulated benefits at January 30, 2010 provided in the table above is determined based on the accrued plan benefit at that date and assumes the following:

•	the named executive officer will retire from the Company at age 65, the plan’s normal retirement age;

•	the named executive officer will receive his or her payments in the form of a lump-sum; and

•

the present value of the lump-sum payment is calculated using a discount rate of 6.15% for pre-retirement years (with retirement assumed at age 65) while the discount rate for post-retirement years is based on the December 2009 rates of 2.35% for the first 5 years, 5.65% for the next 15 years, and 6.45% for years after 20 years, blended with the 30-year Treasury rate of 4.49% as prescribed by IRC Section 417(e)(3). This is consistent with the assumptions used for financial reporting purposes.

For calculation of the changes in pension value set forth in the Summary Compensation Table above, the present value of accumulated benefits at January 31, 2009 (the end of the Company’s 2008 fiscal year) is determined using the same assumptions and methodologies described above, except that the discount rate of 6.75% is applied to pre-retirement years and the discount rate for post-retirement years is based on the January 2009 rates of 5.20% for the first 5 years, 6.80% for the next 15 years, and 6.31% for years after 20 years, blended with the 30-year Treasury rate of 3.80% as prescribed by IRC Section 417(e)(3).

NONQUALIFIED DEFERRED COMPENSATION

Under the Company’s Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”), certain executives, including the Named Executive Officers, may defer up to 50% of his or her salary as well as up to 100% of awards earned under the Performance Compensation Plan during the calendar year.

Under the Deferred Compensation Plan, for amounts earned prior to fiscal year 2010, beginning on the anniversary of the executive’s date of hire, the Company would match the amount of the base and bonus compensation deferred by the executive during the Plan year minus the Internal Revenue Code Section 401(a)(17) qualified plan compensation limit as indexed on an annual basis (“Eligible Compensation”). If an executive elected to defer up to 3% of his or her Eligible Compensation, the Company would match 100% of the deferral. If an executive elected to defer more than 3% of his or her Eligible Compensation, the Company would match amounts deferred over 3% and up to 6% of Eligible Compensation at a rate of 50%. The amounts deferred by the executive and credited under the executive’s deferred compensation account are at all times fully vested. The Company’s matching deferral credited to an executive’s deferred compensation account vests upon the second anniversary of the executive’s date of hire, or earlier upon a Change in Control. The definition of “Change in Control” is discussed in the “Payments and Entitlements Upon Change in Control and Other Termination Events” section of this proxy statement. The Company has currently suspended matching employer contributions under the Deferred Compensation Plan.

Amounts held under the Deferred Compensation Plan may be invested by the executive through participation in certain mutual funds or other permitted investments made available under the Deferred Compensation Plan.

The Deferred Compensation Plan provides for payments in compliance with Section 409A of the Internal Revenue Code (“Section 409A”). Accordingly, six months after the date of an executive’s separation from service, an executive is entitled to receive, in a single lump sum cash payment, the vested amounts credited in his or her deferred compensation account. If the separation from service takes place after the executive’s normal or early retirement date, the executive may receive payments in installments in the form he or she elected prior to participation in the Plan.

If the executive’s employment is terminated due to death or disability, the Company will pay to the executive or his or her estate, on the date of separation from service and in a single lump sum, the vested amount credited under his or her deferred compensation account. If the executive incurs a severe financial hardship caused by an accident, illness or similar extraordinary and unforeseeable emergency beyond the control of the executive, the executive may elect immediate payment of all or a portion of the vested amount credited to the executive’s deferred compensation account, subject to Company authorization and compliance with Section 409A.

In addition, in the event of the occurrence of a Change in Control of the Company, the executive is entitled to receive in a single lump sum payment, the amounts then credited to his or her deferred compensation account as soon as practicable thereafter.

The table below provides, for each Named Executive Officer, information relating to his or her deferred compensation activity and balances, if any.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2009

Name	Executive contributions in Fiscal Year 2009 ($)	Company contributions in Fiscal Year 2009 ($) (a)	Aggregate earnings in Fiscal Year 2009 ($)	Aggregate withdrawals/ distributions in Fiscal Year 2009 ($)	Aggregate balance at end of Fiscal Year 2009 ($) (b)
Kay Krill	$16,632	$12,474	$74,410	$—	$276,219
Michael Nicholson	118,631	27,177	6,466	—	237,522
Christine Beauchamp	—	—	—	—	—
Brian Lynch	2,061	1,546	19,978	—	73,982
Gary Muto	—	—	—	—	—

(a)	Any contributions reported in this column are reflected as compensation for the respective Named Executive Officer in the “All Other Compensation” column of the Summary Compensation Table of this proxy statement.

(b)	$73,261 of the aggregate balance for Ms. Krill, $6,750 of the aggregate balance for Mr. Nicholson, and $28,750 of the aggregate balance for Mr. Lynch was reported as compensation in the Summary Compensation Table in previous years.

EQUITY COMPENSATION PLANS

The following table sets forth information with respect to shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans:

EQUITY COMPENSATION PLAN INFORMATION AS OF JANUARY 30, 2010

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	4,241,543	$17.61	1,340,337	(2)
Equity compensation plans not approved by security holders (3)	914,685	$19.49	212,803

Total	5,156,228	$17.94	1,553,140

(1)	Consists of the 1992 Stock Option and Restricted Stock and Unit Award Plan, the 2003 Equity Incentive Plan and the Associate Discount Stock Purchase Plan (“ADSPP”).

(2)	Includes 263,454 shares of common stock available for issuance under the ADSPP.

(3)	Consists of the 2000 Stock Option and Restricted Stock Award Plan and the 2002 Stock Option and Restricted Stock and Unit Award Plan. For a description of the material features of these Plans, see Note 8 “Equity and Stock Incentive Plans” in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended January 30, 2010.

PAYMENTS AND ENTITLEMENTS UPON CHANGE IN CONTROL AND

OTHER TERMINATION EVENTS

The following is a description of the specific circumstances relating to termination of employment and Change in Control of the Company that will trigger payments to each Named Executive Officer and a calculation of the estimated payments to those officers as a result of the occurrence of such events had they occurred on January 30, 2010, the end of the Company’s fiscal year. “Change in Control” is generally defined as (i) the acquisition of a substantial percentage of the Company’s common stock (at least 20% under Ms. Krill’s employment agreement and under the Company’s 2003 Equity Incentive Plan, and at least 30% under the Company’s Deferred Compensation Plan and the Special Severance Plan), (ii) a change in the majority of the Board of Directors, or (iii) certain reorganizations, mergers or consolidations involving the Company.

Kay Krill

The Company has an employment agreement with Ms. Krill, which was entered into in connection with her becoming Chief Executive Officer on October 1, 2005. While the initial term of the agreement ended on October 1, 2008, the term of the agreement automatically renews for additional one-year periods unless either party gives a timely non-renewal notice. Ms. Krill’s employment agreement provides for payments to be made to Ms. Krill upon certain termination events, including a Change in Control of the Company.

Cash Compensation

Under Ms. Krill’s employment agreement, if any of the following termination events (the “Termination Events”) occurs:

•

Ms. Krill’s employment is terminated by the Company without “Cause” (generally defined as conviction for the commission of a felony; dishonesty; refusal to follow directions of the Board; gross nonfeasance; breach of confidentiality or restrictive covenant provisions; or certain other instances of willful misconduct);

•	Ms. Krill’s employment is terminated by Ms. Krill for “Good Reason” (as defined below);

•	Ms. Krill’s employment is terminated due to “Disability” (which entails her inability to perform her duties as a result of physical or mental incapacity for a period of six consecutive months); or

•	the agreement expires as a result of the Company not renewing her employment agreement,

Ms. Krill is entitled to receive, in addition to medical and welfare benefits, cash severance (payable monthly) for a specified severance period (as described below) based on:

•	her annual base salary, plus

•

the average of her total bonuses (including her bonuses under the Performance Compensation Plan, including the Restricted Cash Program (“RCP”), and the Long-Term Cash Incentive Plan) earned over the prior three fiscal years, except that in the case of Disability, only her salary and the average of her annual bonuses under the Performance Compensation Plan will be used and any disability payments she would have received under the Company’s disability plans would be deducted.

In the case of a termination due to Disability, the severance period is 18 months. In the other circumstances, the severance period is the longer of 18 months or the remainder of the term of her employment agreement, and she would also be entitled to outplacement services. In the event of Ms. Krill’s Disability, after the 18-month severance period and until Ms. Krill reaches the age of 65, Ms. Krill would be entitled to receive payments under the Company’s applicable short-term and long-term disability plans, which long-term disability payments may not be less than 60% of her annual base salary in effect on the date of termination.

During the term of Ms. Krill’s employment agreement and for a period of 18 months following Ms. Krill’s termination of employment with the Company (other than in the case of termination in connection with her death, termination by the Company for Cause or termination by Ms. Krill for other than Good Reason), the Company is required to maintain a supplemental life insurance policy on behalf of Ms. Krill. This policy provides for a death benefit to her beneficiary of no less than $7 million, the proceeds of which would be paid upon her death.

If following a Change in Control, Ms. Krill’s employment is terminated without Cause or she terminates her employment for Good Reason, then instead of the cash severance described above, Ms. Krill is entitled to receive a lump sum cash severance payment equal to three times the sum of:

•	her annual base salary, plus

•	the average of her total bonuses earned over the prior three fiscal years.

If the Change in Control, however, does not constitute a change in control within the meaning of Section 409A of the Internal Revenue Code or if such termination occurs prior to the occurrence of a Change in Control but during the pendency of a Potential Change in Control, upon termination, Ms. Krill would be entitled to receive on a monthly basis for a period of 18 months, an amount equal to one-sixth of her annual base salary then in effect plus one-sixth of the average of her total bonuses earned over the prior three fiscal years. A “Potential Change in Control” will generally be deemed to have occurred if the Company or any person takes action which, if consummated, would constitute a Change in Control, any person acquires 15% or more of the Company’s common stock, or the Board adopts a resolution declaring that a Potential Change in Control has occurred.

In addition, Ms. Krill has “Good Reason” to terminate her employment with the Company:

•

upon a failure by the Company to comply with any material provision of her employment agreement which has not been cured within ten business days after notice of noncompliance has been given by Ms. Krill to the Company,

•	upon action by the Company resulting in a diminution of Ms. Krill’s title or authority,

•	upon the Company’s relocation of Ms. Krill’s principal place of employment outside of the New York City metropolitan area,

•	one year after a Change in Control, or

•	upon the failure of the Company to obtain from a successor the assumption and agreement to perform the obligations under the employment agreement.

Equity Compensation

Upon a Termination Event, all time-vesting stock options and time-vesting restricted stock granted to Ms. Krill on or after October 1, 2005 will fully vest, and Ms. Krill is entitled to exercise these stock options for a period of up to three years following the Termination Event, provided that such options have not expired before the end of that period. While Ms. Krill’s previous employment agreement with the Company had provided that performance-based equity awards would fully vest upon similar termination events (except in the case of Disability), the Compensation Committee imposed a limitation on the acceleration of vesting of performance-based restricted stock awards made on or after October 1, 2005. As a result, upon a Termination Event not involving a Change in Control, only that portion of these awards which is eligible to vest in March following the end of the fiscal year of termination will vest (and then only on a pro rata basis).

In the case of a Change in Control, regardless of whether her employment is terminated, all equity awards granted to Ms. Krill will vest and will become exercisable in accordance with the equity plans and award agreements under which such awards were granted. Ms. Krill will also be entitled to a gross-up to compensate her for excise taxes applicable to Change in Control payments.

Restrictive Covenants

Ms. Krill is subject to non-solicitation and non-competition covenants during her employment, during the period in which she receives severance payments and, in the case where the Company terminates her employment for Cause or Ms. Krill terminates her employment without Good Reason, for the following 12 months.

See the “Non-Qualified Deferred Compensation” section of this proxy statement for deferred compensation benefits paid to Ms. Krill and the other named executive officers upon termination or Change in Control, if applicable.

The following table summarizes the amounts that would be payable to Ms. Krill upon the occurrence of the following termination events and/or Change in Control if such events and/or Change in Control were to have occurred on January 30, 2010 (the end of the Company’s 2009 fiscal year):

2009 Potential Payments to Kay Krill upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination	Termination by the Company For Cause	Termination by the Executive For Good Reason	Termination by the Company Without Cause	Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with the Executive’s Termination
Cash Severance (base salary + bonus) (a)	$—	$—	$4,958,731	$4,958,731	$3,184,106		$—		$—	$9,917,461
Restricted Stock —Accelerated (b)	—	—	6,949,109	6,949,109	6,949,109		6,949,109		8,179,989	8,179,989
Stock Options —Accelerated (b)	—	—	3,059,100	3,059,100	3,059,100		3,059,100		3,059,100	3,059,100
Health & Welfare	—	—	20,165	20,165	20,165		—		—	13,872
Other	—	—	—	—	8,407,500	(c)	9,250,000	(d)	—	30,000	(e)
Excise Tax Gross-Up	—	—	—	—	—		—		—	—
Total	—	—	14,987,104	14,987,104	21,619,979		19,258,209		11,239,089	21,200,422

(a)	Amounts do not include any adjustment up or down to RCP amounts for the Corporate Net Income Adjustment, which will be determined at the conclusion of the respective three-year deferral periods. See the CD&A for a description of the Corporate Net Income Adjustment.
(b)	For the table above as well as for all the tables that follow in this section, the restricted stock value represents the number of shares outstanding for the executive multiplied by the Company’s 2009 fiscal year end stock price of $12.56. For stock options, the value represents the number of the option shares outstanding for the executive multiplied by the difference between the Company’s 2009 fiscal year end stock price and the option’s exercise price.

(c)	Represents payments under the Company’s short-term and long-term disability plans that Ms. Krill would be entitled to receive after the initial 18-month severance period.

(d)	Represents the death benefit payable to Ms. Krill’s beneficiary under basic and supplemental life insurance policies.

(e)	Represents the approximate value of outplacement services for one year.

Other Named Executive Officers

Confidentiality, Non-Solicitation of Associates and Non-Competition Agreements

The Company has Confidentiality, Non-Solicitation of Associates and Non-Competition Agreements (“Non-Compete Agreements”) with each of our Named Executive Officers other than Ms. Krill, who is subject to her employment agreement as described above. Under these Non-Compete Agreements, the executive agrees to comply with certain non-competition, non-solicitation and confidentiality obligations. If the executive is terminated by the Company without Cause (and in the cases of Ms. Beauchamp and Messrs. Lynch and Muto, if they were to terminate their employment for “Good Reason”, as defined below), he or she is entitled to receive severance in the amount of 18 months’ base salary payable over 12 months, continued health and welfare benefits for 12 months (“base severance compensation”), as well as the bonuses payable under the Performance

Compensation Plan based upon actual performance for the season (and in the case of Mr. Nicholson, based on targeted performance for the season) in which he or she was terminated. The executive is also entitled to receive any banked amounts under the RCP, in addition to any RCP amounts earned in the season in which he or she is terminated, such amounts to be adjusted over the three-year deferral period based on the change in the Company’s corporate net income (or such other metric as the Compensation Committee may determine for all executives participating in the RCP for those respective periods). Amounts earned under the RCP, as adjusted, are deferred until the end of the third fiscal year following the respective season in which the amounts were earned.

If Ms. Beauchamp or Messrs. Lynch or Muto were to resign other than for Good Reason, they would only be entitled to receive base severance compensation. If Mr. Nicholson were to resign, the Company could elect whether to enforce the non-competition provision for the full period and accordingly pay base severance compensation to him for the time period, if any, it chooses to enforce such provision.

Under the Non-Compete Agreements, “Good Reason” is generally defined as:

•

action by the Company resulting in a diminution of the executive’s title or responsibilities, including a change in the executive’s reporting relationship so that he or she no longer reports to the CEO;

•	the Company’s relocation of the executive’s principal place of employment outside of the New York City metropolitan area; or

•	the Company’s breach of any contractual agreements with the executive, provided the Company does not cure that breach within fourteen calendar days of notice from the executive.

“Cause” is defined as:

•	conviction for the commission of any act or acts constituting a felony;

•	action toward the Company involving dishonesty;

•	refusal to abide by or follow reasonable written directions of the CEO, which does not cease within ten business days after such written notice;

•	gross nonfeasance which does not cease within ten business days after written notice; or

•

failure to comply with the confidentiality, non-competition and non-solicitation provisions of the Non-Compete Agreement or other willful conduct which is intended to have and does have a material adverse impact on the Company.

Special Severance Plan

In addition, our Named Executive Officers, other than Ms. Krill, are entitled to the benefits under the AnnTaylor Stores Corporation Special Severance Plan (the “Special Severance Plan”). Under the Special Severance Plan, the executive is entitled to receive cash severance upon the occurrence of a “Qualifying Termination” following a Change in Control of the Company. A “Qualifying Termination” includes a termination of the executive’s employment by the Company without “Cause” or a termination by the executive of his or her employment for “Good Reason” at any time within two years following a Change in Control. “Cause” is defined as the

•	willful and continued failure by the executive to substantially perform his or her duties with the Company (other than by reason of physical or mental capacity); or

•	the conviction of the executive for the commission of a felony involving moral turpitude.

The executive has “Good Reason” to terminate his or her employment if any of the following occurs after a Change in Control:

•	his or her duties or authority are diminished materially;

•	the location of his or her place of employment has changed by more than fifty miles; or

•	there has been a reduction in the executive’s salary or bonus opportunity.

In the event of a Change in Control with a Qualifying Termination, the executive is entitled to receive a lump sum equal to 2.5 times his or her “Annual Compensation.” “Annual Compensation” is the executive’s current base salary plus the average of the annual bonuses earned by the executive over the prior three full fiscal years or, if higher, in the three years including the year in which the Qualifying Termination occurs. In addition, for a period of 30 months following the date of a Qualifying Termination, the executive is entitled to receive all Company-paid benefits under any group health plan and life insurance plan of the Company. Upon a Change in Control of the Company, in accordance with the terms of the Company’s 2003 Equity Incentive Plan, all stock options and restricted stock granted to the named executive officer automatically vest.

Under the Special Severance Plan, in exchange for the severance benefits described above, the participant is required to sign a release in favor of the Company relating to all claims or liabilities of any kind with the Company. In addition, the executive is entitled to a gross-up payment to compensate him or her for excise taxes applicable to Change in Control payments.

Under the Company’s disability plans, each of our Named Executive Officers (other than Ms. Krill, whose arrangement is covered by her employment agreement) is entitled to receive, for the first 2.5 years following the date of disability, 100% of his or her base salary in effect on the date of disability and thereafter, depending on the nature of the disability, up to 60% of his or her base salary, not to exceed $12,500 per month, until he or she reaches the age of 65. The Company maintains on behalf of each executive a basic life insurance policy, the proceeds of which are payable upon the death of the executive. Of our current named executive officers, Ms. Krill, Ms. Beauchamp and Messrs. Muto and Lynch have a supplemental life insurance policy, the premiums of which are not funded by the Company. Ms. Krill’s policy is in addition to the supplemental life insurance policy maintained by the Company on her behalf pursuant to her employment agreement.

Assuming the occurrence of the following termination events and/or Change in Control of the Company on January 30, 2010 (the end of the Company’s 2009 fiscal year), each current Named Executive Officer will be entitled to receive payments set out in the respective tables below.

2009 Potential Payments to Mr. Nicholson upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination		Termination by the Company For Cause	Termination by the Executive For Good Reason	Termination by the Company Without Cause		Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus, if applicable)	$900,000	(a)	$—	$—	$1,949,992	(b)(c)	$—		$—		$—	$2,975,907	(c)
Restricted Stock—Accelerated	—		—	—	—		—		—		2,658,659	2,658,659
Stock Options—Accelerated	—		—	—	—		—		—		617,975	617,975
Health & Welfare	13,152	(a)	—	—	13,152	(b)	13,152		—		—	32,881
Other	—		—	—	—		3,457,500	(d)	2,250,000	(e)	—	—
Excise Tax Gross-Up	—		—	—	—		—		—		—	1,539,425
Total	913,152	(a)	—	—	1,963,144	(b)	3,470,652		2,250,000		3,276,634	7,824,846

(a)	Payable only if the Company elects to enforce for the full 12-month period the non-competition provisions of the Non-Compete Agreement.

(b)	Payable pursuant to the executive’s Non-Compete Agreement under which the executive is bound by non-competition provisions.

(c)	Cash severance amounts do not include any adjustment up or down to RCP amounts for the Corporate Net Income Adjustment, which will be determined at the conclusion of the respective three-year deferral periods.

(d)	Represents payments under the Company’s short-term and long-term disability plans.

(e)	Represents payments under basic and supplemental life insurance policies.

2009 Potential Payments to Ms. Beauchamp upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination		Termination by the Company For Cause	Termination by the Executive For Good Reason		Termination by the Company Without Cause		Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus, if applicable)	$1,200,000	(a)	$—	$3,133,840	(a)(b)	$3,133,840	(a)(b)	$—		$—		$—	$4,880,193	(b)
Restricted Stock—Accelerated	—		—	—		—		—		—		1,465,300	1,465,300
Stock Options—Accelerated	—		—	—		—		—		—		1,235,980	1,235,980
Health & Welfare	9,368	(a)	—	9,368	(a)	9,368	(a)	9,368		—		—	23,420
Other	—		—	—		—		4,377,500	(c)	2,250,000	(d)	—	—
Excise Tax Gross-Up	—		—	—		—		—		—		—	2,754,228
Total	1,209,368	(a)	—	3,143,208	(a)	3,143,208	(a)	4,386,868		2,250,000		2,701,280	10,359,120

(a)	Payable pursuant to the executive’s Non-Compete Agreement under which the executive is bound by non-competition provisions.

(b)	Cash severance amounts do not include any adjustment up or down to RCP amounts for the Corporate Net Income Adjustment, which will be determined at the conclusion of the respective three-year deferral periods.

(c)	Represents payments under the Company’s short-term and long-term disability plans.

(d)	Represents payments under basic and supplemental life insurance policies.

2009 Potential Payments to Mr. Lynch upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination		Termination by the Company For Cause	Termination by the Executive For Good Reason		Termination by the Company Without Cause		Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus, if applicable)	$1,050,000	(a)	$—	$3,171,315	(a)(b)	$3,171,315	(a)(b)	$—		$—		$—	$4,250,406	(b)
Restricted Stock—Accelerated	—		—	—		—		—		—		3,646,712	3,646,712
Stock Options—Accelerated	—		—	—		—		—		—		1,235,980	1,235,980
Health & Welfare	13,272	(a)	—	13,272	(a)	13,272	(a)	13,272		—		—	33,181
Other	—		—	—		—		2,762,500	(c)	750,000	(d)	—	—
Excise Tax Gross-Up	—		—	—		—		—		—		—	2,479,996
Total	1,063,272	(a)	—	3,184,587	(a)	3,184,587	(a)	2,775,772		750,000		4,882,692	11,646,275

(a)	Payable pursuant to the executive’s Non-Compete Agreement under which the executive is bound by non-competition provisions.

(b)	Cash severance amounts do not include any adjustment up or down to RCP amounts for the Corporate Net Income Adjustment, which will be determined at the conclusion of the respective three-year deferral periods.

(c)	Represents payments under the Company’s short-term and long-term disability plans.

(d)	Represents payments under the basic life insurance policy.

2009 Potential Payments to Mr. Muto upon the Occurrence of Certain Events

Component of Compensation	Executive’s Voluntary Termination		Termination by the Company For Cause	Termination by the Executive For Good Reason		Termination by the Company Without Cause		Termination due to the Executive’s Disability		Termination upon the Executive’s Death		Change in Control of Company without the Executive’s Termination	Change in Control of Company with Qualifying Termination
Cash Severance (base salary + bonus, if applicable)	$1,350,000	(a)	$—	$3,523,365	(a)(b)	$3,523,365	(a)(b)	$—		$—		$—	$6,956,779	(b)
Restricted Stock—Accelerated	—		—	—		—		—		—		1,774,075	1,774,075
Stock Options—Accelerated	—		—	—		—		—		—		1,458,767	1,458,767
Health & Welfare	13,512	(a)	—	13,512	(a)	13,512	(a)	13,512		—		—	33,781
Other	—		—	—		—		3,472,500	(c)	760,000	(d)	—	—
Excise Tax Gross-Up	—		—	—		—		—		—		—	3,727,596
Total	1,363,512	(a)	—	3,536,877	(a)	3,536,877	(a)	3,486,012		760,000		3,232,842	13,950,998

(a)	Payable pursuant to the executive’s Non-Compete Agreement under which the executive is bound by non-competition provisions.

(b)	Cash severance amounts do not include any adjustment up or down to RCP amounts for the Corporate Net Income Adjustment, which will be determined at the conclusion of the respective three-year deferral periods.

(c)	Represents payments under the Company’s short-term and long-term disability plans.

(d)	Represents payments under the basic life insurance policy.

DIRECTOR COMPENSATION

During fiscal year 2009, the Compensation Committee reviewed non-employee director compensation. In its review, the Committee considered compensation paid to directors at similarly situated companies and the time commitments required of the directors. It also received advice and recommendations from an outside compensation consultant regarding non-employee director compensation. In addition, as further explained below, since the Company’s stock was trading at unusually low levels during the early part of fiscal year 2009, the Compensation Committee determined that for the 2009 annual equity awards to directors, it would be appropriate to value the shares awarded at a higher level than its fair market value and accordingly grant to the directors a lower number of shares.

Directors who are employees of the Company do not receive any compensation for serving on the Board.

Cash Compensation

During fiscal year 2009, directors, other than Ms. Krill, received the following cash fees:

•	an annual fee of $40,000, payable in quarterly installments on February 1st, May 1st, August 1st and November 1st;

•	an attendance fee of $1,500 per Board meeting for the fifth and any subsequent Board meetings attended by the director during the year; and

•	an attendance fee of $1,500 per Board Committee meeting.

In addition, the Committee Chairs received the following fees:

•	the Audit Committee Chair received an annual fee of $30,000;

•	the Compensation Committee Chair received an annual fee of $20,000; and

•	the Nominating and Corporate Governance Committee Chair received an annual fee of $20,000.

In addition to the applicable fees above, the Non-Executive Chairman of the Board also received an additional annual cash fee of $60,000.

Equity Compensation

Non-employee directors receive an annual grant of restricted shares of the Company’s common stock valued at $90,000 on the date of the Company’s Annual Meeting of Stockholders. However, in fiscal year 2009, since the Company’s stock was trading at unusually low levels, the Compensation Committee determined that for purposes of determining the number of shares granted to each such director on the date of the 2009 Annual Meeting, the Company’s common stock would be valued at $8 per share, instead of its fair market value.

At the Company’s Annual Meeting of Stockholders, the Non-Executive Chairman receives an additional annual grant of restricted shares of the Company’s common stock valued at $65,000, and in 2009, the Committee also determined that his award would be calculated using an $8 per share stock price. The restricted shares of common stock awarded to the non-employee directors vest on the date of the next annual meeting. Generally, a director will forfeit his or her unvested restricted shares if he or she ceases to be a director prior to such date.

A non-employee director joining the Board receives an initial grant of restricted shares of the Company’s common stock valued at $150,000 on the grant date and vesting on the third anniversary thereof. The director will forfeit the unvested restricted shares if he or she ceases to be a director for any reason prior to the third anniversary of the date of grant.

The following table lists the compensation paid to the Company’s non-employee directors during fiscal year 2009.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a) (b) (c)	Total ($)
James J. Burke, Jr.	$56,500	$83,025	$139,525
Wesley E. Cantrell (d)	19,813	—	$19,813
Michelle Gass	52,000	83,025	$135,025
Dale W. Hilpert	72,000	83,025	$155,025
Ronald W. Hovsepian	139,951	142,988	$282,939
Linda A. Huett	49,000	83,025	$132,025
Michael W. Trapp	82,000	83,025	$165,025
Daniel W. Yih	52,000	83,025	$135,025

(a)	The amounts in this column reflect the grant date fair value of awards pursuant to the Company’s equity incentive plans in accordance with ASC 718-10. Assumptions used in the calculation of these amounts for the fiscal year ended January 30, 2010 are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended January 30, 2010 in the Company’s Annual Report on Form 10-K.

(b)	As of January 30, 2010, each of our current directors held 11,250 shares of unvested restricted stock, except for Ms. Gass, who held 39,552 shares, Mr. Hovsepian, who held 19,375 shares, and Mr. Yih, who held 16,342 shares.

(c)	As of January 30, 2010, each of the following directors held the respective number of unexercised options to purchase shares of the Company’s common stock: Mr. Burke, 28,500 shares; Ms. Gass, 0 shares; Mr. Hilpert, 16,875 shares; Mr. Hovsepian, 28,500 shares; Ms. Huett, 16,875 shares; Mr. Trapp, 24,375 shares; and Mr. Yih, 0 shares.

(d)	Mr. Cantrell’s service as a director of the Company ended on May 13, 2009.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Stockholders

The following table sets forth certain information as of March 1, 2010 concerning the beneficial ownership of the Company’s common stock by (i) each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding common stock, (ii) each current director, (iii) the Named Executive Officers, and (iv) all current directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to his or her shares of common stock. Beneficial ownership is calculated in accordance with the SEC rules and includes shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days.

Name of Beneficial Owner	No. of Shares of Common Stock	Percent of Class
T. Rowe Price Associates, Inc. (a)	6,944,925	11.82%
FMR LLC (b)	6,555,910	11.15%
BlackRock, Inc. (c)	4,285,619	7.29%
Columbia Wagner Asset Management, L.P. (d)	3,962,550	6.74%
Ronald W. Hovsepian (e)	63,630	*
Kay Krill (e)	1,749,529	2.92%
Christine Beauchamp (e)	174,875	*
Brian Lynch (e)	369,179	*
Gary Muto (e)	206,005	*
Michael Nicholson (e)	302,771	*
James J. Burke, Jr. (e)	270,337	*
Michelle Gass (e)	39,552	*
Dale W. Hilpert (e)	39,845	*
Linda A. Huett (e)	39,845	*
Michael W. Trapp (e)	47,345	*
Daniel W. Yih (e)	19,466	*
All Current Executive Officers and Directors as a Group (13 persons) (e)	3,524,461	5.94%

*	Less than 1%

(a)	In an amended Schedule 13G filed with the SEC on February 12, 2010, T. Rowe Price Associates, Inc. (“Price Associates”) reported beneficial ownership of 6,944,925 shares. Price Associates has sole voting power over 1,385,100 shares and sole dispositive power over 6,944,925 shares. Price Associates’ address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(b)	In an amended Schedule 13G filed with the SEC on January 11, 2010, FMR LLC and Edward C. Johnson 3d (“ECJ”) reported beneficial ownership of 6,555,910 shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of the 6,445,800 shares as a result of acting as investment adviser to various investment companies. ECJ and FMR LLC, through its control of Fidelity, and the Fidelity funds (the “Fidelity Funds”), each has sole power to dispose of the 6,445,800 shares. Neither FMR LLC nor ECJ has the sole power to vote or direct the voting of shares owed directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 110,110 shares as a result of its serving as investment manager of institutional accounts owning such shares. ECJ and FMR LLC, through its control of PGATC, each has sole dispositive power over 110,110 shares and sole power to vote or to direct the voting of 110,110 shares owned by the institutional accounts managed by PGATC. FMR LLC’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(footnotes continued on next page)

(footnotes continued from previous page)

(c)

In a Schedule 13G filed with the SEC on January 29, 2010, BlackRock, Inc. (“BlackRock”) reported beneficial ownership of, and sole dispositive power over, 4,285,619 shares. This filing amends the most recent Schedule 13G filing made by Barclays Global Investors, NA and certain of its affiliates with respect to the Company’s shares. As reported in the Schedule 13G filed by BlackRock on January 29, 2010, on December 1, 2009, Blackrock, Inc. completed its acquisition of Barclays Global Investors. BlackRock, Inc.’s address is 40 East 52nd Street, New York, NY 10022.

(d)	In a Schedule 13G filed with SEC on February 1, 2010, Columbia Wagner Asset Management, L.P. (“Columbia Wagner”) reported beneficial ownership of 3,962,550 shares. Columbia Wagner has sole voting power over 3,885,500 shares and sole dispositive power over 3,962,550 shares. Columbia Wagner’s address is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(e)	The shares listed include shares subject to stock options that are or will become exercisable within 60 days of March 1, 2010 as follows: Mr. Hovsepian, 28,500 shares; Ms. Krill, 1,127,190 shares; Ms. Beauchamp, 49,999 shares; Mr. Lynch, 134,833 shares; Mr. Muto, 49,583 shares; Mr. Nicholson, 48,916 shares; Mr. Burke, 28,500 shares; Ms. Gass, 0 shares; Mr. Hilpert, 16,875 shares; Ms. Huett,16,875 shares; Mr. Trapp, 24,375 shares; and Mr. Yih, 0 shares. The shares listed also include restricted shares which have not yet vested and which are subject to forfeiture as follows: Mr. Hovsepian, 19,375 shares; Ms. Krill, 491,701 shares; Ms. Beauchamp, 116,667 shares; Mr. Lynch, 210,558 shares; Mr. Muto, 141,250 shares; Mr. Nicholson, 131,892 shares; Mr. Burke, 11,250 shares; Ms. Gass, 39,552 shares; Mr. Hilpert, 11,250 shares; Ms. Huett, 11,250 shares; Mr. Trapp, 11,250 shares; and Mr. Yih, 16,342 shares.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain officers and holders of more than 10% of the Company’s common stock to file with the SEC and the New York Stock Exchange reports of their ownership and changes in their ownership of common stock. Based solely on a review of copies of Section 16(a) reports furnished to the Company, or written representations from certain reporting persons, the Company believes that during fiscal year 2009 all transactions were reported on a timely basis.

EXECUTIVE OFFICERS

The following table lists certain information regarding the executive officers of the Company:

Name	Position and Offices
Kay Krill	Chief Executive Officer, President and a Director
Christine Beauchamp	President, AnnTaylor Stores
Gary Muto	President, LOFT
Brian Lynch	President, Corporate Operations
Barbara K. Eisenberg	Executive Vice President, General Counsel and Corporate Secretary
Michael J. Nicholson	Executive Vice President, Chief Financial Officer and Treasurer

Information regarding Ms. Krill is set forth above under “Incumbent Class III Directors Term Expiring 2012”.

Christine Beauchamp, age 40. Ms. Beauchamp joined the Company as President of AnnTaylor Stores in August 2008 and from April 2008 until then, she provided strategic consulting services to the Company. Previously, since 2007 she was Chief Executive Officer and President of Victoria’s Secret Beauty Company, a subsidiary of Limited Brands, Inc, and from 2003 to 2007, she served as President and General Merchandise Manager of Victoria’s Secret Beauty Company.

Gary Muto, age 50. Mr. Muto joined the Company in November 2008 as President of LOFT. Previously, since 2007 he was President of Gap Adult and GapBody, a division of Gap, Inc., and from 2005 to 2007, he was President of Forth & Towne, also a division of Gap, Inc. Prior to that, from 2002 to 2005, Mr. Muto was President of Gap, N.A., and from 2001 to 2002, he was President of the Banana Republic division of Gap, Inc.

Brian Lynch, age 52. Mr. Lynch is President of the Company’s Corporate Operations. Previously, since 2006, he was Executive Vice President of the AnnTaylor Factory division and of the Company’s store operations. From 2004 to 2006, he was Senior Vice President of the AnnTaylor Stores division and of the Company’s store operations. Before joining the Company, Mr. Lynch was Senior Vice President of Gap, Inc. from 2000 and 2004.

Barbara K. Eisenberg, age 64. Ms. Eisenberg has been Executive Vice President, General Counsel and Corporate Secretary since 2005. Previously, she was Senior Vice President, General Counsel and Corporate Secretary of the Company from 2001 to 2005.

Michael J. Nicholson, age 43. Mr. Nicholson has been Executive Vice President, Chief Financial Officer and Treasurer since 2007. Previously, since 2006 he was Executive Vice President, Chief Operating and Financial Officer of Victoria’s Secret Beauty Company, a subsidiary of Limited Brands, Inc. From 2005 to 2006, he served as Senior Vice President and Chief Financial Officer of Victoria’s Secret Beauty Company and from 2001 to 2005 as its Vice President and Chief Financial Officer.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

From time to time, stockholders of the Company submit proposals that they believe should be voted on by the stockholders. The SEC has adopted regulations that govern the inclusion of such proposals in a company’s proxy materials. Pursuant to the SEC’s Rule 14a-8, the Company must receive any stockholder proposals intended to be presented at the 2011 Annual Meeting of Stockholders no later than December 7, 2010, in order for such proposals to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

The Company’s Bylaws provide that for a stockholder to nominate a director for election to the Company’s Board of Directors or to propose any other matter for consideration at the Company’s annual meeting (other than matters to be included in the Company’s proxy statement, which must be submitted in accordance with Rule 14a-8), that stockholder must give timely prior written notice to the Corporate Secretary of the Company of that stockholder’s intention to bring such business before the meeting, and such notice must contain certain information as set forth in our Bylaws. To be timely for the 2011 Annual Meeting of Stockholders, it must be received by the Company not less than 90 days nor more than 120 days prior to May 19, 2011, which will be the anniversary date of the prior year’s meeting (or if the date for the 2011 Annual Meeting is not within 25 days before or after the anniversary date of the prior year’s meeting, then not later than the tenth day following the first to occur of the day on which the notice of the date of the meeting is mailed or public disclosure thereof is made).

ADDITIONAL INFORMATION

Copies of the Company’s 2009 Annual Report to Stockholders, which includes audited financial statements, are being provided to stockholders of the Company with this proxy statement.

NEW YORK, NEW YORK

April 13, 2010

Exhibit A

THE ANNTAYLOR STORES CORPORATION

2003 EQUITY INCENTIVE PLAN, AS AMENDED

1. Purpose.

This 2003 Equity Incentive Plan (the “Plan”) is intended to encourage stock ownership by employees of AnnTaylor Stores Corporation (the “Corporation”), its divisions and Subsidiary Corporations, so that they may acquire or increase their proprietary interest in the Corporation, and to encourage such employees to remain in the employ of the Corporation, its divisions and Subsidiary Corporations, and to put forth maximum efforts for the success of the business. The Plan is also intended to encourage Directors of the Corporation who are not employees or officers of the Corporation or its Subsidiary Corporations (“Eligible Directors”) to acquire or increase their proprietary interest in the Corporation and to further promote and strengthen the interest of such Eligible Directors in the development and financial success of the Corporation and to assist the Corporation in attracting and retaining highly qualified Directors.

2. Definitions.

As used in this Plan, the following words and phrases shall have the meanings indicated:

(a)	“CAUSE” used in connection with the termination of employment or service of a Grantee, shall, unless otherwise determined by the Committee, mean a termination of employment or service of the Grantee by the Corporation or a division or Subsidiary Corporation due to (i) the Grantee’s failure to render services in accordance with the terms of such Grantee’s employment or service, which failure amounts to a material neglect of such Grantee’s duties, (ii) the commission by the Grantee of an act of fraud, misappropriation (including, without limitation, the unauthorized disclosure of confidential or proprietary information) or embezzlement, or (iii) a conviction of or guilty plea or confession to any felony.

(b)	“CODE” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“COMMON STOCK” shall mean shares of the Corporation’s Common Stock, par value $.0068 per share.

(d)	“DISABILITY” shall mean a Grantee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(e)	“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended.

(f)	“EXECUTIVE OFFICER” shall mean an officer of the Corporation who is an “executive officer” within the meaning of Rule 3b-7 under the Exchange Act.

(g)	“FAIR MARKET VALUE” per share as of a particular date shall mean (i) the closing sales price per share of Common Stock as reported on the New York Stock Exchange (or if the shares of Common Stock are not then traded on such exchange, on the principal national securities exchange on which they are then traded) for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then traded on a national securities exchange but are traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee (as defined in Section 3 hereof) in its discretion may determine.

(h)	“GRANTEE” shall mean a person to whom an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Unit Award has been granted.

(i)	“INCENTIVE STOCK OPTION” shall mean an Option that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(j)	“NONSTATUTORY STOCK OPTION” shall mean an Option that is not intended to be an Incentive Stock Option.

(k)	“OPTION” shall mean the right, granted to a Grantee pursuant to Section 6, to purchase a specified number of shares of Common Stock, on the terms and subject to the restrictions set forth in this Plan and by the Committee upon the grant of the Option to the Grantee.

(l)	“PERFORMANCE GOAL” shall mean the specific objectives that may be established by the Committee, from time to time, with respect to an award granted under the Plan, which objectives may be based on one or more of the following, determined in accordance with generally accepted accounting principles, as applicable: revenue; net or gross comparable store sales; net income; gross margin; operating profit (corporate and/or divisional); earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; working capital; return on equity, assets, cash or cash equivalents on balance sheet, capital or investment; market share; sales (net or gross) measured by store, product line, territory, operating or business unit, customers, or other category; earnings or book value per share of Common Stock; earnings from continuing operations; net worth; turnover or shrinkage in inventory; levels of expense, cost or liability by store, product line, territory, operating or business unit or other category; appreciation in the price of Common Stock; total shareholder return (stock price appreciation plus dividends); implementation of critical projects or processes consisting of one or more objectives based on meeting specified market penetration, geographical business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions and budget comparisons; and personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions. Where applicable, the Performance Goal may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Corporation relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. Performance Goals may relate to the performance of a store, business unit, product line, division, territory, or the Corporation or a combination thereof.

(m)	“RESTRICTED SHARE” shall mean a share of Common Stock, awarded to a Grantee pursuant to Section 7, that is subject to the terms and restrictions set forth in this Plan and by the Committee upon the award of the Restricted Share to the Grantee.

(n)	“RESTRICTED UNIT” shall mean the right, awarded to a Grantee pursuant to Section 7, to receive a share of Common Stock or an amount in cash equal to the Fair Market Value of one share of Common Stock, on the terms and subject to the restrictions set forth in this Plan and by the Committee upon the award of the Restricted Unit to the Grantee.

(o)	“RETIREMENT” shall mean a Grantee’s voluntary termination of employment with the Corporation and its Subsidiary Corporations after age 65 with at least 5 years of service with the Corporation or its Subsidiary Corporations.

(p)	“STOCK APPRECIATION RIGHT” (or “SAR”) shall mean the right granted to a Grantee, pursuant to Section 6, to receive shares of Common Stock or cash upon exercise of a specified number of shares of Common Stock, on the terms and subject to the restrictions set forth in this Plan and by the Committee upon the grant of the SAR to the Grantee.

(q)

“SUBSIDIARY CORPORATION” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an Option, SAR, Restricted Stock Award or Restricted Unit Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Administration.

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”). The Committee shall consist solely of two or more members of the Board, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code, a “nonemployee director” within the meaning of Rule 16b-3, as from time to time amended, promulgated under Section 16 of the Exchange Act, and an “independent director” within the meaning of the New York Stock Exchange Listed Company Manual.

The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options and SARs and to make awards of Restricted Shares and Restricted Units (“Restricted Stock Awards” and “Restricted Unit Awards,” respectively, and sometimes collectively with the grant of Options and SARs, “Grants”); to determine the purchase price of the shares of Common Stock covered by each Option (the “Option Price”); to determine the exercise price of the shares of Common Stock covered by each SAR (the “SAR Exercise Price”); to determine the persons to whom, and the time or times at which, Options, SARs, Restricted Stock Awards and Restricted Unit Awards shall be granted; to determine the number of shares to be covered by each Option and SAR and to determine the number of Restricted Shares and Restricted Units to be covered by each Restricted Stock Award and Restricted Unit Award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with grants of Options and SARs (“Option Agreements” and “SAR Agreements”) and Restricted Stock Awards and Restricted Unit Awards (“Restricted Award Agreements”); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing (but subject to the provisions of Section 6(k)), the Committee shall not have the authority to reduce the exercise price for any Option or SAR by repricing or replacing such Option or SAR unless the Corporation shall have obtained the prior consent of its stockholders.

The determinations of the Committee shall be binding and conclusive on all parties. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee shall have the authority in its discretion to delegate to specified officers of the Corporation the power to make Grants, including, without limitation, to determine the terms of such Grants, and the power to extend the exercisability of Options and SARs pursuant to Section 6(g) or 6(h) hereof, in each case consistent with the terms of this Plan (but only to the extent permissible under Section 409A of the Code, hereinafter, “Section 409A” and the provisions of Section 157 of the Delaware General Corporations Law) and subject to such restrictions, if any, as the Committee may specify when making such delegation; provided that the delegates shall not have authority to make Grants to, or extend the exercisability of Options and SARs held by, such delegates or any Executive Officer.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Grant made hereunder.

4. Eligibility.

Options, SARs, Restricted Stock Awards and Restricted Unit Awards may be granted to employees (including, without limitation, officers who are employees) of the Corporation or its present or future divisions and Subsidiary Corporations, and to Eligible Directors. In determining the persons to whom Options, SARs,

Restricted Stock Awards and Restricted Unit Awards shall be granted and the number of shares to be covered by each Option and SAR and the number of Restricted Shares and Restricted Units to be covered by each Restricted Stock Award and Restricted Unit Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A person to whom an Option has been granted hereunder is sometimes referred to herein as an “Optionee.”

A Grantee shall be eligible to receive more than one Grant during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5. Stock.

The shares of Common Stock available to be delivered upon issuance or settlement of Options, SARs, Restricted Share and Restricted Unit awards hereunder may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options, SARs, Restricted Shares and Restricted Units may be granted from time to time under this Plan (each such grant, a “Grant”) shall not exceed 11,750,000, of which no more than an aggregate of 5,760,000 shares may be used for Grants of Restricted Shares and Restricted Units, subject to approval by the shareholders of the Corporation of an increase in the number of shares authorized to be issued under the Plan at the Corporation’s regular annual meeting of shareholders in 2010, it being understood that awards may be made pursuant to the Plan contingent on such approval being subsequently attained. Under the Plan, no single employee may be granted Options and SARs in the aggregate covering more than 800,000 shares of Common Stock or Restricted Stock and Restricted Unit Awards (constituting performance based compensation within the meaning of Section 162(m) of the Code) covering more than 400,000 shares of Common Stock during any fiscal year of the Corporation. The limitations set forth in this Section 5 shall be subject to adjustment as provided in Section 6(k) or 7(f) hereof, as applicable.

If any shares subject to an Option, SAR, Restricted Share or Restricted Unit award are forfeited, canceled, exchanged or surrendered or if a Grant otherwise terminates or expires without a distribution to the Grantee in respect of all or a portion of the shares subject to the Grant, the shares of Common Stock with respect to such Grant shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Grants under the Plan. In connection with the exercise of a SAR (whether settled in cash or in shares of Common Stock) the excess of the number of shares of Common Stock with respect to which the SAR is exercised over the number of shares of Common Stock actually delivered to the Grantee (or in the case of a cash settlement, the number of shares equivalent in value to the cash delivered) in connection with such exercise shall again be available for Grants under the Plan. If any Restricted Units are forfeited, canceled, exchanged or surrendered or if a Restricted Unit Award otherwise terminates or expires without any payment being required to be made with respect to any of the Restricted Units subject thereto, then such Restricted Units (and, if applicable, the Common Stock subject thereto) shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Grants under the Plan. Notwithstanding the foregoing, the shares of Common Stock available for Grants under the Plan shall be reduced by the following: (i) shares tendered in payment of the exercise price of an award and (ii) shares tendered or withheld in respect of tax withholding obligations.

6. Terms and Conditions of Options and Stock Appreciation Rights.

Each Option and SAR granted pursuant to the Plan shall be evidenced by a written Option Agreement or SAR Agreement (as applicable) between the Corporation and the Grantee, which agreement shall comply with and be subject to the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

(a)	NUMBER OF SHARES. Each Option Agreement and SAR Agreement shall state the number of shares of Common Stock to which the Option or SAR (as applicable) relates. The number of shares subject to any Option and SAR shall be subject to adjustment as provided in Section 6(k) hereof.

(b)	TYPE OF OPTION. Each Option Agreement shall specifically state whether the Option is intended to be an Incentive Stock Option.

(c)	OPTION PRICE; SAR EXERCISE PRICE. Each Option Agreement and SAR Agreement shall state the Option Price or SAR Exercise Price (as applicable), which shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of the Option or SAR (as applicable); provided, however, a SAR granted in tandem with, but subsequent to, the Option may have a SAR Exercise Price not less than the Option Price of such Option (subject to the requirements of Section 409A of the Code). The Option Price and SAR Exercise Price shall be subject to adjustment as provided in Section 6(k) hereof. The date on which the Committee adopts a resolution expressly granting an Option or SAR shall be considered the day on which such Option or SAR is granted, unless such resolution expressly provides for a specific later date.

(d)	MEDIUM AND TIME OF PAYMENT OF OPTION PRICE. The Option Price shall be paid in full, at the time of exercise, (i) in cash, (ii) in shares of Common Stock having a Fair Market Value equal to such Option Price, (iii) in a combination of cash and shares, or (iv) in the sole discretion of the Committee, through a cashless exercise procedure involving a broker; provided, however, that such method and time for payment shall be permitted by and be in compliance with applicable law.

(e)	TERM AND EXERCISE OF OPTIONS AND SARS. Except as provided in Section 6(k) hereof or unless otherwise determined by the Committee (but subject to Section 9), the shares covered by an Option or SAR shall become exercisable over such period, in cumulative installments or otherwise, or upon the satisfaction of such Performance Goals or other conditions, as the Committee shall determine; provided, however, that, subject to Section 9, the Committee shall have the authority to accelerate the exercisability of all or any portion of any outstanding Option or SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate, and provided further, however, that such exercise period shall not (i) be earlier than one year from the date of grant of such Option or SAR (subject to Section 6(k)(2)), and (ii) exceed 10 years from the date of grant of such Option or SAR. The exercise period shall be subject to earlier termination as provided in Sections 6(g) and 6(h) hereof. An Option or SAR may be exercised, as to any or all full shares of Common Stock as to which the Option or SAR has become exercisable, by giving written notice of such exercise to the Secretary of the Corporation; provided, however, that an Option or SAR may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Option or SAR is then exercisable if such number of shares is less than 100).

(f)	OTHER CONDITIONS APPLICABLE TO SARS. A SAR may be granted in tandem with all or part of an Option (in which case the exercise of the Option or SAR, as applicable, will reduce the number of shares remaining for exercise under the SAR or Option, as applicable) or at any subsequent time during the term of such Option, or without regard to any Option. Upon the exercise of a SAR, the Grantee shall have the right to receive for each share for which the SAR is exercised the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at the time of grant) over (ii) the SAR Exercise Price. The Committee shall determine in its sole discretion and at the time of grant whether payment on exercise of an SAR shall be made in shares, cash, other property, or any combination thereof.

(g)

TERMINATION. Except as provided in this Section 6(g) and in Section 6(h) hereof (and except as otherwise provided in the applicable award agreement), an Option or SAR may not be exercised unless the Grantee is then in the employ or service of the Corporation or one of its divisions or Subsidiary Corporations, and unless the Grantee has remained continuously so employed or in service since the date of grant of the Option or SAR. In the event that the employment or service of a Grantee shall terminate or cease other than by reason of death, Disability, Retirement or a termination by the Company for Cause, all Options and SARs theretofore granted to such Grantee that are exercisable at the time of such termination may, to the extent not theretofore exercised or canceled, be exercised at any time within the earlier of when the Options or SARs expire pursuant to Section 6(e) hereof and three (3) months after such termination of employment or cessation of service, as applicable; provided, however, that the Committee may in its discretion extend the period for exercise of such Options or SARs to a date later than three (3) months after such separation or cessation date, but in any event not beyond the date on which the Option or SAR would otherwise expire pursuant to Section 6(e) hereof. Notwithstanding the foregoing, if the employment of a Grantee shall terminate voluntarily by the Grantee or by the Company for Cause, all Options and SARs theretofore granted to such Grantee shall, to the extent not theretofore exercised, terminate on the day following termination.

(h)	DEATH, DISABILITY OR RETIREMENT. If a Grantee shall die while employed by or in service to the Corporation or a Subsidiary Corporation, or if the Grantee’s employment or service shall terminate or cease by reason of Disability or Retirement, all Options and SARs theretofore granted to such Grantee, to the extent exercisable on the date of death or separation, may be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Option or SAR by bequest or inheritance or otherwise by reason of the death or Disability of the Grantee, at any time within three (3) years after the date of death or termination by reason of Disability or Retirement, or at such later time as the Committee may in its discretion determine, but in any event not beyond the date on which the Option or SAR would otherwise expire pursuant to Section 6(e) hereof.

(i)	NONTRANSFERABILITY OF OPTIONS AND SARS. Options and SARs granted under the Plan shall not be transferable except (i) by will or the laws of descent and distribution, or (ii) as specifically provided below in this Section (6)(i). Any Grantee may transfer Nonstatutory Stock Options and SARs to members of his or her Immediate Family (as defined below) if (x) the Option Agreement or SAR Agreement (as applicable) pursuant to which the Nonstatutory Stock Option or SAR was granted so provides, (y) such agreement was approved by the Board or the Committee, and (z) the Grantee does not receive any consideration for the transfer. “Immediate Family” means children, grandchildren, and spouse of the Grantee (including domestic partners under applicable law) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners. Any Nonstatutory Stock Option Agreement or SAR Agreement may be amended to provide for the transferability feature as outlined above, provided that such amendment is approved by the Board or the Committee. Any Nonstatutory Stock Option or SAR not granted pursuant to an Option Agreement or SAR Agreement expressly permitting its transfer shall not be transferable. During the lifetime of the Grantee, Options or SARs may be exercised only by the Grantee, the guardian or legal representative of the Grantee, or the transferee as permitted under this Section 6(i).

(j)	SPECIAL PROVISIONS APPLICABLE TO INCENTIVE STOCK OPTIONS. The provisions of this Section 6(j) shall apply to the grant of Incentive Stock Options, notwithstanding any other provision of the Plan to the contrary. Only employees of the Corporation or any Subsidiary Corporation may be granted Incentive Stock Options under the Plan. In the case of any Incentive Stock Option, to the extent the aggregate Fair Market Value (determined at the time such Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other Incentive Stock Option plans of the Corporation and any Subsidiary Corporation) exceeds $100,000, such Option shall be treated as a Nonstatutory Stock Option. In no event shall any employee who, at the time such employee would otherwise be granted an Option, owns (within the meaning of Section 424(d) of the Code) stock of the Corporation or any Subsidiary Corporation possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary Corporation, be eligible to receive an Incentive Stock Option under the Plan. To the extent an Incentive Stock Option is exercised more than three months following the termination of the Grantee’s employment (other than a termination resulting from the Grantee’s death or Disability), such Option shall be treated as a Nonstatutory Stock Option.

(k)

EFFECT OF CERTAIN CHANGES. (1) In the event that any dividend or other distribution is declared (whether in the form of cash, Common Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall adjust,

(i) the number and kind of shares of stock which may thereafter be issued in connection with Options and SARs hereunder, (ii) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Options and SARs, (iii) the exercise price, grant price or purchase price relating to any award, and (iv) the limitations set forth in Section 5; in such equitable manner as it deems appropriate, in its sole discretion, to prevent the dilution or enlargement of rights; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code. Any fractional shares resulting from such adjustment shall be disregarded.

(2) If an Acceleration Event (as defined below) shall occur while unexercisable Options or SARs remain outstanding under the Plan, such Options and SARs not theretofore exercisable by their terms shall become exercisable in full. An “Acceleration Event” shall occur if:

(A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who on the date hereof is a director or officer of the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities;

(B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (A) or (C) of this Section 6(k)(2)) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(C) there is consummated a merger or consolidation of the Corporation with any other entity other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

(D) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

Following the Acceleration Event, the Committee may provide for the cancellation of all Options or SARs then outstanding. Upon such cancellation, the Corporation shall make, in exchange for each such Option or SAR, a payment either in (i) cash; (ii) shares of the successor entity; or (iii) some combination of cash or shares thereof, at the discretion of the Committee, and in each case in an amount per share subject to such Option or SAR equal to the difference between the per share exercise price of such Option or SAR and the Fair Market Value of a share of Common Stock on the date of the Acceleration Event.

(3) In the event of a change in the Common Stock of the Corporation as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(4) The foregoing adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(5) Except as hereinbefore expressly provided in this Section 6(k), the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option or SAR. The grant of an Option or SAR pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

(l)	RIGHTS AS A STOCKHOLDER. A Grantee or a transferee of an Option or SAR shall have no rights as a stockholder with respect to any shares covered by the Option or SAR until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6(k) hereof.

(m)	PERFORMANCE GOALS. The Committee may determine that the vesting and/or payment of an Option or SAR shall be made subject to one or more Performance Goals. Performance Goals established by the Committee may be different with respect to different Grantees. The Committee shall have the authority to make equitable adjustments to any Performance Goal in recognition of unusual or nonrecurring events affecting the Corporation, its financial statements or its shares, in response to change in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, including any major settlement, judgment or any other material liability in connection with a litigation or governmental proceeding or investigation, or any gain, loss or expense related to the acquisition, disposition or discontinuance of a business or a segment of a business, or related to a change in accounting principles, or to reflect capital charges. With respect to Options or SARs granted to Executive Officers, the vesting and/or payment of which are to be made subject to Performance Goals, the Committee may comply with the applicable provisions of Section 162(m) of the Code, including, without limitation, those provisions relating to the pre-establishment and certification of such Performance Goals. With respect to Grantees who are not Executive Officers, Performance Goals may also include such individual objective or subjective performance criteria as the Committee may, from time to time, establish. Performance Goals applicable to any Option or SAR may include a threshold level of performance below which no portion of such Grant shall become vested and/or payable, and levels of performance at which specified percentages of such Grant shall become vested and/or payable.

(n)	OTHER PROVISIONS. The Option Agreements and SAR Agreements authorized under the Plan may contain such other provisions, including, without limitation, the imposition of (1) restrictions upon the exercise of an Option or SAR and (2) provisions that will result in the forfeiture of an Option or SAR and/or the shares acquired thereunder in the event the Grantee breaches covenants relating to non-competition, confidentiality and non-solicitation of employees and customers, as the Committee shall deem advisable.

7. Terms and Conditions of Restricted Stock Awards and Restricted Unit Awards.

Each Restricted Stock Award and Restricted Unit Award granted under the Plan shall be evidenced by a written Restricted Award Agreement between the Corporation and the Grantee, which agreement shall comply with, and be subject to, the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

(a)	NUMBER OF SHARES AND UNITS. The Committee shall determine the number of Restricted Shares to be awarded to a Grantee pursuant to the Restricted Stock Award and the number of Restricted Units to be awarded to a Grantee pursuant to a Restricted Unit Award.

(b)	NONTRANSFERABILITY. Except as set forth in subsections (f) and (h) of this Section 7, a Grantee may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of any Restricted Shares or Restricted Units awarded to said Grantee under this Plan, or any interest therein, except by will or the laws of descent and distribution, until the Restricted Period (as defined below) shall have elapsed, which Restricted Period shall be subject to Section 9 hereof. The Committee may also in its discretion impose such other restrictions and conditions on Restricted Shares and Restricted Units awarded as it deems appropriate including, without limitation, the imposition of provisions that will result in the forfeiture of Restricted Shares and Restricted Units in the event the Grantee breaches covenants relating to non-competition, confidentiality and non-solicitation of employees and customers. In determining the Restricted Period of an award, the Committee may provide that the restrictions shall lapse with respect to specified percentages of the awarded shares or units on successive anniversaries of the date of such award or upon the satisfaction of such other conditions as the Committee may impose, including, without limitation, the attainment of one or more Performance Goals. Subject to the occurrence of an Acceleration Event, as defined in Section 6(k)(2) (in which case the Restricted Period with respect to Restricted Stock Awards shall immediately end and the Restricted Period with respect to Restricted Units shall immediately end if permissible under Section 409A) and subject to Section 9, the Restricted Period shall not end with respect to a Restricted Stock Award or a Restricted Unit Award prior to one year following the date of grant, except for the Restricted Period of a Restricted Stock Award of 200 shares or less (as such shares may be appropriately adjusted by the Committee in the event of any change as set forth in Section 6(k)), which may end earlier than one year, but no earlier than 30 days following the date of grant. In no event shall the Restricted Period end with respect to a Restricted Stock Award or Restricted Unit Award prior to the satisfaction by the Grantee of any liability arising under Section 8 hereof. Any attempt to dispose of any Restricted Shares in contravention of any such restrictions shall be null and void and without effect. The period during which such restrictions on transfer, and such other restrictions as the Committee may impose, are in effect is referred to as the “Restricted Period”.

(c)	CERTIFICATES REPRESENTING RESTRICTED SHARES. The Corporation shall not be required to issue stock certificates representing Restricted Shares awarded to a Grantee until the Restricted Period related to such shares has lapsed. If any stock certificates representing Restricted Shares awarded pursuant to a Restricted Stock Award are issued prior to the lapse of the Restricted Period, such stock certificate shall bear an appropriate legend referring to such restrictions. Such certificates may be retained by the Corporation during the Restricted Period.

(d)	TERMINATION. If the Grantee’s continuous employment or service with the Corporation or any of its divisions or Subsidiary Corporations shall terminate for any reason prior to the expiration of the Restricted Period applicable to any Restricted Shares or Restricted Units granted to such Grantee, or prior to the satisfaction of any other conditions established by the Committee applicable to such Grant, any such Restricted Shares or Restricted Units then remaining subject to restrictions (after taking into account the provisions of subsections (f) and (h) of this Section 7) shall thereupon be forfeited by the Grantee and any such Restricted Shares shall be transferred to, and reacquired by, the Corporation or its Subsidiary Corporation at no cost to the Corporation or the Subsidiary Corporation. In such event, the Grantee, or in the event of his/her death, his/her personal representative, shall, with respect to any such shares, forthwith deliver to the Secretary of the Corporation any stock certificates in the possession of the Grantee or the Grantee’s representative representing the Restricted Shares remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Corporation.

(e)	RIGHTS AS A STOCKHOLDER. Upon receipt by a Grantee of a Restricted Stock Award, the Grantee shall possess all incidents of ownership of the Restricted Shares (subject to subsection (b) of this Section 7), including, without limitation, the right to receive or reinvest dividends (to the extent declared by the Corporation) with respect to such shares and to vote such shares.

(f)	EFFECT OF CERTAIN CHANGES. The number of Restricted Shares or Restricted Units subject to a Grant shall be appropriately adjusted by the Committee in the event of any circumstance described in Section 6(k)(1). Upon the occurrence of an Acceleration Event, as defined in Section 6(k)(2), all restrictions then outstanding with respect to a Restricted Stock Award shall automatically expire and be of no further force and effect. Upon the occurrence of an Acceleration Event, as defined in Section 6(k)(2), all restrictions then outstanding with respect to a Restricted Unit Award shall automatically expire and be of no further force and effect, and full payment in respect of such Restricted Unit Award shall be made as soon as practicable thereafter, but only if permissible under Section 409A; if such settlement is not permissible under Section 409A, then settlement shall occur in accordance with the other terms of the Restricted Unit Award.

(g)	PERFORMANCE GOALS. The Committee may determine that the vesting and/or payment of a Restricted Stock Award or a Restricted Unit Award shall be made subject to one or more Performance Goals. Performance Goals established by the Committee may be different with respect to different Grantees. The Committee shall have the authority to make equitable adjustments to any Performance Goal in recognition of unusual or nonrecurring events affecting the Corporation, its financial statements or its shares, in response to change in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business, or related to a change in accounting principles, or to reflect capital charges. With respect to Restricted Stock Awards or Restricted Unit Awards granted to Executive Officers, the vesting and/or payment of which are to be made subject to Performance Goals, the Committee may comply with the applicable provisions of Section 162(m) of the Code, including, without limitation, those provisions relating to the pre-establishment and certification of such Performance Goals. With respect to Grantees who are not Executive Officers, Performance Goals may also include such individual objective or subjective performance criteria as the Committee may, from time to time, establish. Performance Goals applicable to any Restricted Stock Award or Restricted Unit Award may include a threshold level of performance below which no portion of such Grant shall become vested and/or payable, and levels of performance at which specified percentages of such Grant shall become vested and/or payable.

(h)	OTHER PROVISIONS. Subject to Section 9, the Committee shall have the authority (and the Restricted Award Agreement may so provide) to cancel all or any portion of any outstanding restrictions and conditions prior to the expiration of the Restricted Period with respect to all or part of a Restricted Stock Award or Restricted Unit Award on such terms and conditions as the Committee may deem appropriate, provided that any such cancellation with respect to Restricted Unit Awards shall only be made in compliance with the provisions of Section 409A. The Restricted Award Agreements authorized under this Plan shall contain such other provisions not inconsistent with the terms hereof as the Committee shall deem advisable. Restricted Unit Awards shall be granted with terms and conditions which comply with or are exempt from the provisions of Section 409A and shall be administered and interpreted in a manner which causes such Restricted Unit Awards to continue to comply with or be exempt from the applicable provisions of Section 409A.

8. Withholding Taxes.

When a Grantee or other person becomes entitled to receive shares of Common Stock or cash pursuant to the exercise of an Option or SAR or upon the lapse of restrictions relating to a Restricted Stock Award, or to receive a cash payment or shares with respect to a Restricted Unit Award upon the lapse of restrictions relating thereto, the Corporation shall have the right to require the Grantee or such other person to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Unless otherwise prohibited by the Committee or by applicable law, satisfaction of the withholding tax obligation may be accomplished by any of the following methods or by a combination of such methods: (a) tendering a cash payment, (b) authorizing the Corporation to withhold from the shares of Common Stock or cash otherwise payable (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the minimum withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation and (c) delivering to the Corporation shares of Common Stock having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

9. Special Vesting Provisions.

(a) Subject to paragraph (c) below, to the extent that an Option or SAR is to become exercisable, or an award of Restricted Shares or Restricted Units is to vest, based upon the continued employment of the Grantee, such award shall become exercisable or vest (as the case may be) pursuant to a schedule that provides for exercisability or vesting at a rate no more rapid than in three equal increments on each of the first three anniversaries of the date of grant (subject to earlier exercisability or vesting upon an Acceleration Event or as may provided in an award agreement with respect to the grantee’s death, Disability, Retirement or termination without Cause).

(b) Subject to paragraph (c) below, to the extent an award of Restricted Shares is to vest, subject to one or more Performance Goals, such award shall vest no earlier than one (1) year from the date of grant (subject to earlier vesting upon an Acceleration Event or as may be provided in an award agreement with respect to the grantee’s death, Disability, Retirement or termination without Cause).

(c) Notwithstanding the provisions of subparagraphs (a) and (b) of Section 9, the Board and the Committee shall have the right to make awards on the following terms and accelerate the exercisability or vesting of awards as set forth below, provided that the aggregate of all such awards granted and so accelerated in any fiscal year shall not exceed 5.0% of the total shares then authorized under the Plan:

(i)	Grant time-vesting Options and SARs, time-vesting Restricted Shares and time-vesting Restricted Units pursuant to a schedule that provides for exercisability or vesting at a rate more rapid than in three equal increments on each of the first three anniversaries of the date of grant and performance-vesting Restricted Shares vesting sooner than one year from the date of grant (in all cases excluding earlier exercisability or vesting upon an Acceleration Event or as may be provided in an award agreement with respect to the Grantee’s death, Disability, Retirement or termination without Cause); and

(ii)	Accelerate the exercisability or vesting of an award other than upon an Acceleration Event or as may be provided in an award agreement with respect to the Grantee’s death, Disability, Retirement or termination without Cause.

10. Term of Plan.

Unless terminated earlier by the Board, the term of this Plan shall be 15 years from the date the Plan was adopted. No Option or SAR, Restricted Stock Award or Restricted Unit Award shall be granted pursuant to this Plan later than May 1, 2018, but Options, SARs, Restricted Shares and Restricted Units theretofore granted may extend beyond that date in accordance with their terms.

11. Amendment and Termination of the Plan.

The Board may, at any time and from time to time, suspend, terminate, modify or amend the Plan. Except as provided in Section 6 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Grant previously made, unless the written consent of the Grantee is obtained. Furthermore, except as provided in Section 6 hereof, no modification or amendment of the Plan shall be made that, without the approval of stockholders, would:

(a) increase the total number of shares reserved for the purpose of the Plan;

(b) reduce the exercise price for Options or SARs by repricing or replacing such Grants; or

(c) otherwise require approval under applicable law or the rules of the New York Stock Exchange (or such other national stock exchange upon which the Common Stock is listed).

The Committee shall not have the authority to cancel any outstanding Option or SAR and issue a new Option or SAR (as applicable)in its place with a lower exercise price; provided, however, that this sentence shall not prohibit an exchange offer whereby the Corporation provides certain Grantees with an election to cancel an outstanding Option or SAR and receive a grant of a new Option or SAR (as applicable) at a future date if such exchange offer only occurs with stockholder approval. Notwithstanding the foregoing, the Committee shall have the authority to amend the Plan and any award made hereunder to the extent necessary to cause the Plan or such award to comply with the provisions of Section 409A and such amendment shall not require the consent of the Grantee.

12. Effective Date.

The Plan was initially adopted on March 11, 2003 by the Board of Directors. The Plan has been amended from time to time thereafter, through March 10, 2010.

13. Miscellaneous.

(a)	EFFECT OF HEADINGS. The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

(b)	COMPLIANCE WITH LEGAL REQUIREMENTS. The Plan and the other obligations of the Corporation under the Plan and any agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Corporation, in its discretion, may postpone the issuance or delivery of Common Stock under any Grant as the Corporation may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules and regulations.

(c)	NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Corporation or any of its divisions or Subsidiary Corporations, to be entitled to any remuneration or benefits not set forth in the Plan or such agreement or to interfere with or limit in any way the right of the Corporation or such division or Subsidiary Corporation to terminate such Grantee’s employment.

(d)	GRANTEE RIGHTS. No Grantee shall have any claim to be made any Grant under the Plan, and there is no obligation for uniformity of treatment for Grantees. Except as provided specifically herein, a Grantee or a transferee of a Grant shall have no rights as a stockholder with respect to any shares covered by any Grant until the date of the issuance of a stock certificate for such shares.

(e)	BENEFICIARY. A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

14. Governing Law.

The Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.

Exhibit B

ANNTAYLOR STORES CORPORATION

ASSOCIATE DISCOUNT STOCK PURCHASE PLAN

1. Purpose.

AnnTaylor Stores Corporation hereby establishes the AnnTaylor Stores Corporation Associate Discount Stock Purchase Plan, as amended and restated as of May 15, 2008 and subsequently amended on March 10, 2010. This Plan is designed to provide eligible employees of the Company and its Designated Subsidiaries who wish to become shareholders in the Company with a convenient method of purchasing Common Stock through payroll deductions. It is believed that associate participation in the ownership of the Company will be to the mutual benefit of both associates and the Company. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.

2. Definitions.

As used in this Plan, the following capitalized terms shall have the meanings set forth below:

(a)	“Account” means the funds accumulated under the Plan with respect to an individual Participant as a result of deductions from the Participant’s paycheck for the purpose of purchasing stock under this Plan. The funds allocated to a Participant’s Account shall remain the property of the Participant at all times but may be commingled with the funds of other Participants or the Company.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Brokerage Investment Account” shall mean the Plan account at a brokerage firm selected by the Company, that is established for each Participant and in which all shares purchased by the Participant pursuant to the Plan are held until withdrawn, sold or delivered pursuant to Section 7 hereof.

(d)	“Business Day” means Mondays through Fridays, but excluding days on which banking institutions in the State of New York are required by law or regulation to be closed.

(e)	“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any further legislation or regulation amending, supplementing or superseding such section or regulation.

(f)	“Committee” means any committee appointed by the Board to administer the Plan. The members of the Committee shall serve at the pleasure of the Board. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company.

(g)	“Common Stock” means the common stock, par value $.0068, of the Company.

(h)	“Company” means AnnTaylor Stores Corporation.

(i)	“Compensation” means a Participant’s salary, wages, commissions, overtime pay, cash payments for incentive compensation and other special cash payments, except to the extent that any such item is specifically excluded by the Board of Directors. “Compensation” does not include sign-on bonuses, severance payments, car allowances, relocation expenses, moving expenses, or any other payment which could be considered as reimbursement for expenses, or non-cash compensation.

(j)	“Contribution” means amounts withheld by the Company, or a Subsidiary of the Company, from the Compensation of a Participant through payroll deductions under and in accordance with Section 6 of this Plan.

(k)	“Custodian” means the party or parties acting as such under the Servicing Agreement.

(l)	“Eligible Employee” has the meaning given to it in Section 4 of this Plan.

(m)	“Employee” means any salaried or hourly employee (including officers) of the Company or any of its Designated Subsidiaries (as defined below), whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. No Board member who is not also an employee of the Company or any of its Designated Subsidiaries shall be eligible to become a Participant under this Plan. For the purposes of this Plan, the employment relationship shall be treated as continuing intact while an Employee is on any Company-approved leave of absence.

(n)	“Fair Market Value” means, as of any given date, the closing price of the Company’s Common Stock on the New York Stock Exchange on the Trading Day immediately preceding such date. In the event that such price is not available, then the Fair Market Value of the Common Stock will be determined by the Committee in good faith, taking into account the most recent trading price of the Common Stock on the New York Stock Exchange, and such determination will be conclusive.

(o)	“Offering Commencement Date” means the first day of each Offering Period in which there will be an offering, commencing January 1 and then each subsequent April 1, July 1 and October 1, until the Plan terminates. A different date may be set by resolution of the Board. On each such date, the Company shall commence an offering by granting each Participant an option to purchase shares on the Purchase Date. Each option so granted shall be exercisable for the number of shares described in Section 7(a) herein, and shall be exercisable only on the Purchase Date.

(p)	“Offering Period” means the three-month period commencing with the Offering Commencement Date, during which Participants accrue funds in their Accounts. Each such period shall commence on January 1, April 1, July 1 or October 1 of each year that the Plan is in effect. The Board shall have the power to change the duration and/or the required frequency of the Offering Periods under the Plan with respect to future offerings and shall use its best efforts to notify Employees of any change at least 15 days prior to the scheduled beginning of the first Offering Period to be affected. In no event shall any option granted hereunder be exercisable more than twenty-seven months after its date of grant.

(q)	“Participant” means an Eligible Employee who has enrolled as a Participant in accordance with Section 6 of this Plan and whose participation has not terminated under Section 9 hereof.

(r)	“Plan” means this Amended and Restated AnnTaylor Stores Corporation Associate Discount Stock Purchase Plan, as amended from time to time.

(s)	“Purchase Date” means the last day of each Offering Period. On this date, the funds in the Participant’s Account shall be used to purchase shares of Common Stock of the Company pursuant to this Plan.

(t)	“Servicing Agreement” means an agreement entered into by and between the Company and the Custodian governing certain terms and conditions of the Plan and its operation. Such agreement may be modified from time to time.

(u)	“Subsidiary” means any corporation of which the Company now owns, or hereafter acquires, directly or indirectly, at least a majority of the outstanding voting capital stock. A “Designated Subsidiary” means any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in this Plan.

(v)	“Trading Day” means any Business Day on which the New York Stock Exchange, other national stock exchanges and the Nasdaq system are open for trading.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

3. Shares Subject to the Plan.

(a)	Number Available. The maximum number of shares that will be offered under the Plan is 2,800,000 shares of Common Stock (subject to adjustment pursuant to Section 3(d) hereof).

(b)	Character of Shares to be Issued. Shares sold under the Plan may be authorized and unissued shares or treasury shares.

(c)	Insufficient Number of Shares Available. If the total number of shares for which options are to be granted on any date in accordance with this Plan exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each Participant affected thereby.

(d)	Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Committee shall make such equitable adjustment as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

4. Eligibility.

(a)	Employees Eligible to Participate. Any Employee of the Company or a Designated Subsidiary is eligible to participate in this Plan, except (i) Employees who are employed by the Company for less than five calendar months in any calendar year and (ii) Employees who are citizens of a foreign country the laws of which prohibit the granting of options hereunder to its citizens.

(b)	Restrictions on Amount of Stock Which May be Purchased. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code); or (ii) which permits such Employee’s right to purchase stock under all employee stock purchase plans (as described in section 423 of the Code) of the Company and any Subsidiary to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted, which is when each Offering Period begins) for any calendar year in which such option would be outstanding at any time. In addition, the number of shares of Common Stock which may be purchased by any Employee with respect to any Offering Period shall not exceed 10,000 (subject to adjustment in accordance with Section 3(d) hereof). Any amounts received from an Employee which cannot be used to purchase stock as a result of any of the foregoing limitations will be returned to the Employee as soon as practicable, without interest.

5. Offerings and Plan Expiration.

(a)	There will be four quarterly consecutive offerings each year under the Plan. Offerings shall commence on January 1 and then on each subsequent April 1, July 1 and October 1, until the Plan terminates, and the final offering under this Plan shall commence on January 1, 2018 and terminate on March 31, 2018, which date shall be the expiration date of the Plan.

(b)	Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering. Unless the Participant withdraws from the Plan, or their participation in the Plan otherwise terminates as provided in Section 9, participation shall carry over from one Offering Period to the next, until the end of the final offering.

6. Election to Participate, Enrollment and Payroll Deductions.

(a)	An Eligible Employee may become a Participant by completing an enrollment agreement provided by the Company and filing it with the Company at least fifteen days prior to the Offering Commencement Date of the offering to which it relates. At that time, the Employee shall elect to have deductions made from his or her Compensation on each payday during the time the Employee is a Participant in an offering, at the rate of one percent to 15 percent (in increments of 1% only) of the Employee’s Compensation, as specified by the Employee in their enrollment agreement.

(b)	Payroll deductions for a Participant shall commence as of the Offering Commencement Date and shall end on the last day of such Offering Period, unless earlier terminated by the Participant as provided in Section 9.

(c)	All payroll deductions made for a Participant shall be credited to the Participant’s Account under the Plan. No interest will be earned on such payroll deductions. A Participant may not make any separate cash payment into such Account nor may payment for shares be made other than by payroll deduction.

(d)	A Participant may discontinue participation in the Plan as provided in Section 9, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the rate of the Participant’s payroll deductions for that Offering Period.

(e)	A Participant may modify the information set forth in their enrollment agreement (including the rate of the Participant’s payroll deductions for Contributions) at any time and from time to time by submitting a new enrollment agreement to the Company, which will become effective with the first Offering Commencement Date after receipt thereof by the Company or, if such new agreement is received less than fifteen days before the Offering Commencement Date, then effective with the next following Offering Commencement Date.

7. Purchase of Shares.

(a)	Number of Options. On each Offering Commencement Date, the Company shall be deemed to have granted to each Employee who was a Participant on such day an option to buy as many shares of Common Stock as the Participant will be able to buy with the Contributions credited to the Participant’s Account during the Offering Period in which such Offering Commencement Date occurs.

(b)	Exercise Of Option. On the Purchase Date, each Participant shall be deemed to have exercised the options granted by Section 7(a), and shall be deemed to have purchased, at the option purchase price determined in accordance with Section 7(c) hereof, such number of shares of Common Stock reserved for the purpose of the Plan as the Contributions credited to the Participant’s Account during the Offering Period in which the Purchase Date occurs will pay for.

(c)	Option Purchase Price. The option purchase price per share on any Purchase Date shall be the lower of (i) 85% of the Fair Market Value of the Common Stock on the Offering Commencement Date for the Offering Period in which the Purchase Date occurs and (ii) 85% of the Fair Market Value of the Common Stock on such Purchase Date.

(d)	Evidence of Stock Ownership. Promptly following the end of each Offering Period, the number of shares of Common Stock purchased by each Participant on the Purchase Date shall be deposited into a Brokerage Investment Account established in the Participant’s name with the Custodian. The Participant may, upon advance notice to the Company at the time of enrollment, direct that the Brokerage Investment Account be established in the names of the Participant and one other person designated by the Participant, as joint tenants with the right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law; provided, however, that in the case of any Brokerage Investment Account established on or after October 19, 2001, such account may only be established in the name of the Participant alone.

(e)	Risk. Participants assume all the risks associated with any decrease in the value of their Brokerage Investment Accounts. Participants specifically assume the risk that the balance in their Brokerage Investment Accounts may be more or less than the amount of Common Stock that they may have purchased pursuant to this Plan.

(f)	Sale of Common Stock. A Participant shall have the right to withdraw all or any number of shares in his or her Brokerage Investment Account and (i) to receive certificates representing whole shares, or (ii) to direct the Custodian to sell all or any portion of such shares and to receive the net proceeds of such sale. Following receipt of a request to sell shares, the Custodian shall, subject to the regulations of the Securities and Exchange Commission and unless otherwise agreed to between the Custodian and the Participant, make such sale for the Participant on the next Trading Day or as soon thereafter as practicable.

8. Administration.

(a)	Commissions and Expenses. Except as set forth in the next sentence, the Company shall be responsible for, and pay to the Custodian, all fees, expenses and commissions relating to the establishment and maintenance of Brokerage Investment Accounts, in accordance with the fee schedule agreed to between the Company and the Custodian in the Service Agreement. The foregoing notwithstanding, any fees, expenses and commissions relating to the sale of Common Stock, the purchase of Common Stock with funds other than payroll deductions, and the purchase and sale of anything other than Common Stock, shall be the responsibility of, and paid for by, the Participant.

(b)	Powers of the Committee. The Plan shall be administered by the Committee. The Committee may delegate any or all of its authority hereunder to such officer or officers of the Company as it may designate. The Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan and construe its provisions. Any determination by the Committee in carrying out, administering or construing this Plan shall be final and binding for all purposes and upon all interested persons and their respective heirs, successors, and legal representatives.

(c)	Employees’ Rights as Shareholders. No Participant shall have any rights as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 7 of this Plan and the stock has been issued by the Company. The Custodian shall provide a quarterly statement to each Participant showing all the transactions in the Participant’s Brokerage Investment Account, and the number of shares of Common Stock in such Brokerage Investment Account.

(d)	Voting Rights. The Custodian shall vote whole shares of Common Stock held in a Participant’s Brokerage Investment Account upon receipt of, and in accordance with, written directions timely received from the Participant. If the Custodian receives no such directions, the Custodian shall vote such shares, in its discretion, subject to applicable regulations.

(e)	Limitations. No action of the Company or of the Board in establishing this Plan, nor any action taken by the Company, any Designated Subsidiary, the Board or the Committee or its delegates under this Plan, nor any provision of this Plan, shall be construed as conferring upon any Employee any right to continued employment for any period by the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any Subsidiary to terminate such employment.

9. Termination of Participation.

(a)	Termination of Participation. A Participant’s participation in the Plan shall continue until the earliest of: (i) such time as the Participant notifies the Company in writing that the Participant wishes to withdraw from the Plan and such withdrawal becomes effective, in accordance with Section 9(b) hereof; (ii) the date of the Participant’s separation of employment of the Company or any of its Subsidiaries; and (iii) the termination of the Plan.

(b)	Withdrawal by Participant. A Participant may withdraw from an offering, in whole but not in part, at any time prior to the last Business Day of such offering, by delivering a new enrollment agreement to the Company. A withdrawal will be effective only if it is received by the Company as least 15 calendar days before the proposed date of withdrawal, provided that the Committee, in its discretion, may specify (on a uniform and nondiscriminatory basis) an earlier or later deadline for the submission of enrollment forms. When a withdrawal becomes effective, the Participant’s payroll deductions shall cease, and all amounts then credited to the Participant’s Account with respect to such offering shall be distributed to the Participant, without interest.

(c)	Loss of Eligibility. Participation in the Plan shall be automatically terminated upon the cessation of the Participant’s status as an Eligible Employee for any reason, including separation of employment. As soon as practicable after such separation, the Participant’s payroll deduction Contributions shall cease and all amounts then credited to the Participant’s Account during the offering in which the cessation of the Participant’s status as an Eligible Employee occurred shall be distributed to the Participant, without interest.

(d)	Re-entry. To re-enter the Plan as a Participant, an Eligible Employee must complete and deliver to the Company a new enrollment agreement, in accordance with Section 6 hereof.

(e)	Rights Not Transferable. No Employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to such Employee’s Account or any rights with regard to the exercise of an option to purchase shares under the Plan. If any such action is taken by the Employee, or any claim is asserted by any other person in respect of such right and interest, whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw from the Plan.

(f)	Death. In the event of the death of the Participant, the amount of payroll deductions not theretofore invested shall be refunded to the Participant’s estate, without interest, such payment to be made as soon as practicable.

10. Amendment or Termination of this Plan.

The Board at any time and from time to time may modify, amend, suspend or terminate this Plan or any part hereof, without notice, provided that no amendment that requires stockholder approval in order to comply with Section 423 of the Code shall be effective unless the same shall be approved by the requisite vote of stockholders of the Company. Amendments will not adversely affect stock options that have already been granted.

11. Compliance with Section 423.

This Plan is designed and intended to comply with Section 423 of the Code, and all provisions hereof shall be construed in a manner to so comply.

IN SUPPORT OF OUR COMPANY’S GREEN INITIATIVE, “ANN CARES ABOUT OUR PLANET”, THIS PROXY STATEMENT WAS PRINTED ON FSC CERTIFIED PAPER.

ANNTAYLOR STORES CORPORATION 7 TIMES SQUARE, 5TH FLOOR NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the cut-off date or the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the cut-off date or the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M23074-P87503 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    DETACH AND RETURN THIS PORTION ONLY

ANNTAYLOR STORES CORPORATION

The Board of Directors recommends you vote FOR the following proposals:
1. To elect the following three Class I directors to the Board of Directors of the Company:		For	Against	Abstain

1a.	Michelle Gass;	☐	☐	☐

1b.	Michael W. Trapp; and	☐	☐	☐

1c.	Daniel W. Yih	☐	☐	☐

							For	Against	Abstain
2. To approve amendments to the Company’s 2003 Equity Incentive Plan;							☐	☐	☐

3. To approve an amendment to the Company’s Associate Discount Stock Purchase Plan; and							☐	☐	☐

4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.							☐	☐	☐

You may also vote on such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The 2010 Annual Meeting of the Stockholders of AnnTaylor Stores Corporation (the “Company”) will be held at 8:00 A.M., local time, on Wednesday, May 19, 2010, at the Company’s offices at 7 Times Square, 5th floor, New York, New York 10036, for the purposes listed on the reverse side.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

Admission Ticket

This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, a government-issued picture identification.

M23075-P87503

AnnTaylor Stores Corporation

7 Times Square, 5th Floor

New York, NY 10036

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2010

The stockholder(s) hereby appoint(s) Barbara Eisenberg, Kay Krill and Michael Nicholson, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AnnTaylor Stores Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on May 19, 2010 at the Company’s offices, and at any adjournment or postponement thereof.

To the extent the undersigned holds shares of common stock of the Company through participation in the AnnTaylor Associate Discount Stock Purchase Plan and/or the AnnTaylor 401(k) Savings Plan, the undersigned is hereby providing instructions to the respective plan administrator on how to vote the shares which the undersigned is entitled to vote in connection with the Annual Meeting of Stockholders. If a signed proxy card is not returned and received by 11:59 p.m. on May 17, 2010, (i) in the case of shares held through the Associate Discount Stock Purchase Plan, the custodian shall not vote such shares, and (ii) in the case of Company shares held through the 401(k) Savings Plan, the trustee shall vote such shares in the same proportion as it voted shares for which it received instructions.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED “FOR ALL NOMINEES” LISTED AND “FOR” THE OTHER PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side